                                                Filed Pursuant to Rule 424(b)(5)
                                                               File No. 33-42337
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 28, 1998)

                                  $345,831,963
                                 (APPROXIMATE)

                       CAPSTEAD SECURITIES CORPORATION IV
               COLLATERALIZED MORTGAGE OBLIGATIONS, SERIES 1998-3
                             ---------------------
     The Collateralized Mortgage Obligations, Series 1998-3 (collectively, the "BONDS") consist of Class A Bonds, Class AX Bonds and Class R Bonds, all of which are being offered for sale hereunder. The original principal amount of one or more Classes of Bonds may be increased or decreased by up to 10% prior to their issuance, depending on the Mortgage Loans (as defined below) actually included in the Mortgage Pool (as defined below) and may be adjusted as necessary to obtain the required ratings on the Bonds. It is a condition to the issuance of the Class A Bonds, the Class AX Bonds and the Class R Bonds that they be rated "AAAr" by Standard & Poor's Ratings Services ("S&P") and "AAA" by Duff & Phelps Credit Rating Co. ("DCR" and, together with S&P, the "RATING AGENCIES").

                                                  (Cover continued on next page)
   THE BONDS WILL BE NONRECOURSE OBLIGATIONS SOLELY OF THE ISSUER AND DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE ADMINISTRATORS, THE UNDERWRITER OR
 ANY OF THEIR RESPECTIVE AFFILIATES. THE BONDS ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, THE ISSUER, THE ADMINISTRATORS, THE INDENTURE TRUSTEE,
  THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON.
                             ---------------------
THESE BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
    COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
     PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING AT PAGE S-15 OF THIS PROSPECTUS SUPPLEMENT AND UNDER "SPECIAL CONSIDERATIONS" AT PAGE 12 OF THE PROSPECTUS.

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                INITIAL PRINCIPAL
                                                    BALANCE(1)           BOND INTEREST RATE       STATED MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------
Class A.....................................       $345,831,863             Variable(4)           February 25, 2025
-----------------------------------------------------------------------------------------------------------------------
Class AX....................................           (3)                  Variable(4)           February 25, 2025
-----------------------------------------------------------------------------------------------------------------------
Class R.....................................           $100                 Variable(4)           February 25, 2025
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) Approximate, subject to adjustment as described herein.

(2) Determined as set forth under "Summary of Terms -- Maturity of the Bonds."

(3) The Class AX Bonds will be interest-only Bonds. Interest will accrue on the Class AX Bonds on the Class Notional Balance (as defined herein) thereof (initially, $345,831,963).

(4) Interest shall accrue from the Closing Date as described under "Description of the Bonds -- Payment of Interest."
                             ---------------------
     The Class A Bonds will be purchased by Greenwich Capital Markets, Inc. (the "UNDERWRITER") from the Issuer and will be offered by the Underwriter from time to time in negotiated transactions at varying prices to be determined at the time of sale. Net proceeds to the Issuer are expected to be approximately $345,000,000, after deducting expenses payable by the Issuer in connection with the Bonds and giving effect to the Underwriter's discount, which in the aggregate are estimated to be $832,000.

     The Class A Bonds are offered by the Underwriter when, as and if issued, delivered to and accepted by the Underwriter and subject to certain other conditions. It is expected that delivery of the Class A Bonds (the "BOOK ENTRY BONDS") will be made in book entry form only through the Same Day Funds Settlement System of The Depository Trust Company ("DTC") on or about September 29, 1998.

GREENWICH CAPITAL LOGO
         The date of this Prospectus Supplement is September 28, 1998.

(Cover continued from previous page)

         The Bonds will be collateralized by mortgage pass-through certificates (the "CERTIFICATES") evidencing the beneficial ownership interest in entire pools (each, a "MORTGAGE POOL") of certain first lien, fixed rate or adjustable rate mortgage loans secured by one- to four-family residential properties (the "MORTGAGE LOANS"). Certain of the Mortgage Loans (the "LIBOR LOANS") bear interest at a rate which is adjustable every six months at a specified margin over the average of the interbank offered rates for six month U.S. dollar deposits in the London market (the "LIBOR INDEX") based on quotations of major banks, in the case of certain of the LIBOR Loans, as published by The Wall Street Journal, and in the case of the remaining LIBOR Loans, as published by FNMA. Certain of the Mortgage Loans (the "CMT LOANS") bear interest at a rate which is adjustable annually at a specified margin over the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board (the "CMT INDEX"). Approximately 32.44% of the Mortgage Loans ("5/25 MORTGAGE LOANS") by Scheduled Principal Balance (as defined herein) bear interest at a rate which adjusts once during the life of such Mortgage Loans on a date specified in the related mortgage note (each, a "5/25 ADJUSTMENT DATE"), as described herein. The Mortgage Rates of 5/25 Adjustment Loans are adjusted on their respective 5/25 Adjustment Dates by reference to the FNMA posted annual yield (net) for 30-year standard conventional fixed rate mortgage commitments for delivery within 30 days (priced at par), as published in the Wall Street Journal, or in the event that such index is no longer available, an index selected by the relevant Administrator that is based on comparable information (the "FNMA INDEX"). The Certificates were created by the Pooling and Administration Agreements (the "POOLING AND ADMINISTRATION AGREEMENTS") described herein.

         Proceeds from the Certificates pledged as collateral to secure the Bonds under the lien of the Indenture (the "TRUST ESTATE") are the sole source of payments on the Bonds. Neither the Bonds nor the Certificates are insured or guaranteed by any government agency or instrumentality, the Issuer, the Administrators, the Indenture Trustee, the Underwriter or any other person or entity.

         Payments in respect of the Bonds will be made on the 25th day of each month or, if such day is not a business day, the immediately succeeding business day, commencing in October 1998 (each, a "PAYMENT DATE"). As more fully described herein under "Description of the Bonds--Payments of Interest", interest payments on the Bonds will be based on the Current Principal Balance thereof (or on the Class Notional Balance, in the case of the Class AX Bonds) and the related Bond Interest Rates. Payments in respect of principal of the Bonds will be allocated among the two Classes of Bonds entitled to principal as described under "Description of the Bonds--Payments of Principal" herein.

         Each of the Mortgage Loans will have the limited benefit of a mortgage pool insurance policy (each, a "MORTGAGE POOL INSURANCE POLICY") issued by (i) General Electric Mortgage Insurance Corporation ("GEMICO"), (ii) PMI Mortgage Insurance Co. ("PMI") or (iii) United Guaranty Residential Insurance Company ("UGIC", and together with GEMICO and PMI, the "POOL INSURERS"), in each case, to the extent described herein. In addition, certain of the Mortgage Loans are covered by primary mortgage insurance. Each Mortgage Loan will also have either (i) the limited benefit of a Special Hazard Insurance Policy or (ii) limited rights to assets in a Special Hazard Account (including proceeds under a Special Hazard Insurance Policy); and each Mortgage Loan will have limited rights to assets in a Bankruptcy Account, as described herein. Additional residential mortgage loans, other than the Mortgage Loans evidenced by the Certificates (the "OTHER MORTGAGE LOANS"), will also have the benefit of certain of the Mortgage Pool Insurance Policies, and/or will have rights to assets in certain of the Special Hazard Accounts (including proceeds under the applicable Special Hazard Insurance Policy) and in certain of the Bankruptcy Accounts. The Mortgage Loans and the Other Mortgage Loans are referred to collectively herein as the "POOL INSURED LOANS". In addition, the 1992 PA, 1993 PA and 1992 XIV Certificates will have the limited benefit of a financial guaranty insurance policy (the "FINANCIAL GUARANTY INSURANCE POLICY") issued by Financial Security Assurance, Inc. ("FSA"), which also covers certain other series of mortgage pass-through certificates issued by an affiliate of the Issuer. See "Description of Insurance, Special Hazard Accounts and Bankruptcy Accounts".

         The yield on each Class of Bonds will depend upon its purchase price, its interest rate and the timing of principal payments on the Mortgage Loans. The yield on each Class of Bonds will also be sensitive to the rate and timing of principal payments on the Mortgage Loans (including, for this purpose, prepayments and amounts received by virtue of condemnation, insurance or foreclosure, with respect to the Mortgage Loans), the actual characteristics of the Mortgage Loans and fluctuations in the level of the applicable LIBOR Index, the CMT Index and the FNMA Index. The Mortgage Loans are generally subject to prepayment at any time without penalty. The Mortgage Loan prepayment rates and the level of the LIBOR Index, the CMT Index and the FNMA Index are each likely to fluctuate significantly from time to time. Investors should consider the associated risks, including:

     o THE BONDS MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS BECAUSE OF THEIR COMPLEX NATURE. NO INVESTOR SHOULD PURCHASE THE BONDS UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND OTHER RISKS ASSOCIATED WITH THE BONDS.

     o EACH FORM OF CREDIT ENHANCEMENT WITH RESPECT TO THE MORTGAGE LOANS AND RELATED MORTGAGED PROPERTIES PROVIDES LIMITED COVERAGE AS TO CERTAIN TYPES OF LOSSES AND MAY PROVIDE NO COVERAGE AS TO CERTAIN OTHER TYPES OF LOSSES. THE COVERAGE UNDER CERTAIN FORMS OF CREDIT ENHANCEMENT WILL BE SUBJECT TO PERIODIC REDUCTION. SATISFACTION OF CERTAIN CONDITIONS PRECEDENT IS REQUIRED WITH RESPECT TO EACH FORM OF CREDIT ENHANCEMENT BEFORE COVERAGE IS AVAILABLE FOR A LOSS ON A MORTGAGE LOAN OR ITS RELATED MORTGAGED PROPERTY. AS DESCRIBED ABOVE, CERTAIN FORMS OF CREDIT ENHANCEMENT COVER LOSSES WITH RESPECT TO OTHER MORTGAGE LOANS AND SUCH COVERAGE MAY BE EXPANDED TO COVER MORTGAGE LOANS NOT CURRENTLY COVERED BY SUCH CREDIT ENHANCEMENT. APPROXIMATELY 58% OF THE MORTGAGE LOANS (BY SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF
         DATE) HAVE THE EXCLUSIVE BENEFIT OF CERTAIN OF THE CREDIT ENHANCEMENT. OF THE REMAINING APPROXIMATELY 42% OF THE MORTGAGE LOANS, CERTAIN OF THE CREDIT ENHANCEMENT IS AVAILABLE TO COVER LOSSES WITH RESPECT TO OTHER MORTGAGE LOANS. TO THE EXTENT CREDIT ENHANCEMENT IS USED TO COVER LOSSES WITH RESPECT TO OTHER MORTGAGE LOANS, THE AMOUNT OF COVERAGE AVAILABLE FOR THE MORTGAGE LOANS WILL BE REDUCED. CONSEQUENTLY, A LOSS ON A MORTGAGE LOAN MAY NOT BE COVERED BY CREDIT ENHANCEMENT AND, THEREFORE, MAY RESULT IN LOSSES ON THE BONDS. SEE "DESCRIPTION OF INSURANCE, SPECIAL HAZARD ACCOUNTS AND BANKRUPTCY ACCOUNTS" HEREIN.

     o FASTER THAN ANTICIPATED MORTGAGE LOAN PREPAYMENT RATES CAN REDUCE THE WEIGHTED AVERAGE LIVES AND, THUS, THE YIELD OF BONDS PURCHASED AT A PREMIUM (AND, IN THE CASE OF THE CLASS AX BONDS, CAN RESULT IN THE FAILURE OF AN INVESTOR TO FULLY RECOVER ITS INVESTMENT).

     o SLOWER THAN ANTICIPATED MORTGAGE LOAN PREPAYMENT RATES CAN INCREASE THE WEIGHTED AVERAGE LIVES AND, THUS, REDUCE THE YIELD OF BONDS PURCHASED AT A DISCOUNT.

     o APPROXIMATELY 1.43% OF THE MORTGAGE LOANS (BY SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE) ARE LIBOR LOANS OR CMT LOANS THAT ARE CONVERTIBLE AT THE OPTION OF THE RELATED MORTGAGORS INTO FIXED-RATE MORTGAGE LOANS. PURSUANT TO THE TERMS OF THE RELATED SERVICING AGREEMENT, THE RELATED SERVICER MAY BE REQUIRED TO REPURCHASE ANY SUCH MORTGAGE LOAN WITH RESPECT TO WHICH A CONVERSION OPTION IS EXERCISED. SUCH REPURCHASE WOULD HAVE THE SAME EFFECT AS A PREPAYMENT IN FULL OF SUCH MORTGAGE LOAN, AND WOULD RESULT IN A COMMENSURATE PREPAYMENT OF PRINCIPAL ON THE BONDS. IN THE EVENT THAT A SERVICER FAILS (OR IS NOT REQUIRED TO) PURCHASE A LIBOR LOAN OR A CMT LOAN WITH RESPECT TO WHICH A CONVERSION OPTION HAS BEEN EXERCISED, AND THE LIBOR INDEX OR THE CMT INDEX, AS APPLICABLE, PLUS THE RELATED LIBOR GROSS MARGIN OR CMT GROSS MARGIN (AS SUCH TERMS ARE DEFINED HEREIN), RESPECTIVELY FOR SUCH MORTGAGE LOAN IS HIGHER THAN THE NEW FIXED RATE FOR SUCH MORTGAGE LOAN, THE YIELD ON THE BONDS MAY BE LESS THAN WOULD HAVE BEEN THE CASE IN THE ABSENCE OF SUCH INTEREST RATE CONVERSION.

     o THE SERIES 1998-3 REMIC WILL BE SUBJECT TO THE SPECIAL "SINGLE-CLASS REMIC" RULES WHICH MAY CAUSE ADVERSE INCOME TAX CONSEQUENCES TO INVESTORS WHO ARE INDIVIDUALS, TRUSTS OR ESTATES. SEE "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL BONDS--REMIC EXPENSES; SINGLE CLASS REMICS" IN THE PROSPECTUS.

SEE "CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT FOR MORE SPECIFIC INFORMATION WITH RESPECT TO THE YIELD AND REINVESTMENT RISKS ASSOCIATED WITH EACH SPECIFIC TYPE OF BOND. SEE ALSO "RISK FACTORS" HEREIN.

         There is currently no secondary market for the Bonds and there can be no assurance that one will develop. The Underwriter intends to establish a market in the Class A Bonds but is not obligated to do so. There is no assurance that any such market, if established, will continue or will provide investors with a sufficient level of liquidity.

         For federal income tax purposes, a real estate mortgage investment conduit (a "REMIC") election will be made with respect to the Series 1998-3 Bonds. As described more fully herein, the Class A Bonds and the Class AX Bonds will represent "regular interests" in the Series 1998-3 REMIC, and the Class R Bonds will represent the residual interest in the Series 1998-3 REMIC. See "Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences--REMIC Bonds" in the Prospectus.

         The Class R Bonds may not be purchased by Plans (as defined herein), persons acting on behalf of Plans, or persons using assets of Plans (each of the foregoing, a "PLAN INVESTOR") and the Class AX may not be transferred to a Plan Investor, except as described herein. Each purchaser of a Class AX Bond will be deemed to represent, by virtue of its acquisition thereof, that it is not a Plan Investor, unless such purchaser provides a Benefit Plan Opinion (as defined herein) or, in the case of an insurance company, a representation letter as described herein.

         The information set forth herein under "Summary of Terms--The Mortgage Pool", "Description of the Mortgage Loans" and "The Administrators" is based on information that has been provided by the Administrators. No representation is made by the Issuer, the Underwriter, the Indenture Trustee or any of their respective affiliates as to the accuracy or completeness of the information provided by the Administrators.

                                 _______________

         No person is authorized in connection with this offering to give any information or to make any representation about the Issuer, the Administrators, the Indenture Trustee, the Bonds, or any other matter referred to herein, other than those contained in this Prospectus Supplement or the Prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by the Issuer, the Administrators or the Indenture Trustee. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy securities other than the Bonds, or an offer to sell or a solicitation of an offer to buy securities in any jurisdiction or to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.

                                 _______________

         THE BONDS OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL BE PART OF A SEPARATE SERIES OF BONDS BEING OFFERED BY THE ISSUER PURSUANT TO ITS PROSPECTUS DATED SEPTEMBER 28, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL.

                                 _______________

         The Issuer will file with the Securities and Exchange Commission (the "COMMISSION") certain materials relating to the Mortgage Pool and the Bonds on Form 8-K. Such materials were prepared by the Underwriter for certain prospective investors, and, unless otherwise specified in such Form 8-K, the information included in such materials is subject to and is superseded by the information set forth in this Prospectus Supplement.

                                 _______________

                             AVAILABLE INFORMATION

         The Issuer has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement in accordance with the rules and regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding the Issuer. The address of such web site is http://www.sec.gov.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Certain documents filed with the Commission by the Issuer are incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the Prospectus. The Issuer will provide, without charge, to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be sent to Capstead Securities Corporation IV, CityPlace Center East, 2711 North Haskell Avenue, Suite 1000, Dallas, Texas 75204,
Attention:  Investor Relations, Tel. (214) 874-2500.


                           FORWARD-LOOKING STATEMENTS

         IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS "EXPECTS", "INTENDS", "ANTICIPATES", "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS", ARE INHERENTLY SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE ISSUER'S CONTROL.
THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE ISSUER EXPRESSLY DISCLAIMS ANY OBLIGATIONS OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE ISSUER'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH
STATEMENT IS BASED.   ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE
CONTAINED IN ANY SUCH FORWARD LOOKING STATEMENTS AS A RESULT OF THE MATTERS SET FORTH HEREIN UNDER "SUMMARY OF TERMS--YIELD AND PREPAYMENT CONSIDERATIONS" AND "YIELD AND PREPAYMENT CONSIDERATIONS" AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.


                             REPORTS TO BONDHOLDERS

         Unaudited monthly and annual reports concerning the Class A Bonds will be sent by the Indenture Trustee to Cede & Co., as the nominee of DTC and as the record holder of the Class A Bonds. DTC will supply such reports to Beneficial Owners of any such Class A Bonds in accordance with its procedures.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined have the meanings assigned in the Prospectus. See "Index of Significant Definitions" for the location in the Prospectus of the definitions of certain capitalized terms.

Title of  Bonds . . . . . . . .        Collateralized Mortgage Obligations,
                                         Series 1998-3  (the "BONDS").
Issuer  . . . . . . . . . . . .        Capstead Securities Corporation IV (the
                                         "ISSUER").  See "The Issuer" in the
                                         Prospectus.
Offered Bonds . . . . . . . . .        Collateralized Mortgage Obligations,
                                         Series 1998-3 in the Classes and
                                         approximate original principal amounts
                                         ("ORIGINAL PRINCIPAL AMOUNTS") (or, in
                                         the case of the Class AX Bonds, the
                                         original Class Notional Balance),
                                         subject to adjustment as described
                                         herein, specified on the cover page of
                                         this Prospectus Supplement. The
                                         aggregate Original Principal Amounts of
                                         the Bonds as of the Closing Date will
                                         not be less than approximately
                                         $311,248,767 nor more than
                                         approximately $380,415,159. The Class
                                         AX Bonds and the Class R Bonds are not
                                         being underwritten by the Underwriter
                                         but are being sold by the Issuer to
                                         Capstead Mortgage Corporation, the
                                         parent of the Issuer, upon issuance.

                                       The Bonds are sometimes referred to
                                         herein with the following designations:

                                         DESIGNATION              CLASSES
                                         -----------              -------

                                         REMIC Regular Bonds  Class A Bonds and
                                                                Class AX Bonds

                                         Residual Bonds       Class R Bonds

                                         Book Entry Bonds     Class A Bonds

                                       The Class A Bonds are "Book Entry Bonds"
                                         as defined in the Prospectus, and such
                                         Class will be issued initially in the
                                         form of a single certificate registered
                                         in the name of a nominee of The
                                         Depository Trust Company (the "CLEARING
                                         AGENCY"). Beneficial interests in the
                                         Book Entry Bonds will be held by
                                         beneficial owners of such Class of
                                         Bonds ("BENEFICIAL OWNERS") through the
                                         book-entry facilities of the Clearing
                                         Agency, as described herein, in
                                         denominations of $25,000, and in
                                         increments of $1 in excess thereof.
                                         Beneficial Owners will not receive
                                         registered definitive certificates
                                         representing their interests in the
                                         Book Entry Bonds except upon the
                                         termination of book entry registration
                                         ("BOOK ENTRY TERMINATION") which will
                                         occur only under certain limited
                                         circumstances. See "Description of Book
                                         Entry Procedures" in this Prospectus
                                         Supplement and "Special
                                         Considerations--Book Entry
                                         Registration" and "Description of the
                                         Bonds--Book Entry Registration" in the
                                         Prospectus.

                                       The Class AX Bonds and the Class R Bonds
                                         will be issued in registered definitive
                                         certificates ("DEFINITIVE BONDS") in
                                         the following minimum denominations:
                                         (i) Class AX Bonds, $100,000 of
                                         Notional Amount and increments of $1
                                         Notional Amount in excess thereof; and
                                         (ii) Class R Bonds, $100 of Original
                                         Principal Amount; except that one Class
                                         AX Bond may be issued in a different
                                         denomination. See "Description of the
                                         Bonds--General" in the Prospectus.

Administrators  . . . . . . . .        Capstead Mortgage Corporation, a
                                         Maryland corporation ("CMC"), will act
                                         as Administrator with respect to
                                         approximately 43% of the Mortgage

                                           Loans; First Nationwide Mortgage
                                           Corporation, a Delaware corporation
                                           ("FNMC"), will act as Administrator
                                           with respect to approximately 13% of
                                           the Mortgage Loans; and GE Capital
                                           Mortgage Services, Inc., a New
                                           Jersey corporation ("GE"), will act
                                           as Administrator with respect to
                                           approximately 44% of the Mortgage
                                           Loans, in each case, such percentage
                                           is determined by Scheduled Principal
                                           Balance as of the Cut-off Date.

Indenture Trustee . . . . . . .        Chase Bank of Texas, National
                                           Association, as trustee under the
                                           Indenture (the "INDENTURE TRUSTEE").

Cut-off Date  . . . . . . . . .        September 1, 1998 (the "CUT-OFF DATE").

Closing Date  . . . . . . . . .        On or about September 29, 1998 (the
                                           "CLOSING DATE").

Record Date . . . . . . . . . .        The Record Date for the Bonds for each
                                           Payment Date (as defined herein)
                                           will be the last day of the month
                                           preceding the month in which such
                                           Payment Date occurs.

Payment Date  . . . . . . . . .        The 25th day of each month or, if such
                                           25th day is not a business day, on
                                           the next succeeding business day,
                                           commencing in October 1998 (each, a
                                           "PAYMENT DATE").

Description of the Bonds  . . .        The Bonds will be issued pursuant to an
                                           Indenture and the related Series
                                           Supplement to be dated as of the
                                           Cut-off Date, as supplemented by the
                                           Series 1998-3 Series Supplement to
                                           be dated as of the Cut-off Date,
                                           (collectively, the "INDENTURE"),
                                           between the Issuer and the Indenture
                                           Trustee.  See "Description of the
                                           Bonds" herein.

Interest  . . . . . . . . . . .        Interest will accrue on the Bonds at the
                                           applicable Bond Interest Rate as
                                           described herein under "Description
                                           of the Bonds--Payments of Interest".

                                       Interest will accrue on the Bonds during
                                           the period commencing on the
                                           previous Payment Date (or in the
                                           case of the first Payment Date, the
                                           Closing Date) and ending on the day
                                           prior to the related Payment Date
                                           (each, an "INTEREST ACCRUAL
                                           PERIOD").  On each Payment Date, the
                                           amount of interest payable on the
                                           Bonds (the "ACCRUED BOND INTEREST")
                                           will equal interest for the number
                                           of days in the related Interest
                                           Accrual Period at the applicable
                                           Bond Interest Rate on the Class
                                           Current Principal Balance thereof
                                           (or, in the case of the Class AX
                                           Bonds, the Class Notional Balance)
                                           immediately prior to such Payment
                                           Date, calculated on the basis of a
                                           360-day year, less any Net Interest
                                           Shortfall allocated thereto on such
                                           date.  The "CLASS NOTIONAL BALANCE"
                                           of the Class AX Bonds for any
                                           Payment Date will equal the Class
                                           Current Principal Balances of the
                                           Class A Bonds and the Class R Bonds
                                           as of such date.

                                       The Bond Interest Rate on the Class A
                                           Bonds for each Interest Accrual
                                           Period (the "CLASS A BOND INTEREST
                                           RATE") will be a per annum rate
                                           equal to One-Month LIBOR (calculated
                                           as described herein) plus the Margin
                                           for such date, but in no event
                                           greater than the lesser of (x) the
                                           Net WAC for such date and (y) 8.50%
                                           per annum.  The "MARGIN" for each
                                           Payment Date occurring through and
                                           including the Initial Call Date (as
                                           defined herein), is equal to 0.18%;
                                           as to each Payment Date thereafter,
                                           the Margin will equal 0.36%.  To the
                                           extent of amounts on deposit in the
                                           Reserve Fund see "Description of the
                                           Bonds--Reserve Fund" herein.  The
                                           Class A Bonds will also be entitled,
                                           as described herein, to receive
                                           amounts in respect of Basis Risk
                                           Shortfalls (as defined herein).  On
                                           each Payment Date, the "BASIS RISK
                                           SHORTFALL" will equal the sum of (i)
                                           the excess of (x) the interest that
                                           would have accrued on the Class A
                                           Bonds during the
                                          preceding Interest Accrual Period,
                                          calculated at a per annum interest
                                          rate equal to the lesser of 8.50% and
                                          One-Month LIBOR plus the Margin for
                                          such Interest Accrual Period over (y)
                                          interest that would have accrued on
                                          the Class A Bonds during the preceding
                                          Interest Accrual Period at the Net WAC
                                          (as defined herein) for such Payment
                                          Date and (ii) the amount of any Basis
                                          Risk Shortfalls from prior Payment
                                          Dates remaining unpaid to the Class A
                                          Bondholders.

                                       The Bond Interest Rate on the Class AX
                                           Bonds for each Interest Accrual
                                           Period (the "CLASS AX BOND INTEREST
                                           RATE") will be a per annum rate
                                           equal to the excess of (x) the Net
                                           WAC for such date over (y) the Class
                                           A Bond Interest Rate for such
                                           Interest Accrual Period.  In the
                                           event of Basis Risk Shortfalls with
                                           respect to the Class A Bonds,
                                           interest otherwise payable to the
                                           Class AX Bonds will be deposited
                                           into the Reserve Fund  to cover such
                                           shortfalls.  See "Description of the
                                           Bonds--Payment of Interest".

                                       The Bond Interest Rate on the Class R
                                           Bonds (the "CLASS R BOND INTEREST
                                           RATE") will be equal to the Class A
                                           Bond Interest Rate.

                                       The Net WAC on any Payment Date will
                                           equal the weighted average (by
                                           principal balance) of the interest
                                           rates of the Certificates for such
                                           date, less the Indenture Trustee's
                                           Fee Rate.  The Indenture Trustee
                                           Rate is equal to 1/12th of 0.00385%.

Class A Principal Payments  . .        Principal will be paid monthly on each
                                           Payment Date on the Class A Bonds in
                                           an amount equal to the aggregate
                                           amount of distributions of principal
                                           received on or in respect of the
                                           Certificates on the distribution
                                           date (as defined herein) under the
                                           Pooling and Administration
                                           Agreements (a "CERTIFICATE
                                           DISTRIBUTION DATE") immediately
                                           preceding such Payment Date as
                                           reduced on the first Payment Date by
                                           $100 payable to the Class R Bonds.
                                           See "Description of the
                                           Bonds--Payments of Principal"
                                           herein.

Description of the
Certificates . . . . . . . . .         Each Certificate evidences a 100%
                                           interest in a whole pool of fixed
                                           rate and/or adjustable rate
                                           conventional mortgage loans secured
                                           by one- to four-family residential
                                           properties (each, a "MORTGAGE
                                           LOAN").  The following table sets
                                           forth certain information with
                                           respect to the Certificates:

                                                             Certificate Group       Administrator (1)        Pool Insurer (2)
                                                             -----------------       -----------------        ----------------
                                                             1991-VI                         GE               GEMICO
                                                             1991-VII                        GE               GEMICO
                                                             1992-V                          GE               GEMICO
                                                             1992-VI                         GE               GEMICO
                                                             1992-VII                        GE               GEMICO
                                                             1992-VIII                       GE               GEMICO
                                                             1992-IX                         CMC              GEMICO
                                                             1992-X                          GE               GEMICO
                                                             1992-XIV                      GE/FNMC            GEMICO/PMI
                                                             1991-B                          GE               GEMICO
                                                             1991-E                          GE               GEMICO
                                                             1992-PA                         FNMC             PMI
                                                             1992-GA                         CMC              GEMICO
                                                             1993-PA                         CMC              PMI
                                                             1994-UA                         CMC              UGIC
                                                             1994-GA                         CMC              GEMICO

                                       (1) See "Pooling, Administration and
                                           Servicing--Certain Matters Regarding
                                           the Administrators" herein.

                                       (2) See "Description of Insurance,
                                           Special Hazard Accounts and
                                           Bankruptcy Accounts" herein.

                                       Effective September 1, 1998, the Issuer
                                           succeeded to all of the rights and
                                           obligations as sponsor under each of
                                           the Pooling and Administration
                                           Agreements with respect to the
                                           Certificates (in such capacity, the
                                           "SPONSOR").

 The Mortgage Loans . . . . . .        All of the Mortgage Loans will be either
                                           fixed rate or adjustable rate,
                                           conventional mortgage loans secured
                                           by first liens on one- to
                                           four-family residential properties.
                                           The Mortgage Loans are fully
                                           amortizing.  The Mortgage Loans will
                                           have original terms to maturity of
                                           not more than 30 years.  See
                                           "Description of the Mortgage Loans
                                           and the Mortgaged Properties"
                                           herein.  Approximately 1.43% of the
                                           Mortgage Loans (in each case by
                                           Scheduled Principal Balance as of
                                           the Cut-off Date) contain a
                                           conversion option, pursuant to which
                                           the related Mortgagor may, after the
                                           satisfaction of certain conditions,
                                           elect to convert the rate of
                                           interest borne by such Mortgage Loan
                                           to a fixed rate of interest.
                                           Pursuant to the terms of the related
                                           Servicing Agreement, the related
                                           Servicer may be required to
                                           repurchase any such Mortgage Loan
                                           with respect to which a conversion
                                           option is exercised.  See "Certain
                                           Prepayment and Yield
                                           Considerations--Yield Considerations
                                           Relating to Interest Rate
                                           Conversions" herein.

Advances  . . . . . . . . . . .        Each Servicer will be obligated to make
                                           advances with respect to delinquent
                                           monthly payments on the Mortgage
                                           Loans serviced by it to the extent
                                           such advances are, in its judgment,
                                           recoverable to the extent described
                                           herein.  The Administrators will be
                                           obligated to make advances only to
                                           the extent that a Servicer would be
                                           obligated to make such advances but
                                           fails to do so.  See "Pooling,
                                           Administration and
                                           Servicing--Advances" herein.

Credit Enhancement  . . . . . .        Each Mortgage Loan will have the limited
                                           benefit of a Mortgage Pool Insurance
                                           Policy as described herein.  Each
                                           Mortgage Loan will also have either
                                           (i) the limited benefit of a Special
                                           Hazard Insurance Policy or (ii)
                                           limited rights to assets in a
                                           Special Hazard Account (including
                                           proceeds under a Special Hazard
                                           Insurance Policy); and each Mortgage
                                           Loan will have limited rights to
                                           assets in a Bankruptcy Account.  In
                                           addition, the Series 1992-PA,
                                           1993-PA and 1992- XIV Certificates
                                           will have the limited benefit of a
                                           financial guaranty insurance policy
                                           (the "FINANCIAL GUARANTY INSURANCE
                                           POLICY") issued by Financial
                                           Security Assurance, Inc. ("FSA"),
                                           which also covers certain other
                                           series of mortgage pass-through
                                           certificates issued by an affiliate
                                           of the Issuer.  EACH FORM OF CREDIT
                                           ENHANCEMENT WITH RESPECT TO THE
                                           MORTGAGE LOANS AND RELATED MORTGAGED
                                           PROPERTIES PROVIDES ONLY LIMITED
                                           COVERAGE AS TO CERTAIN TYPES OF
                                           LOSSES AND MAY PROVIDE NO COVERAGE
                                           AS TO CERTAIN OTHER TYPES OF LOSSES.
                                           MOREOVER, THE COVERAGE UNDER CERTAIN
                                           FORMS OF CREDIT ENHANCEMENT WILL BE
                                           SUBJECT TO PERIODIC REDUCTION.
                                           SATISFACTION OF CERTAIN CONDITIONS
                                           PRECEDENT IS REQUIRED WITH RESPECT
                                           TO EACH FORM OF CREDIT ENHANCEMENT
                                           BEFORE COVERAGE IS AVAILABLE FOR A
                                           LOSS ON A MORTGAGE LOAN OR ITS
                                           RELATED MORTGAGED PROPERTY.  THE
                                           OTHER MORTGAGE LOANS WILL ALSO HAVE
                                           THE BENEFIT OF CERTAIN OF THE
                                           MORTGAGE POOL INSURANCE POLICIES
                                           AND/OR WILL HAVE RIGHTS TO ASSETS IN
                                           CERTAIN OF THE SPECIAL HAZARD
                                           ACCOUNTS (INCLUDING PROCEEDS UNDER
                                           THE APPLICABLE SPECIAL HAZARD
                                           INSURANCE POLICY) AND IN CERTAIN OF
                                           THE BANKRUPTCY ACCOUNTS.  See
                                           "Description of Insurance, Special
                                           Hazard Accounts and Bankruptcy
                                           Accounts" herein for a description
                                           of the specific coverage available
                                           under each of the Mortgage Pool
                                           Insurance Policies, the Special
                                           Hazard Accounts and the Bankruptcy
                                           Accounts.

Certain Investment, Prepayment
  and Yield Considerations  . .        The yield to investors of the Bonds will
                                           be sensitive in varying degrees to
                                           the rate and timing of principal
                                           payments (including prepayments) on
                                           the Mortgage Loans, which can
                                           generally be prepaid at any time
                                           without penalty.  All investors
                                           should consider carefully the
                                           associated risks including, in the
                                           case of any Bonds purchased at a
                                           discount, the risk that a slower
                                           than anticipated rate of principal
                                           prepayments on the Mortgage Loans
                                           could result in an actual yield to
                                           investors that is lower than the
                                           anticipated yield and, in the case
                                           of any Bonds purchased at a premium,
                                           the risk that a faster than
                                           anticipated rate of principal
                                           prepayments on the Mortgage Loans
                                           could result in an actual yield to
                                           investors that is lower than the
                                           anticipated yield (or, in the case
                                           of the Class AX Bonds, the failure
                                           of such investor to fully recover
                                           its investment).

                                       The yield on the Bonds will be sensitive
                                           to (i) fluctuations in the levels of
                                           the LIBOR Indices used to determine
                                           the interest rates on the LIBOR
                                           Loans and (ii) fluctuations in the
                                           levels of the CMT Index used to
                                           determine the interest rates on the
                                           CMT Loans and (iii) the level of the
                                           FNMA Index used to adjust the 5/25
                                           Mortgage Loans on the 5/25
                                           Adjustment Dates.  In addition, the
                                           Bond Interest Rate on the Class A
                                           Bonds as to any Payment Date,
                                           although based on LIBOR, is subject
                                           to an interest rate ceiling equal to
                                           the lesser of the Net WAC and 8.50%
                                           per annum.  Based upon the payment
                                           performance of the Mortgage Loans
                                           underlying the Certificates, the Net
                                           WAC may either increase or decrease,
                                           independently of, and in some case
                                           inversely to, fluctuations in LIBOR,
                                           resulting in Basis Risk Shortfalls
                                           with respect to the interest payable
                                           on the Class A Bonds.  Although such
                                           Basis Risk Shortfalls will be
                                           payable on future Payment

                                           Dates from amounts on deposit in the
                                           Reserve Fund, there can be no
                                           assurance that amounts on deposit in
                                           the Reserve Fund will be sufficient
                                           to cover Basis Risk Shortfalls on any
                                           future Payment Dates. See
                                           "Description of the Bonds--Payments
                                           of Interest."

                                       The yield to investors on the Class AX
                                           Bonds will be extremely sensitive to
                                           the rate and timing of principal
                                           payments (including principal
                                           prepayments, defaults and
                                           liquidations) on the Mortgage Loans,
                                           which rate and timing of payments
                                           may fluctuate significantly over
                                           time.  A rapid rate of principal
                                           payments on the Mortgage Loans could
                                           result in the failure of the
                                           investors in the Class AX Bonds to
                                           recover their initial investment.
                                           In addition, in the event of Basis
                                           Risk Shortfalls with respect to the
                                           Class A Bonds (or a Reserve Fund
                                           Deficiency (as defined herein)),
                                           interest payable with respect to the
                                           Class AX Bonds will not be paid to
                                           Class AX Bondholders, but instead
                                           will be deposited into the Reserve
                                           Fund to cover such Basis Risk
                                           Shortfalls (or Reserve Fund
                                           Deficiency).  Such interest payments
                                           will be subsequently recovered by
                                           the Class AX Bondholders only to the
                                           extent that amounts on deposit in
                                           the Reserve Fund exceed the Reserve
                                           Fund Requirement.  See "Description
                                           of the Bonds--Reserve Fund."

                                       AS DESCRIBED HEREIN, APPROXIMATELY 1.83%
                                           OF THE MORTGAGE LOANS WERE
                                           DELINQUENT BETWEEN 30 AND 59 DAYS;
                                           APPROXIMATELY 0.49% OF THE MORTGAGE
                                           LOANS WERE DELINQUENT BETWEEN 60 AND
                                           89 DAYS; APPROXIMATELY 0.57% OF THE
                                           MORTGAGE LOANS WERE DELINQUENT IN
                                           EXCESS OF 90 DAYS (IN EACH CASE AS
                                           CALCULATED BY SCHEDULED PRINCIPAL
                                           BALANCE) AS OF SEPTEMBER 1, 1998.
                                           IN ADDITION, APPROXIMATELY 3.34% (BY
                                           SCHEDULED PRINCIPAL BALANCE) OF THE
                                           MORTGAGE LOANS WERE IN FORECLOSURE
                                           OR CONSTITUTED REAL ESTATE OWNED AS
                                           OF SEPTEMBER 1, 1998.  SEE "RISK
                                           FACTORS" HEREIN.


                                       With respect to the Mortgage Loans and
                                           the Certificates, principal payments
                                           in full may reduce the amount of
                                           interest available for payment to the
                                           Bondholders in the following month
                                           from the amount which would have been
                                           available in the absence of such
                                           prepayments. However, the Servicers
                                           are required to pay Compensating
                                           Interest payments in respect of such
                                           shortfalls. See "Description of the
                                           Bonds--Net Interest Shortfalls."

                                       Approximately 1.43% of the Mortgage
                                           Loans (by Scheduled Principal
                                           Balance as of the Cut-off Date) are
                                           LIBOR Loans or CMT Loans convertible
                                           at the option of the related
                                           Mortgagors into fixed rate mortgage
                                           loans.  Pursuant to the terms of the
                                           related Servicing Agreement, the
                                           related Servicer may be required to
                                           repurchase any such Mortgage Loan
                                           with respect to which a conversion
                                           option is exercised.  Such
                                           repurchase would have the same
                                           effect as a prepayment in full of
                                           such Mortgage Loan and would result
                                           in a commensurate prepayment of
                                           principal on the Bonds.  In the
                                           event that a Servicer fails (or is
                                           not required) to purchase a LIBOR
                                           Loan or a CMT Loan with respect to
                                           which a conversion option has been
                                           exercised, and the LIBOR Index or
                                           the CMT Index, as applicable, plus
                                           the related LIBOR Gross Margin or
                                           CMT Gross Margin, respectively, for
                                           such Mortgage Loan is higher than
                                           the new fixed rate for such Mortgage
                                           Loan, the yield on the Bonds may be
                                           less than would have been the case
                                           in the absence of such interest rate
                                           conversion.

                                       THE FOREGOING PARAGRAPHS ARE QUALIFIED
                                           IN THEIR ENTIRETY BY REFERENCE TO
                                           THE DETAILED INFORMATION APPEARING
                                           ELSEWHERE IN THIS PROSPECTUS
                                           SUPPLEMENT, PARTICULARLY UNDER
                                           "CERTAIN PREPAYMENT AND YIELD
                                           CONSIDERATIONS," WHICH PROVIDES A
                                           MORE DETAILED DISCUSSION OF VARIOUS
                                           FACTORS AFFECTING YIELDS ON THE
                                           BONDS.  NO INVESTMENT SHOULD BE MADE
                                           IN THE BONDS UNLESS AN INVESTOR HAS
                                           CONSIDERED CAREFULLY THE ASSOCIATED
                                           RISKS OF INVESTING IN SUCH BONDS AS
                                           DISCUSSED UNDER "CERTAIN PREPAYMENT
                                           AND YIELD CONSIDERATIONS" HEREIN.

Liquidity . . . . . . . . . . .        There is currently no secondary market
                                           for the Bonds, and there can be no
                                           assurance that one will develop.
                                           The Underwriter intends to establish
                                           a market in the Class A Bonds, but
                                           it is not obligated to do so.  There
                                           is no assurance that any such
                                           market, if established, will
                                           continue or will provide investors
                                           with a sufficient level of
                                           liquidity.  Each Bondholder will
                                           receive monthly reports pertaining
                                           to the Bonds as described under
                                           "Indenture--Reports by Indenture
                                           Trustee to Bondholders" in the
                                           Prospectus.  There are a limited
                                           number of sources which provide
                                           certain information about
                                           collateralized mortgage obligations
                                           in the secondary market, and there
                                           can be no assurance that any of
                                           these sources will provide
                                           information about the Bonds.
                                           Investors should consider the effect
                                           of limited information on the
                                           liquidity of the Bonds.

Maturity of the Bonds . . . . .        The Stated Maturity for each Class of
                                           Bonds will be the second Payment
                                           Date following the maturity date of
                                           the latest maturing Mortgage Loan
                                           underlying any Certificate, assuming
                                           that scheduled payments of principal
                                           and interest are timely received and
                                           that no prepayments are made with
                                           respect to such Mortgage Loan.  The
                                           rate of payments (including
                                           prepayments) on the Certificates
                                           will depend on the characteristics
                                           of the Mortgage Loans, as well as on
                                           the prevailing level of interest
                                           rates and other economic factors,
                                           and no assurance can be given as to
                                           the actual payment experience.
                                           Accordingly, the actual maturity of
                                           each Class of Bonds could occur
                                           significantly earlier than its
                                           Stated Maturity.  See "Description
                                           of the Bonds--Weighted Average Life
                                           of the Bonds" in this Prospectus
                                           Supplement and "Description of the
                                           Bonds--Maturity of the Bonds" in the
                                           Prospectus.

Optional Redemption   . . . . .         The Bonds may be redeemed in whole, but
                                           not in part, at the Issuer's option
                                           on any Payment Date on or after the
                                           earlier of:  (i) the Payment Date
                                           occurring in March 2001 (the
                                           "INITIAL CALL DATE") or (ii) each
                                           Payment Date on or after the date
                                           the Class Current Principal Balance
                                           of the Class A Bonds is less than
                                           25% of the Original Principal Amount
                                           thereof  (any such Payment Date is
                                           referred to herein as an "OPTIONAL
                                           REDEMPTION DATE").  To effect any
                                           such optional redemption the Issuer
                                           will be required to deposit into the
                                           Collection Account an amount (the
                                           "REDEMPTION PRICE") equal to the sum
                                           of the outstanding aggregate Class
                                           Current Principal Balance of the
                                           Bonds on such Payment Date (after
                                           giving effect to principal payments
                                           otherwise made on or prior to such
                                           date) plus accrued and unpaid
                                           interest thereon at the applicable
                                           Bond Interest Rate through the
                                           Optional Redemption Date.  See
                                           "Description of the Bonds--Optional
                                           Redemption" herein and in the
                                           Prospectus. In the event that the
                                           Issuer's option to redeem the Bonds
                                           is not exercised on the Initial Call
                                           Date, the Margin for each subsequent
                                           Payment Date will be increased to
                                           0.36%.

Federal Income Tax
   Consequences . . . . . . . .        For federal income tax purposes, an
                                           election will be made to treat the
                                           segregated pool of assets securing
                                           the Bonds as a real estate mortgage
                                           investment conduit (a "REMIC").
                                           Upon the issuance of the Bonds,
                                           Andrews & Kurth L.L.P., counsel to
                                           the Issuer, will deliver its opinion
                                           generally to the effect that,
                                           assuming compliance with all
                                           provisions of the

                                           Indenture and the Pooling and
                                           Administration Agreements, for
                                           federal income tax purposes, the
                                           Series 1998-3 REMIC will qualify as a
                                           REMIC within the meaning of Sections
                                           860A through 860G of the Internal
                                           Revenue Code of 1986 (the "CODE").
                                           For federal income tax purposes, the
                                           Class A Bonds and the Class AX Bonds
                                           will represent the "regular
                                           interests" in the Series 1998-3
                                           REMIC, and the Class R Bonds will
                                           represent the "residual interest" in
                                           the Series 1998-3 REMIC. In addition,
                                           for federal income tax purposes, the
                                           Class A Bonds will represent an
                                           undivided beneficial ownership
                                           interest in an interest rate cap
                                           contract that reflects the right to
                                           receive the Basis Risk Shortfall.

                                       Because the Class A Bonds and the Class
                                           AX Bonds will be considered REMIC
                                           regular interests, they will be
                                           taxable debt obligations under the
                                           Code, and interest paid or accrued
                                           on such Bonds, including any
                                           original issue discount, will be
                                           taxable to the holders of such Bonds
                                           in accordance with the accrual
                                           method of accounting, regardless of
                                           such Bondholder's usual method of
                                           accounting.  It is expected that the
                                           Class AX Bonds will be, and the
                                           Class A Bonds may be, treated as
                                           having been issued with original
                                           issue discount for federal income
                                           tax purposes.  In addition, it is
                                           possible that the Internal Revenue
                                           Service could treat a portion of the
                                           additional interest that would
                                           become payable on the Class A Bonds
                                           after the Optional Redemption Date
                                           as a result of the Issuer's election
                                           not to redeem the Bonds as
                                           reportable under the original issue
                                           discount rules.  See "Certain
                                           Federal Income Tax
                                           Consequences--REMIC Bonds--Taxation
                                           of Regular Bonds--Original Issue
                                           Discount" in the Prospectus.  The
                                           prepayment assumption that should be
                                           used in determining the rate of
                                           accrual of original issue discount,
                                           if any, with respect to the Bonds is
                                           40% of CPR (as defined herein).
                                           However, no representation is made
                                           herein as to the rate at which
                                           prepayments actually will occur.
                                           See "Certain Prepayment and Yield
                                           Considerations" herein.

                                       For federal income tax purposes, the
                                           Bonds, other than the portion of the
                                           Class A Bonds allocable to the
                                           interest rate cap contract,
                                           generally will be treated as
                                           "regular or residual interests in a
                                           REMIC" for domestic building and
                                           loan associations and as "real
                                           estate assets" for real estate
                                           investment trusts ("REITS"), subject
                                           to the described in "Certain
                                           Federal Income Tax Consequences" in
                                           the Prospectus.  Similarly, interest
                                           on the Bonds will be considered
                                           "interest on obligations secured by
                                           mortgages on real property" for
                                           REITs, subject to the limitations
                                           described in "Certain Federal Income
                                           Tax Consequences" in the Prospectus.

                                       For further information regarding the
                                           federal income tax consequences of
                                           investing in the Bonds see "Federal
                                           Income Tax Consequences" in this
                                           Prospectus Supplement and "Certain
                                           Federal Income Tax Consequences" in
                                           the Prospectus.

Federal Income Tax Aspects
   of Residual Bonds  . . . . .        For a discussion of certain tax matters
                                           regarding the Class R Bonds, see
                                           "Federal Income Tax Consequences" in
                                           this Prospectus Supplement and
                                           "Certain Federal Income Tax
                                           Consequences" in the Prospectus.

Restriction on Purchase and Transfer
   of Residual Bonds  . . . . .        For a discussion of restrictions on the
                                           purchase and transfer of the Class R
                                           Bonds, see "Certain Federal Income
                                           Tax Consequences--Special Tax
                                           Considerations Applicable to
                                           Residual Bonds--Restrictions on
                                           Transfer of a Residual Bond" in the
                                           Prospectus.

ERISA Considerations  . . . . .        For a discussion of certain ERISA
                                           considerations, see "ERISA
                                           Considerations" in this Prospectus
                                           Supplement and in the Prospectus.

Legal Investment  . . . . . . .        The Bonds offered hereby will constitute
                                           "mortgage related securities" for
                                           purposes of the Secondary Mortgage
                                           Market Enhancement Act of 1984
                                           ("SMMEA").  However, institutions
                                           whose investment activities are
                                           subject to legal investment laws and
                                           regulations or review by regulatory
                                           authority may be subject to
                                           restrictions on investment in the
                                           Bonds.  See "Legal Investment" in
                                           the Prospectus.

Bond Rating   . . . . . . . . .        It is a condition to the issuance of the
                                           Class A Bonds, Class AX Bonds and
                                           Class R Bonds that they be rated
                                           "AAAr" by Standard & Poor's Ratings
                                           Services ("S&P") and "AAA" by Duff &
                                           Phelps Credit Rating Co. ("DCR" and,
                                           together with S&P, the "RATING
                                           AGENCIES").  In assigning its
                                           ratings, neither S&P nor DCR
                                           expresses an opinion with respect to
                                           a Servicer's repurchase obligation
                                           (or lack thereof) in the event a
                                           Mortgagor elects to convert a
                                           Mortgage Loan from adjustable rate
                                           mortgage loan to a fixed rate
                                           mortgage loan.  Investors should be
                                           aware that there could be some
                                           variability in expected returns in
                                           the event of a failure on the part
                                           of a Servicer to repurchase
                                           converted Mortgage Loans.  The "r"
                                           component of the S&P rating is
                                           attached to highlight derivative,
                                           hybrid and certain other obligations
                                           that S&P believes may experience
                                           high volatility or high variability
                                           in expected returns due to noncredit
                                           risks.  See "Bond Ratings" in this
                                           Prospectus Supplement.

                                  RISK FACTORS

         Prospective investors in the Bonds should consider the following risk factors (as well as the factors set forth under the caption "Risk Factors" in the Prospectus) in connection with the purchase of a Bond. These factors are intended to identify the significant sources of risk affecting an investment in the Bonds. Unless the context otherwise indicates, any numerical or statistical information presented is based upon the characteristics of the Mortgage Loans as of the Cut-off Date.

ADEQUACY OF CREDIT ENHANCEMENT

         Each form of credit enhancement with respect to the Mortgage Loans and related Mortgaged Properties provides only limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. Moreover, the coverage under certain credit enhancement will be subject to periodic reduction. Satisfaction of certain conditions precedent is required with respect to each form of credit enhancement before coverage is available for a loss on a Mortgage Loan or its related Mortgaged Property. The Other Mortgage Loans will also have the benefit of certain of the Mortgage Pool Insurance Policies and/or will have rights to assets in the Special Hazard Accounts (including proceeds under the applicable Special Hazard Insurance Policy) and in the Bankruptcy Accounts. In addition, coverage under certain of the foregoing forms of credit enhancement may subsequently be expanded to cover residential mortgage loans not currently covered by such credit enhancement. Approximately 58% of the Mortgage Loans (by Scheduled Principal Balance as of the Cut-off Date) have the exclusive benefit of certain of the credit enhancement. Of the remaining approximately 42% of the Mortgage Loans, certain of the credit enhancement is available to cover losses with respect to Other Mortgage Loans. TO THE EXTENT CREDIT ENHANCEMENT IS USED TO COVER LOSSES WITH RESPECT TO THE OTHER MORTGAGE LOANS, THE AMOUNT OF COVERAGE AVAILABLE FOR THE MORTGAGE LOANS WILL BE REDUCED. CONSEQUENTLY, A LOSS ON A MORTGAGE LOAN MAY NOT BE COVERED BY CREDIT ENHANCEMENT AND, THEREFORE, MAY RESULT IN LOSSES ON THE RELATED CERTIFICATES AND CONSEQUENTLY THE BONDS. SEE "DESCRIPTION OF INSURANCE, SPECIAL HAZARD ACCOUNTS AND BANKRUPTCY ACCOUNTS".

DELINQUENT MORTGAGE LOANS

         As described herein, approximately 1.83% of the Mortgage Loans were delinquent between 30 and 59 days; approximately 0.49% of the Mortgage Loans were delinquent between 60 and 89 days; approximately 0.57% of the Mortgage Loans were delinquent in excess of 90 days (in each case as calculated by Scheduled Principal Balance) as of September 1, 1998. In addition, approximately 3.34% (by Scheduled Principal Balance) of the Mortgage Loans were in foreclosure or constituted real estate owned as of September 1, 1998. Investors should consider the risk that inclusion of such Mortgage Loans in the segregated pool of assets securing the Bonds may affect the rate of prepayments and Loan losses on the Mortgage Loans. In the event that Loan losses are not covered by the limited credit enhancement described herein, yields to Bondholders would be adversely affected.

GEOGRAPHIC CONCENTRATION

         Approximately 76.3% of the Mortgage Loans (by Scheduled Principal Balance as of the Cut-off Date) are secured by mortgaged properties ("MORTGAGED PROPERTIES") located in the State of California. Because of the relative lack of geographic diversity of the Mortgage Loans, losses on the Mortgage Loans may be higher than would be the case if the Mortgage Loans were more diversified. Certain of the Mortgaged Properties may be more susceptible to certain types of special hazards, such as earthquakes, landslides, fires, mudflows and other hazards, than residential properties located in other parts of the country. To the extent that any of the Mortgaged Properties may be the subject of damage caused by insured hazards, and insurance proceeds (not required to be applied to repair of the related Mortgaged Properties) are received by the Issuer in respect of such damage, such proceeds will be paid to the Class A Bondholders in advance of the scheduled receipt thereof and the effective yield to Class A Bondholders and the Class AX Bondholders may be adversely affected. In addition, the economy of the State of California may be adversely affected to a greater degree than the overall economy of the country by certain regional developments.

ADDITIONAL EFFECT OF PREPAYMENTS ON YIELD

         The extent to which the yield to maturity of a Class A Bond may vary from the anticipated yield will depend upon the degree to which it is purchased at a premium or discount, and the degree to which the timing of payments to holders thereof is sensitive to scheduled payments, prepayments, liquidations, defaults and purchases of Mortgage Loans. In the case of any Class A Bond purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments to the holders of the Class A Bonds (including without limitation principal prepayments on the Mortgage Loans) could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Class A Bond purchased at a premium, the risk that a faster than anticipated rate of principal payments to the holders of the Class A Bonds (including without limitation principal prepayments on the Mortgage Loans) could result in an actual yield to such investor that is lower than the anticipated yield. In the event that significant payments in reduction of the Class Current Principal Balance of the Class A Bonds are made to holders of such Class as a result of excessive prepayments, liquidations, repurchases and purchases of the Mortgage Loans, there can be no assurance that holders of the Class A Bonds will be able to reinvest such payments in a comparable alternative investment having a comparable yield. See "Certain Prepayment and Yield Considerations" in this Prospectus Supplement.

The yield to investors on the Class AX Bonds will be extremely sensitive to the rate and timing of principal payments (including principal prepayments, defaults and liquidations) on the Mortgage Loans, which rate and timing of payments may fluctuate significantly over time. A rapid rate of principal payments on the Mortgage Loans could result in the failure of the investors in the Class AX Bonds to recover their initial investment. In addition, in the event of Basis Risk Shortfalls with respect to the Class A Bonds (or a Reserve Fund Deficiency (as defined herein)), interest payable with respect to the Class AX Bonds will not be paid to Class AX Bondholders, but instead will be deposited into the Reserve Fund to cover such Basis Risk Shortfalls (or Reserve Fund Deficiency). Such interest payments will be subsequently recovered by the Class AX Bondholders only to the extent that amounts on deposit in the Reserve Fund exceed the Reserve Fund Requirement. (See "Description of the Bonds--Reserve Fund." in this Prospectus Supplement.

CERTAIN LEGAL CONSIDERATIONS

         In the event of the bankruptcy or insolvency of an affiliate of the Issuer, it is possible that a creditor, receiver, trustee in bankruptcy or other party in interest may claim that the transactions through which the Issuer acquired the Certificates were pledges of the Certificates rather than a true sale and that, accordingly, the Certificates should be part of such affiliate's bankruptcy estate. The transactions have been structured applying principles such that following the bankruptcy of such an affiliate, a court, in a proceeding considering the transfers of the Certificates from such affiliate to the Issuer, should treat the transfers of such Certificates as a true sale and, therefore, that the Certificates should not be part of such affiliate's bankruptcy estate. The Issuer and any such affiliate will treat transfers of the Certificates as sales for tax and accounting purposes, but such treatment will not preclude a creditor, receiver, trustee in bankruptcy or other party in interest of any such affiliate from pursuing such claim. If such transactions are determined to be sales to the Issuer, the Certificates would not be part of any such affiliate's bankruptcy estate and would not be available for distribution to any such affiliate's creditors or equity security holders.

         Additionally, in the event of the bankruptcy or insolvency of one of the Issuer's affiliates, a creditor, receiver, trustee in bankruptcy or other party in interest may seek a court order consolidating the assets and liabilities of the Issuer with the estate of such affiliate ("substantive consolidation") with the result that their combined estate would be made subject to their combined liabilities. Substantive consolidation may have an adverse impact on Bondholders. The transactions have been structured applying principles such that following the bankruptcy of an affiliate of the Issuer, a court, upon motion of a creditor, receiver, trustee in bankruptcy or other party in interest, should not consolidate the assets and liabilities of the Issuer and such affiliate on the basis of legal theories regarding substantive consolidation previously recognized by courts of competent jurisdiction in bankruptcy proceedings. The foregoing statement is based on and subject to a number of assumptions concerning facts and circumstances that have been noted, cited or acknowledged by courts adjudicating similar claims in prior cases and certain other assumptions regarding the separate corporate identities of the Issuer and its affiliates, many of which relate to the manner in which the Issuer and its affiliates have conducted and will conduct their respective businesses.


         If either of the foregoing positions is argued before a court, such argument could, even if ultimately unsuccessful, prevent timely payments of amounts due on the Bonds, and could result, if ultimately successful, in payment of reduced amounts on the Bonds.

BASIS RISK SHORTFALLS

         Basis Risk Shortfalls may occur with respect to the Class A Bonds as a result of the applicability of the Net WAC limitation on the Bond Interest Rate. Although amounts on deposit in the Reserve Fund are available to cover Basis Risk Shortfalls with respect to the Class A Bonds, no assurance can be given that amounts on deposit in the Reserve Fund will be sufficient to cover all such shortfalls, in which case the amount of interest paid on the Class A Bonds will be reduced. See "Description of Bonds--Payments of Interest" and "--The Reserve Fund".

5/25 MORTGAGE LOANS

         The initial Mortgage Rate on each 5/25 Mortgage Loan has been or will be adjusted once on the related 5/25 Adjustment Date. In the event that the adjusted Mortgage Rate on and after the related 5/25 Adjustment Date is below the then prevailing mortgage rates for similar loans, the related Mortgagors of the 5/25 Mortgage Loans may not be as likely to refinance such Mortgage Loans, which may result in a decrease in the rate of prepayment of such Mortgage Loans. Conversely, in the event that the adjusted Mortgage Rate on and after the related 5/25 Adjustment Date is greater than the then prevailing mortgage rates for similar loans, the Mortgagors of such 5/25 Mortgage Loans may be more likely to refinance such Mortgage Loans, which may result in an increase in the rate of prepayment of such Mortgage Loans. If the adjusted Mortgage Rate is higher than the initial Mortgage Rate, the repayment of the 5/25 Mortgage Loans will be dependent on the ability of the related Mortgagors to make larger monthly payments following the adjustment of the Mortgage Rate. Therefore, the rate of default on the 5/25 Mortgage Loans may be greater than that on other Mortgage Loans. To the extent that coverage under the credit enhancement described herein is insufficient to cover any such defaults, a loss to the Bondholders may result.


                            DESCRIPTION OF THE BONDS

         The following summaries describing certain provisions of the Bonds do not purport to be complete and are subject to, and are qualified in their entirety by reference to the Prospectus and the provisions of the Indenture and the Series Supplement to the Indenture relating to the Bonds offered hereby.

PAYMENTS OF INTEREST

         Interest on each Class of Bonds will be payable monthly on each Payment Date, commencing in October 1998. Interest will accrue on the Bonds at the variable rate per annum described herein (the "BOND INTEREST RATE") during each period commencing on the previous Payment Date (or in the case of the first Payment Date, the Closing Date) and ending on the day prior to the related Payment Date (each, an "INTEREST ACCRUAL PERIOD"). On each Payment Date, the amount of interest payable on the Bonds (the "ACCRUED BOND INTEREST") will equal interest for the related Interest Accrual Period at the applicable Bond Interest Rate on the Class Current Principal Balance (or in the case of the Class AX Bonds, the Class Notional Balance) of such Class immediately prior to such Payment Date, calculated on the basis of a 360-day year, less any Net Interest Shortfall allocated thereto on such date. See "Description of the Bonds--Payments of Interest" in the Prospectus.

         The Bond Interest Rate on the Class A Bonds for each Interest Accrual Period (the "CLASS A BOND INTEREST RATE") will be a per annum rate equal to One-Month LIBOR (calculated as described herein) plus the Margin for such date, but in no event greater than the lesser of (x) the Net WAC for such date and
(y) 8.50% per annum. The "MARGIN" for each Payment Date occurring through and including the Initial Call Date, is equal to 0.18%; as to each Payment Date thereafter, the Margin will equal 0.36%. To the extent of amounts on deposit in the Reserve Fund (see "The Reserve Fund" below), the Class A Bonds will also be entitled to receive amounts in respect of Basis Risk Shortfalls as described herein. On each Payment Date, the "BASIS RISK SHORTFALL" will equal the sum of
(i) the excess of (x) the interest that would have accrued on the Class A Bonds during the preceding Interest Accrual Period, calculated at a per annum interest rate equal to the lesser of 8.50% and One Month LIBOR plus the Margin for such Interest Accrual Period over (y) interest that would have accrued on the Class A Bonds during the preceding Interest Accrual Period at the Net WAC for such Payment Date and (ii) the amount of any Basis Risk Shortfalls from prior Payment Dates remaining unpaid to the Class A Bondholders.

         The Bond Interest Rate on the Class AX Bonds for each Interest Accrual Period (the "CLASS AX BOND INTEREST RATE") will be a per annum rate equal to the excess (if any) of (x) the Net WAC for such date over (y) the Class A Bond Interest Rate for such Interest Accrual Period.

         The Bond Interest Rate on the Class R Bonds (the "CLASS R BOND INTEREST RATE") will be equal to the Class A Bond Interest Rate.

         The "NET WAC" on each Payment Date is equal to the weighted average (by principal balance) of the interest rates of the Certificates for such date less the Indenture Trustee's Fee Rate. The "INDENTURE TRUSTEE'S FEE RATE" is a rate equal to 1/12th of 0.00385%.

NET INTEREST SHORTFALLS

         As to any Payment Date, the aggregate of (i) Interest Shortfalls and
(ii) Relief Act Shortfalls (collectively referred to as "NET INTEREST SHORTFALLS") will reduce the amount of cash available to pay interest on and principal of the Bonds. The aggregate of Net Interest Shortfalls will be allocated between the Class A and Class AX Bonds in proportion to the amount of Accrued Bond Interest that would have accrued in the absence of such Net Interest Shortfalls.

         A "RELIEF ACT SHORTFALL" means, with respect to any Payment Date and any Mortgage Loan that is subject to the Relief Act (as defined in the Prospectus), a shortfall in interest collections resulting from the application of the Relief Act to such Mortgage Loan.

         As used herein, "INTEREST SHORTFALL" means, with respect to any Payment Date and with respect to each Mortgage Loan for which a Principal Prepayment (as defined below) is paid on such Payment Date, the excess of one month's interest on such Mortgage Loan at the applicable Net Mortgage Rate thereon over the amount of interest actually paid by the Mortgagor (and, to the extent described herein, by the applicable Servicer in the case of a Compensating Interest (as defined below) payment with respect to such prepayment of principal) on such Mortgage Loan, computed at the applicable Net Mortgage Rate. For this purpose, the "NET MORTGAGE RATE" is calculated by deducting from the mortgage rate borne by such Mortgage Loan (the "MORTGAGE RATE"), as of the beginning of such Interest Accrual Period, the sum of (1) the applicable fee rate of the Servicer, (2) the fee rates of the Administrator and the Certificate Trustee under the applicable Pooling and Administration Agreement, as described herein, (3) premiums for the applicable Mortgage Pool Insurance Policy and the Special Hazard Insurance Policy described herein, in each case expressed as a percentage and (4) the Indenture Trustee's Fee Rate. No Interest Shortfalls are expected with respect to partial prepayments of principal since partial prepayments are generally applied either (i) as of the beginning of the calendar month following their receipt in accordance with the terms of the related Mortgage Note or (ii) as of the beginning of the calendar month of their receipt and remitted by the applicable Servicer with one month's worth of Compensating Interest (as described herein). A "PRINCIPAL PREPAYMENT" means any Mortgagor payment or other recovery of principal on a Mortgage Loan which is not applied by the applicable Servicer during the month of receipt to a scheduled payment under the Mortgage Loan and the portion of any Insurance Proceeds, Liquidation Proceeds or other collections representing similar payments.

         "COMPENSATING INTEREST" means interest, at the rate specified under the applicable Servicing Agreement, remitted to the applicable Certificate Trustee by a Servicer with respect to a Principal Prepayment for the period from the date of the prepayment through the last day of the month in which such prepayment is made. On each Payment Date, Compensating Interest payments by each Servicer with respect to Principal Prepayments will be available to make payments on the Bonds (and to pay fees of the Administrator, the Certificate Trustee and the Indenture Trustee), only to the extent such Compensating Interest Payments do not exceed the servicing fee actually collected by such Servicer with respect to payments on the Mortgage Loans remitted to the Certificate Trustee on the related Remittance Date.

CALCULATION OF ONE-MONTH LIBOR

         On the second Business Day preceding each Interest Accrual Period until the Class Current Principal Balance of the Class A Bonds has been reduced to zero, (each such date, an "LIBOR DETERMINATION DATE"), the Indenture Trustee will determine One-Month LIBOR (as defined below) for such Interest Accrual Period; provided, however, that One-Month LIBOR for the initial Interest Accrual Period will be 5.387%.

         "ONE-MONTH LIBOR" means, the London Interbank Offered Rate for one-month United States dollar-denominated deposits determined in accordance with the following provisions:

                 (i) The Indenture Trustee will request each of the designated reference banks meeting the criteria set forth herein (the "REFERENCE BANKS") to inform the Indenture Trustee of the quotation offered by its principal London office for making one-month United States dollar deposits in leading banks in the London interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. (For purposes of calculating One-Month LIBOR, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.) In lieu of making a request of the Reference Banks, the Indenture Trustee may rely on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), to the extent available.

                 (ii) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

                 (iii) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, One-Month LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) One-Month LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate.

                 (iv) If on any LIBOR Determination Date (except for the first LIBOR Determination Date), the Indenture Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided below, One-Month LIBOR shall be the One-Month LIBOR for the immediately preceding LIBOR Determination Date.

         The "RESERVE INTEREST RATE" shall be the rate per annum which the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Indenture Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Indenture Trustee, being so made, or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such LIBOR Determination Date to leading European banks.

         Each Reference Bank shall (i) be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market,
(ii) not control, be controlled by, or be under common control with the Indenture Trustee, and (iii) have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Indenture Trustee should terminate the appointment of any such Reference Bank, the Indenture Trustee will promptly appoint another leading bank meeting the criteria specified above.

         The establishment of One-Month LIBOR on each LIBOR Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Class A Bonds for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

PAYMENTS OF PRINCIPAL

         Except to the extent described herein, principal will be payable monthly on each Payment Date on the Class A Bonds and the Class R Bonds in an aggregate amount equal to the Principal Distribution Amount for such Payment Date. The "PRINCIPAL DISTRIBUTION AMOUNT" on each Payment Date will be equal to the lesser of (A) (i) the excess of all amounts on deposit in the Collection Account as of such Payment Date, over (ii) the Accrued Bond Interest on the Bonds for such Payment Date and the fee to be paid to the Indenture Trustee; and (B) the sum, without duplication, of (i) each scheduled payment of principal in respect of the Mortgage Loans collected or advanced by the applicable Servicer in the related Due Period and received by the applicable Administrator on the related Remittance Date, (ii) all partial and full principal prepayments collected by the applicable Servicer during such related Due Period and received by the applicable Administrator on the related Remittance Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds collected by the Servicer during the related Due Period and received by the applicable Administrator on the related Remittance Date, (iv) that portion of the purchase price of any repurchased Mortgage Loan which represents principal and is received by the applicable Administrator on the related Remittance Date, and (v) the proceeds received by the Indenture Trustee upon a liquidation of the Trust Estate (to the extent such proceeds relate to principal). Payments of principal will be made on the Bonds (other than the Class AX Bonds) as described under "Priority of Payments" below.

PRIORITY OF PAYMENTS

         Prior to the acceleration, if any, of the Bonds because of an Event of Default, on each Payment Date funds on deposit in the Collection Account, after payment of the fee payable to the Indenture Trustee on such Payment Date calculated at the Indenture Trustee's Fee Rate, will be applied to payments of interest on and principal of the Bonds in the following priority and amounts:

         "first, to the Bonds, pro rata, the Accrued Bond Interest thereon for such Payment Date; provided, however, that if on such Payment Date a Basis Risk Shortfall or Reserve Fund Deficiency (as defined at "Reserve Fund" below) exists, the amount otherwise payable to the Class AX Bonds pursuant to this clause will be reduced by an amount (the "Reserve Fund Deposit") equal to the lesser of (x) the sum of such Reserve Fund Deficiency and Basis Risk Shortfall and (y) either, in the event that a Basis Risk Shortfall exists, Accrued Bond Interest on the Class AX Bonds for such date or, in the event that a Reserve Fund Deficiency exists and a Basis Risk Shortfall does not exist for such date, 50% of Accrued Bond Interest on the Class AX Bonds for such date, and such Reserve Fund Deposit will be deposited into the Reserve Fund on such Payment Date and be applied as described at "The Reserve Fund" below; and provided further that any shortfall in available amounts (other than as described in the preceding proviso) will be allocated among such Classes in proportion to the amount of Accrued Bond Interest otherwise payable thereon."

         second, to the Bonds, any Accrued Bond Interest thereon remaining unpaid from previous Payment Dates, with any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Bond Interest remaining unpaid for each such Class for such Payment Date; provided, however, that any such unpaid amounts with respect to the Class AX Bonds to the extent they represent amounts that would have been deposited in the Reserve Fund in respect of Basis Risk Shortfalls or Reserve Fund Deficiencies on previous Payment Dates will not be payable to the Class AX Bonds but will instead be deposited in the Reserve Fund;

         third, to the extent of distributions received on the Certificates attributable to principal, to the Class R Bonds in reduction of the Class Current Principal Balance thereof, until the Class Current Principal Balance thereof has been reduced to zero;

         fourth, to the extent of distributions received on the Certificates attributable to principal, to the Class A Bonds in reduction of the Class Current Principal Balance thereof, until the Class Current Principal Balance thereof has been reduced to zero, and fifth, any remaining amounts will be paid to the Class R Bonds.

         In addition to the amounts payable to the Class A Bonds pursuant to priorities first, second and fourth above, the Class A Bonds are subject to additional payments of interest on any Payment Date as to which a Basis Risk Shortfall exists as described at "The Reserve Fund" below.

         No Accrued Bond Interest shall be payable under priorities first or second with respect to any Class of Bonds after the Payment Date on which the Current Class Principal Balance or Class Notional Balance thereof has been reduced to zero.

         With respect to any Bond (other than a Class AX Bond) and as of any Payment Date, the "CURRENT PRINCIPAL BALANCE" equals the initial principal amount of such Bond as of the Closing Date, as reduced by all amounts paid on previous Payment Dates on such Bond with respect to principal, and the "CLASS CURRENT PRINCIPAL BALANCE" is the aggregate of the Current Principal Balances of all Bonds of such class on said date. The "CLASS NOTIONAL BALANCE" of the Class AX Bonds for any Payment Date will equal the Class Current Principal Balances of the Class A Bonds and the Class R Bonds as of such date.

         On each Payment Date after an Event of Default pursuant to the Indenture (see "The Indenture--Events of Default" in the Prospectus) causing an acceleration of the Bonds, (i) Accrued Bond Interest on each Class of Bonds shall be paid pro rata in accordance with the amount of unpaid Accrued Bond Interest on each such Class of Bonds from all available funds in the Collection Account and (ii) payments of principal on each outstanding Class A or Class R Bond shall be paid pro rata out of remaining available funds in the Collection Account until the Class Current Principal Balance thereof has been reduced to zero.

RESERVE FUND

         The Indenture Trustee will establish and maintain a segregated trust account (the "RESERVE FUND") for the benefit of Bondholders. On the Closing date, the Issuer will make an initial deposit to the Reserve Fund of $5,000.
On each Payment Date, the Indenture Trustee is required to transfer for deposit to the Reserve Fund the amounts described in priorities first and second under "Priority of Payments." To the extent that a Basis Risk Shortfall exists on any Payment Date, subject to the sufficiency of funds then on deposit in the Reserve Fund, the Trustee will withdraw from the Reserve Fund and pay such amount to the Class A Bondholders on such Payment Date along with the amounts otherwise payable as described under "--Priority of Payments" above.

         A "Reserve Fund Deficiency" as to any Payment Date equals the excess of (x) the Reserve Fund Requirement for such date over (y) the amount on deposit in the Reserve Fund on such date. For this purpose, the "RESERVE FUND REQUIREMENT" as to any Payment Date equals $5,000; provided, however, that if on any Payment Date the Net WAC for such date exceeds LIBOR plus the applicable Margin by less than 0.25%, the Reserve Fund Requirement for such date will equal the product of 0.50% and the Class Current Principal Balance of the Class A Bonds for such date.

        If on any Payment Date amounts on deposit in the Reserve Fund exceed the Reserve Fund Requirement for such date, such excess shall be paid to the Class AX Bondholders on such Payment Date together with amounts otherwise payable to the Class AX Bondholders under "Priority of Payments" above. Upon retirement of the Class A Bonds, any amounts on deposit in the Reserve Fund shall be released to the Class AX Bondholders.

OPTIONAL REDEMPTION

         The Bonds may be redeemed in whole, but not in part, at the Issuer's option on any Payment Date on or after the earlier of: (i) the Payment Date occurring in March 2001 (the "INITIAL CALL DATE") or (ii) each Payment Date on or after the date the Class Current Principal Balance of the Class A Bonds is less than 25% of the Original Principal Amount thereof. To effect any such optional redemption the Issuer will be required to deposit into the Collection Account an amount (the "REDEMPTION PRICE") equal to the sum of the outstanding aggregate Class Current Principal Balance of the Bonds on such Payment Date (after giving effect to principal payments otherwise made on or prior to such date) plus accrued and unpaid interest thereon at the applicable Bond Interest Rate through the Optional Redemption Date. In the event that the Issuer's option to redeem the Bonds is not exercised on the Initial Call Date, the Margin for each subsequent Payment Date will be increased to 0.36%.

WEIGHTED AVERAGE LIFE OF THE BONDS

         The following information is given solely to illustrate the effect of prepayments of the Mortgage Loans on the estimated weighted average life of the Bonds under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Mortgage Loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Bonds will be influenced by the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes reductions of principal resulting from unscheduled full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions and repurchases by or on behalf of the Issuer).

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is a Constant Prepayment Rate ("CPR"). The CPR represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the Scheduled Principal Balance of the pool of mortgage loans for that month. As used in the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The Issuer makes no representations about the appropriateness of the CPR model.

         Modeling Assumptions. For purposes of preparing the tables below, the following assumptions (the "MODELING ASSUMPTIONS") have been made.

             (i) all scheduled principal payments on the Mortgage Loans are timely received on the first day of each calendar month, commencing on October 1, 1998, and no delinquencies or losses occur on such Mortgage Loans;

             (ii) the scheduled payments on the Mortgage Loans have been calculated on the outstanding principal balance (prior to giving effect to prepayments), the Mortgage Rate and the remaining term to stated maturity such that the Mortgage Loans will fully amortize by their remaining term to stated maturity;

             (iii) all scheduled payments of interest and principal have been made through the Cut-off Date;

             (iv) the Mortgage Loans prepay monthly at the specified percentages of CPR and no optional redemption of the Bonds occurs (except as indicated in the tables);

             (v)     prepayments include 30 days of interest thereon;

             (vi) the Bonds are issued on September 29, 1998 and each year will consist of 360 days;

             (vii) cash payments are received by the Bondholders on the 25th day of each month, commencing in October 1998;

             (viii) the Net Mortgage Rate for the Mortgage Loans is equal to the applicable Mortgage Rate, less the applicable Servicing Fee, the applicable Administrator's Fee, the applicable Certificate Trustee's Fee, the premium for the applicable Mortgage Pool Insurance Policy, the premium for the applicable Special Hazard Insurance Policy and the Indenture Trustee's Fee;

             (ix) the levels of one-month LIBOR, six-month LIBOR, one-year CMT and the FNMA Index remain constant at 5.387%, 5.250%, 4.490% and 6.580%, respectively;

             (x) no reinvestment income from any Pledged account is earned and available for payment; and

             (xi) Mortgage Loan 1 in the table under paragraph (xiv) below is a 5/25 Mortgage Loan which has passed its 5/25 Adjustment Date; Mortgage Loans 2 and 3 are fixed rate Mortgage Loans; Mortgage Loans 4 through 6 are 5/25 Mortgage Loans, which have not passed their 5/25 Adjustment Dates; Mortgage Loans 7 through 12 are LIBOR Loans; and Mortgage Loans 13 through 24 are CMT Loans;

             (xii) the Mortgage Rate for each LIBOR Loan, CMT Loan and 5/25 Loan will be adjusted on its next rate adjustment date (where applicable) to equal the sum of (a) the applicable index and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Cap, Life Rate Floor and Life Rate Cap, as specified in the table under paragraph (XIV) (below));

             (xiii) for the purposes of calculating the pre-tax yields to maturity of the Class AX Bonds, the Class AX Bond Interest Rate will be a per annum rate equal to the excess of (x) the Net WAC of the 24 Mortgage Loans in the table under paragraph (xiv) (below), over (y) the Class A Bond Interest Rate for the relevant Interest Accrual Period.

             (xiv) the Mortgage Loans consist of 24 Mortgage Loans having the following characteristics:

-----------------------------------------------------------------------------------------------------------------------------------
                                                   Original    Remaining
        Cut-off Date                                 Term       Term to             Months    Periodic     Life         Life
          Aggregate                               to Maturity   Maturity  Gross    Next Rate    Rate       Rate         Rate
      Principal Balance  Mortgage Rate  Net WAC    (months)     (months)  Margin   Adjustment   Cap       Floor         Cap
-----------------------------------------------------------------------------------------------------------------------------------
  1     $ 63,858,117.17     9.1822%     8.4278%        360        290     0.0000%     N/A        N/A         N/A         N/A

  2      102,970,738.56     9.4110      8.8498         360        281     0.0000      N/A        N/A         N/A         N/A

  3       13,298,382.44     8.8970      8.3956         180        102     0.0000      N/A        N/A         N/A         N/A

  4       21,540,396.66     6.7150      6.0171         360        301     1.7500        3     8.0000%     0.0000%     14.7150%

  5        9,250,825.13     6.7450      6.0301         360        306     1.7725        6     8.0000      0.0000      14.3879

  6       17,528,177.30     7.4051      6.6614         360        307     1.7644        9     8.0000      0.0000      15.3943

  7        8,166,035.24     8.3949      7.5947         360        283     2.7699        1     1.0000      5.6336      12.5523

  8        7,206,541.70     8.3593      7.5598         360        283     2.7459        2     0.9944      5.1110      12.5064

  9        6,920,027.75     8.5244      7.6995         360        285     2.7740        3     1.0498      4.4414      12.4414

 10       14,410,975.68     8.5652      7.7535         360        286     2.8161        4     1.0000      4.4380      12.4070

 11       12,586,321.57     8.6129      7.7997         360        287     2.8711        5     1.0000      4.2198      12.2198

 12        2,983,887.01     8.5517      7.7356         360        286     2.8349        6     1.0000      4.0369      12.0369

 13        4,659,193.61     7.9746      7.2131         360        295     2.8402        1     2.0000      3.6542      11.9800

 14        4,666,348.22     8.2072      7.4689         360        293     2.7883        2     2.0000      3.8007      12.1255

 15        5,044,859.09     7.9804      7.2525         360        294     2.7510        3     1.8369      4.4303      12.3276

 16        2,183,401.79     7.6825      6.8430         360        304     2.7500        4     2.0000      3.7110      11.3170

 17        2,722,464.93     7.5557      6.7692         360        292     2.7571        5     1.8663      4.6144      11.9162

 18        5,254,490.11     7.3126      6.5592         360        299     2.7858        6     2.0000      4.5172      12.2886

 19       15,343,813.94     7.8286      7.0271         360        291     2.7739        7     1.9847      4.9564      12.5228

 20        6,528,087.40     8.0684      7.2483         360        295     2.7893        8     2.0000      4.4800      12.6340

 21        6,651,174.82     8.1229      7.3068         360        295     2.8468        9     2.0000      4.1893      12.7509

 22        3,755,851.48     8.2599      7.4171         360        294     2.8531       10     2.0000      4.9997      12.9470

 23        3,643,306.61     8.1672      7.3940         360        292     2.8473       11     2.0000      4.6110      12.6944

 24        4,658,545.11     8.2495      7.4696         351        288     2.8249       14     2.0000      4.3769      12.2668

The following tables indicate, at the specified CPR percentages, the percentages of the Original Principal Amount of the Class A Bonds on each of the specified Payment Dates and the corresponding weighted average life of the Class A Bonds.

     PERCENT OF ORIGINAL PRINCIPAL AMOUNT OUTSTANDING AT THE FOLLOWING CPR
                                  PERCENTAGES

             Date            0%                20%               40%               50%                60%
           --------         ----              ----               ----              ----              ----
           Initial          100%              100%               100%              100%              100%
         Percentage
           Sep-1999          98%               79%                59%               49%               39%
           Sep-2000          97%               62%                35%               24%               15%
           Sep-2001          95%               49%                20%               12%                6%
           Sep-2002          93%               38%                12%                6%                2%
           Sep-2003          91%               30%                 7%                3%                1%
           Sep-2004          88%               23%                 4%                1%                0%
           Sep-2005          86%               18%                 2%                1%                0%
           Sep-2006          83%               14%                 1%                0%                0%
           Sep-2007          80%               11%                 1%                0%                0%
           Sep-2008          77%                8%                 0%                0%                0%
           Sep-2009          74%                6%                 0%                0%                0%
           Sep-2010          71%                5%                 0%                0%                0%
           Sep-2011          67%                4%                 0%                0%                0%
           Sep-2012          64%                3%                 0%                0%                0%
           Sep-2013          59%                2%                 0%                0%                0%
           Sep-2014          55%                2%                 0%                0%                0%
           Sep-2015          50%                1%                 0%                0%                0%
           Sep-2016          45%                1%                 0%                0%                0%
           Sep-2017          39%                1%                 0%                0%                0%
           Sep-2018          32%                0%                 0%                0%                0%
           Sep-2019          25%                0%                 0%                0%                0%
           Sep-2020          18%                0%                 0%                0%                0%
           Sep-2021          10%                0%                 0%                0%                0%
           Sep-2022           3%                0%                 0%                0%                0%
           Sep-2023           0%                0%                 0%                0%                0%
           Sep-2024           0%                0%                 0%                0%                0%
           Sep-2025           0%                0%                 0%                0%                0%
           Sep-2026           0%                0%                 0%                0%                0%
           Sep-2027           0%                0%                 0%                0%                0%

      Weighted
    Average Life
     (Years to
      Maturity)            15.52              4.07               1.92             1.44              1.10

      Weighted
      Average
    Life (Years
        to
      Initial               2.44              1.89               1.41             1.19              1.00
     Call Date)


    These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Mortgage Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                  CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

         The yield to maturity of the Bonds will be affected by the rate and timing of payments of principal on the Certificates which, in turn, will be affected by the rate and timing of payments of principal on the Mortgage Loans (including, for this purpose, prepayments and amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans) and the amount and timing of Mortgagor delinquencies and defaults. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans and purchases thereof due to certain breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans, and the timing of defaults, could significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of principal prepayments on the Class A Bonds.

         Principal prepayments may be influenced by a variety of economic, geographic, social and other factors. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are equity refinance or limited documentation mortgage loans, and on Mortgage Loans with high loan-to-value ratios, may be higher than for other types of Mortgage Loans. Prepayments, liquidations and purchases of the Mortgage Loans may result in payments to Bondholders of principal amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic conditions in the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies, loss and involuntary prepayments resulting from foreclosure is greater, and voluntary prepayments may be less likely, in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. Approximately 76.3% of the Mortgage Loans (by Scheduled Principal Balance as of the Cut-off Date) are secured by Mortgaged Properties located in the State of California. To the extent that the locations of the Mortgaged Properties are concentrated in a given region, the risk of delinquencies, losses and involuntary prepayments resulting from adverse economic conditions in such region or from other factors, such as fires, storms, landslides, mudflows, and earthquakes, is increased. Certain information regarding the location of the Mortgaged Properties with respect to the Mortgage Loans is set forth under "Description of the Mortgage Loans" and "Risk Factors" herein.

         Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment and mortgagors' net equity in the mortgaged properties. Since the rate of payment of principal of the Bonds will depend on the rate of payment (including prepayments) of the principal of the Mortgage Loans, the actual maturity of each Class of Bonds could occur significantly earlier than its stated maturity.

         In addition, the yield to maturity of the Bonds will depend on the price paid by the holders of such Bonds and the related interest rate. The extent to which the yield to maturity of a Class of Bonds is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium. If the Class A Bonds are purchased at a premium, a faster than anticipated rate of principal prepayments could result in an actual yield to investors that is lower than the anticipated yield.

         Prepayments of principal on the Mortgage Loans generally will be passed through to the Class A Bondholders in the month following the month of receipt. Any prepayment of a Mortgage Loan or liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Pooling and Administration Agreement) will have the effect of passing through to the Class A Bondholders amounts which would otherwise be passed through in amortized increments over the remaining term of such Mortgage Loan.

         The yield on the Bonds will be sensitive to (i) fluctuations in the levels of the LIBOR Indices used to determine the interest rates on the LIBOR Loans (ii) fluctuations in the levels of the CMT Index used to determine the interest rates on the CMT Loans and (iii) the FNMA Index used to adjust the interest rates on the 5/25 Mortgage Loans on the related 5/25 Adjustment Dates. In addition, the Bond Interest Rate on the Class A Bonds as to any Payment Date, although based on LIBOR, is subject to an interest rate ceiling equal to the lesser of the Net WAC and 8.50% per annum. Based upon the payment performance of the Mortgage Loans underlying the Certificates, the Net WAC may either increase or decrease, independently of, and in some cases inversely to, fluctuations in LIBOR, resulting in Basis Risk Shortfalls with respect to the interest payable on the Class A Bonds. Although such Basis Risk Shortfalls will be payable on future Payment Dates from amounts on deposit in the Reserve Fund, there can be no assurance that amounts on deposit in the Reserve Fund will be sufficient to cover Basis Risk Shortfalls on any future Payment Dates. On any Payment Date on which a Basis Risk Shortfall occurs with respect to the Class A Bonds, to the extent of a Reserve Fund Deficiency, the amount of such Basis Risk Shortfall will be recovered on subsequent Payment Dates from interest otherwise payable to the Class AX Bonds. Any such amount of interest foregone by the Class AX Bonds will only be recovered on future Payment Dates to the extent of amounts in the Reserve Fund in excess of the Reserve Fund Requirement.

With respect to the 5/25 Mortgage Loans, if the adjusted Mortgage Rate on and after the related 5/25 Adjustment Date is below the then prevailing mortgage rates for similar mortgage loans, the related Mortgagors may not be as likely to refinance such Mortgage Loans, which may result in a decrease in the rate of prepayment of such Mortgage Loans. Conversely, if the adjusted Mortgage Rate on and after the related 5/25 Adjustment Date is greater than the then prevailing mortgage rates for similar mortgage loans, the related Mortgagors may be more likely to refinance such Mortgage Loans, which may result in an increase in the rate of prepayment of such Mortgage Loans.

         The yield to maturity of the Class A Bonds and the Class AX Bonds will also be affected by the amounts and timing of Net Interest Shortfalls (as defined under "Description of the Bonds--Net Interest Shortfalls" herein). The aggregate of Net Interest Shortfalls will be allocated between the Class A and Class AX Bonds in proportion to the amount of Accrued Bond Interest that would have accrued in the absence of such Net Interest Shortfalls.

         AS DESCRIBED HEREIN, APPROXIMATELY 1.83% OF THE MORTGAGE LOANS WERE DELINQUENT BETWEEN 30 AND 59 DAYS; APPROXIMATELY 0.49% OF THE MORTGAGE LOANS WERE DELINQUENT BETWEEN 60 AND 89 DAYS; APPROXIMATELY 0.57% OF THE MORTGAGE LOANS WERE DELINQUENT IN EXCESS OF 90 DAYS (IN EACH CASE AS CALCULATED BY SCHEDULED PRINCIPAL BALANCE) AS OF SEPTEMBER 1, 1998. IN ADDITION, APPROXIMATELY 3.34 % (BY SCHEDULED PRINCIPAL BALANCE) OF THE MORTGAGE LOANS WERE IN FORECLOSURE OR CONSTITUTED REAL ESTATE OWNED AS OF SEPTEMBER 1, 1998. SEE "RISK FACTORS" HEREIN.

         The yield on the Book Entry Bonds may be affected by any delays in receipt of payments thereon as described under "Description of Book Entry Procedures".

         The yield on the Bonds also may be affected by any repurchase of the Mortgage Loans by the Issuer on or after the earlier of (i) the Payment Date occurring in March 2001 or (ii) the Payment Date on which the aggregate outstanding principal amount of the Bonds is less than 25% of the Original Principal Amount thereof. See "Description of the Bonds--Optional Redemption" herein.

         NO REPRESENTATION IS MADE AS TO THE RATE OF PRINCIPAL PAYMENTS OR DEFAULTS ON THE MORTGAGE LOANS OR AS TO THE YIELD TO MATURITY OF THE BONDS. AN INVESTOR IS URGED TO MAKE AN INVESTMENT DECISION WITH RESPECT TO THE BONDS BASED ON THE ANTICIPATED YIELD TO MATURITY OF SUCH BONDS RESULTING FROM THEIR RESPECTIVE PURCHASE PRICES AND SUCH INVESTOR'S OWN DETERMINATION AS TO ANTICIPATED PREPAYMENT RATES AND DEFAULTS ON THE MORTGAGE LOANS.

YIELD CONSIDERATIONS RELATING TO ADJUSTABLE RATE MORTGAGE LOANS

         The Issuer is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of adjustable rate mortgage loans over an extended period of time, and its experience with respect to such loans is insufficient to draw any conclusions with respect to the expected prepayment rates on the Mortgage Loans. The rate of principal prepayments with respect to adjustable rate mortgage loans has fluctuated in recent years.


         In addition, the features of adjustable rate mortgage loan programs in the past have varied significantly in response to market conditions such as interest rates, consumer demand, regulatory restrictions and other factors.
The lack of uniformity of the terms and provisions of such adjustable rate mortgage loan programs has made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, there can be no assurance as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may cause mortgagors to refinance their adjustable rate mortgage loans in order to obtain lower fixed interest rates.

YIELD CONSIDERATIONS RELATING TO INTEREST RATE CONVERSIONS

         The Issuer is not aware of any publicly available statistics that set forth conversion experience or forecasts of conversion of convertible adjustable rate mortgage loans over an extended period of time, and its experience with respect to such loans is insufficient to draw any conclusions with respect to the expected conversion rates. Because Mortgagors may attempt to limit the risk of higher rates during periods of rising interest rates by exercising the option to convert Mortgage Loans and thereby secure a fixed rate, the yield on the Bonds may be adversely affected by such conversions at times when prepayments generally would not be expected. Also, Mortgagors may attempt to secure a fixed rate in a declining interest rate environment and may elect to do so through the conversion feature.

         The rate at which Mortgagors exercise their conversion rights and the resulting purchase or non-purchase of the related Mortgage Loans by the respective Servicers of such Mortgage Loans will affect the rate of payment of principal of, and hence the effective yield on, the Bonds. The effective yield on the Bonds may also be affected by the failure of the Servicer of a Mortgage Loan to repurchase such Mortgage Loan as described below.

         As described herein, approximately 1.43% of the Mortgage Loans (by Scheduled Principal Balance as of the Cut-off Date) are LIBOR Loans or CMT Loans that contain a conversion option, pursuant to which the related Mortgagor may elect to convert the rate of interest borne by such Mortgage Loan to a fixed rate of interest. Pursuant to the terms of the related Servicing Agreement, the related Servicer may be required to repurchase any Mortgage Loan with respect to which such conversion option is exercised. Any such repurchase would have the same effect as a prepayment in full of the affected Mortgage Loan, and would result in a commensurate prepayment of principal on the Bonds. In the event that a Servicer fails (or is not required) to purchase a LIBOR Loan or a CMT Loan with respect to which a conversion option has been exercised, and the LIBOR Index or the CMT Index, as applicable, plus the related LIBOR Gross Margin or CMT Gross Margin, respectively, for such Mortgage Loan is higher than the new fixed rate for such Mortgage Loan, the yield on the Bonds may be less than would have been the case in the absence of such interest rate conversion.

YIELD CONSIDERATIONS RELATING TO THE LEVEL OF ONE-MONTH LIBOR; THE NET WAC LIMITATION

         The yield to investors on the Class A Bonds will be sensitive to fluctuations in the level of One-Month LIBOR. Investors in the Class A Bonds should consider the risk that (i) lower than expected levels of One-Month LIBOR could result in yields that are lower than the expected yields on the Class A Bonds and (ii) the Bond Interest Rate on the Class A Bonds cannot exceed the lesser of (i) 8.50% or (ii) the Net WAC for the related Payment Date. Although Basis Risk Shortfalls on the Class A Bonds arising from the Net WAC limitation on the Class A Bond Interest Rate may be recovered on future Payment Dates to the extent of amounts on deposit in the Reserve Fund, there can be no assurance that amounts on deposit in the Reserve Fund will be sufficient to cover any such Basis Risk Shortfalls.

ADDITIONAL YIELD CONSIDERATIONS FOR THE CLASS AX BONDS

         The yield to investors in the Class AX Bonds will be highly sensitive to the rate of principal prepayments of the Mortgage Loans. Investors in the Class AX Bonds should consider the associated risks, including the risk that faster than anticipated rates of principal prepayment on Mortgage Loans could result in actual yields to investors that are significantly lower than anticipated yields or the failure of such investors to fully recover their investments.

         To illustrate the significance of prepayments on the payments on the Class AX Bonds, the following table indicates the pre-tax yields to maturity (on a corporate bond equivalent basis) under the specified assumptions at the different constant percentages of CPR. The yields were calculated by determining the applicable monthly discount rate which, when applied to the related assumed stream of cash flows to be paid on the Class AX Bonds, would cause the discounted present value of such cash flow to equal the assumed purchase price percentage for such Bonds stated in such table and converting the applicable monthly discount rate to a corporate bond equivalent rate. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate on internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as payments on such Bonds and, consequently, do not reflect the return on any investment when such reinvestment rates are considered. It is unlikely that the Mortgage Loans will prepay at any of the constant levels of CPR shown or any other constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the total payments received, the date of receipt of such payments and the actual yield to maturity to any investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect of an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class AX Bonds will not be equally offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

         The following table has been prepared based on the Modeling Assumptions (as defined herein) and the additional assumptions that (i) the assumed purchase price of the Class AX Bonds is the sum of the percentage of the Class Notional Balance specified in the heading of such table plus the accrued interest on the Class AX Bonds and (ii) such purchase price is paid on September 29, 1998.


                 PRE-TAX YIELD* TO MATURITY OF THE CLASS AX BOND
                 (ASSUMED PURCHASE PRICE PERCENTAGE = 2.971595%)

                                       CPR
-------------------------------------------------------------------------------------------------
    0%                    20%                   40%                   50%                  60%
    --                    ---                   ---                   ---                  ---
 80.24%                 52.11%                20.00%                 1.82%               (18.39)%

----------------
*Corporate bond equivalent basis

         An investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class AX Bond.

ADDITIONAL YIELD CONSIDERATIONS FOR THE RESIDUAL BONDS

         The after-tax yields on the Class R Bonds may be significantly lower than would be the case if the Class R Bonds were not taxable as residual interests in a REMIC. See "Certain Federal Income Tax Consequences--Special Tax Considerations Applicable to Residual Bonds" in the Prospectus.


                      DESCRIPTION OF BOOK ENTRY PROCEDURES

         The Book Entry Bonds will be represented by one or more bonds registered in the name of the nominee of The Depository Trust Company (the "CLEARING AGENCY"). The Clearing Agency will maintain book entry records of ownership, transfers and pledges of the Book Entry Bonds only in the names of its participants and indirect participants (the "CLEARING AGENCY PARTICIPANTS"), which include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Prior to Book Entry Termination (as defined below), Beneficial Owners who are not Clearing Agency Participants may transfer and pledge their interests in the Book Entry Bonds, and exercise any other rights and remedies of Bondholders, only through Clearing Agency Participants or other entities that maintain relationships with Clearing Agency Participants. The Clearing Agency may charge its customary fee to Clearing Agency Participants in connection with any such transfers and pledges.

         Payments of principal and interest on the Book Entry Bonds will be made on each Payment Date by the Indenture Trustee to the Clearing Agency. The Clearing Agency will be responsible for crediting the amount of such payments to the accounts of the applicable Clearing Agency Participants in accordance with the Clearing Agency's normal procedures. Each Clearing Agency Participant will be responsible for disbursing such payments to the beneficial owners of the Book Entry Bonds that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the Book Entry Bonds that it represents.

         The Book Entry Bonds will be issued in definitive, registered form to Beneficial Owners or their nominees, and thereupon such Beneficial Owners will become Bondholders if, and only if, one of the following events occurs (any such event being referred to as "BOOK ENTRY TERMINATION"): (i) the Clearing Agency or the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as a clearing corporation with respect to the Book Entry Bonds and the Issuer and the Indenture Trustee are unable to engage a qualified successor to serve as the Clearing Agency, (ii) the Clearing Agency Participants, at the direction of Beneficial Owners representing a majority of the outstanding principal amount of the Book Entry Bonds, advise the Indenture Trustee in writing that the continuation of a book entry system is no longer in the best interests of Beneficial Owners, or (iii) the Issuer, at its option, advises the Indenture Trustee that it elects to terminate the book entry system. Upon Book Entry Termination, Beneficial Owners will become registered Bondholders and will deal directly with the Indenture Trustee with respect to transfers, notices and payments.

         The Clearing Agency has advised the Issuer and the Indenture Trustee that, prior to Book Entry Termination, the Clearing Agency will take any action permitted to be taken by a Bondholders under the Indenture only at the direction of one or more Clearing Agency Participants to whom the Book Entry Bonds are credited in an account maintained by the Clearing Agency. The Clearing Agency has advised that it will take such action with respect to any principal amount of the Book-Entry Bonds only at the direction of and on behalf of Clearing Agency Participants with respect to those principal amounts of such Book-Entry Bonds.

         Issuance of the Book-Entry Bonds offered hereby in book entry form rather than as physical certificates may adversely affect the liquidity of the Book-Entry Bonds in the secondary market and the ability of Beneficial Owners to pledge them. In addition, prior to Book Entry Termination, payments on the Book-Entry Bonds will be made by the Indenture Trustee to the Clearing Agency and the Clearing Agency will credit such payments to the accounts of its Clearing Agency Participants, which will further credit them to the accounts of indirect participants or Beneficial Owners. As a result, Beneficial Owners may experience delays in the receipt of such payments. See "Risk Factors--Book Entry Registration" and "Description of the Bonds--Book Entry Registration" in the Prospectus.


                        DESCRIPTION OF THE CERTIFICATES

         Each Certificate securing the Bonds was issued pursuant to a Pooling and Administration Agreement (each, a "POOLING AND ADMINISTRATION AGREEMENT").

         The 1991-VI Certificates were issued pursuant to a Pooling and Administration Agreement, dated as of November 1, 1991, as supplemented and amended through and as of the Cut-off Date, among CMC, as sponsor, GE, as successor administrator, and Chase Bank of Texas, National Association (formerly Texas Commerce Bank National Association), as certificate trustee (in such capacity, the "CERTIFICATE TRUSTEE").

         The 1991-VII Certificates were issued pursuant to a Pooling and Administration Agreement, dated as of December 1, 1991, as supplemented and amended through and as of the Cut-off Date, among CMC, as sponsor, GE, as successor administrator, and the Certificate Trustee.

         The 1992-V Certificates were issued pursuant to a Pooling and Administration Agreement, dated as of April 1, 1992, as supplemented and amended through and as of the Cut-off Date, among CMC, as sponsor, GE, as successor administrator, and the Certificate Trustee.

         The 1992-VI Certificates were issued pursuant to a Pooling and Administration Agreement, dated as of May 1, 1992, as supplemented and amended through and as of the Cut-off Date, among CMC, as sponsor, GE, as successor administrator, and the Certificate Trustee.

         The 1992-VII Certificates were issued pursuant to a Pooling and Administration Agreement, dated as of May 1, 1992, as supplemented and amended through and as of the Cut-off Date, among CMC, as sponsor, GE, as successor administrator, and the Certificate Trustee.

         The 1992-VIII Certificates were issued pursuant to a Pooling and Administration Agreement, dated as of June 1, 1992, as supplemented and amended through and as of the Cut-off Date, among CMC, as sponsor, GE, as successor administrator, and the Certificate Trustee.

         The 1992-IX Certificates were issued pursuant to a Pooling and Administration Agreement, dated as of June 1, 1992, as supplemented and amended through and as of the Cut-off Date, among CMC, as sponsor and successor administrator, and the Certificate Trustee.

         The 1992-X Certificates were issued pursuant to a Pooling and Administration Agreement, dated as of June 1, 1992, as supplemented and amended through and as of the Cut-off Date, among CMC, as sponsor, GE, as successor administrator, and the Certificate Trustee.

         The 1992-XIV Certificates were issued pursuant to a Pooling and Administration Agreement, dated as of September 1, 1992, as supplemented and amended through and as of the Cut-off Date, among CMC, as sponsor, GE and FNMC, as successor administrators, and the Certificate Trustee.

         The 1991-B Certificates were issued as a part of the Capstead Capital Corporation Portfolio Pass-Through Program 1991B pursuant to a Pooling and Administration Agreement, dated as of January 1, 1991, as supplemented and amended through and as of the Cut-off Date, among Capstead Capital Corporation ("CCC"), as sponsor, GE, as successor administrator, and the Certificate Trustee.

         The 1991-E Certificates were issued as a part of the Capstead Capital Corporation Portfolio Pass-Through Program 1991E pursuant to a Pooling and Administration Agreement, dated as of August 1, 1991, as supplemented and amended through and as of the Cut-off Date, among CCC, as sponsor, GE, as successor administrator, and the Certificate Trustee.

         The 1992-PA Certificates were issued as a part of the Capstead Capital Corporation Portfolio Pass-Through Program 1992PA pursuant to a Pooling and Administration Agreement, dated as of June 1, 1992, as supplemented and amended through and as of the Cut-off Date among CCC, as sponsor, FNMC, as successor administrator, and the Certificate Trustee.

         The 1992-GA Certificates were issued as a part of the Capstead Capital Corporation Portfolio Pass-Through Program 1992GA pursuant to an Amended and Restated Pooling and Administration Agreement, dated as of October 1, 1993, as supplemented and amended through and as of the Cut-off Date, among CCC, as sponsor, CMC, as administrator, and the Certificate Trustee.

         The 1993-PA Certificates were issued as a part of the Capstead Capital Corporation Portfolio Pass-Through Program 1993PA pursuant to a Pooling and Administration Agreement, dated as of March 1, 1993, as supplemented and amended through and as of the Cut-off Date, among CCC, as sponsor, CMC, as administrator, and the Certificate Trustee.

         The 1994-UA Certificates were issued as a part of the Capstead Capital Corporation Portfolio Pass-Through Program 1994UA pursuant to a Pooling and Administration Agreement, dated as of April 1, 1994, as supplemented and amended through and as of the Cut-off Date, among CCC, as sponsor, CMC, as administrator, and the Certificate Trustee.

         The 1994-GA Certificates were issued as a part of the Capstead Capital Corporation Portfolio Pass-Through Program 1994GA pursuant to a Pooling and Administration Agreement, dated as of September 1, 1994, as supplemented and amended through and as of the Cut-off Date, among CCC, as sponsor, CMC, as administrator, and the Certificate Trustee.

         Effective September 1, 1998, the Issuer succeeded to all of the rights and obligations as sponsor under each of the Pooling and Administration Agreements (in such capacity, the "SPONSOR"). The Company is a PMBS Issuer for the purposes of the Prospectus. See "The Trust Fund -- Private Mortgage-Backed Securities" in the Prospectus.

         Each Certificate evidences the entire interest in a pool of Mortgage Loans (each, a "MORTGAGE POOL"). The Mortgage Loans constituting each Mortgage Pool have been assigned to the Certificate Trustee for the benefit of the holder of the related Certificates. The Certificates will be obtained by the Issuer and pledged to the Indenture Trustee as collateral for the Bonds. Thereafter, the Certificates will at all times be registered in the name of the Indenture Trustee and held as security for the benefit of the holders of Bonds (the "BONDHOLDERS"). Servicing of the Mortgage Loans will be performed pursuant to the Servicing Agreements and supervised by the Administrators pursuant to the Pooling and Administration Agreements. The Servicers and the Administrators will receive a fee for their respective services. See "Pooling, Administration and Servicing" herein.

         DESCRIPTION OF THE MORTGAGE LOANS AND THE MORTGAGED PROPERTIES

         Certain data with respect to the Mortgage Loans is set forth below. If the characteristics of the actual mortgage loans constituting the Mortgage Loans differ in a material respect from the characteristics described below, a detailed description of such Mortgage Loans will be available to purchasers of the Bonds at or before, and will be filed by means of a Current Report on Form 8-K with the Commission within fifteen days after, delivery of the Bond.

         The Mortgage Loans underlying the Certificates are evidenced by promissory notes the "MORTGAGE NOTES") secured by first mortgages or first deeds of trust or other similar security instruments creating a first lien on single-family (one- to four-family) residential properties (the "MORTGAGED PROPERTIES").

         For a description of certain delinquency and foreclosure statistics with respect to the Mortgage Loans see "Description of Insurance, Special Hazard Accounts and Bankruptcy Accounts--The Mortgage Pool Insurance Policies." The information set forth under "Certain Legal Aspects of Mortgage Loans" in the accompanying Prospectus is applicable to the Mortgage Loans.

         The "SCHEDULED PRINCIPAL BALANCE" (a) of a Mortgage Loan in respect of which a delinquency, default or foreclosure has occurred (a "DEFAULTED MORTGAGE LOAN"), or in respect of any Mortgage Loan to which a Deficient Valuation has been applied, as of any date on or before the Liquidation Date of such Mortgage Loan, is equal to the amount which would be the unpaid principal balance of such Mortgage Loan on such date on the assumption that no delinquency or default in payment has occurred, after giving effect to any partial principal prepayments, insurance proceeds and liquidation proceeds previously applied to the principal of the Mortgage Loan and reducing the outstanding principal balance of the Mortgage Loan by an amount equal to any Deficient Valuation relative to such Mortgage Loan; (b) with respect to a Mortgage Loan which has been foreclosed, as of any date after the related Liquidation Date, zero, and
(c) with respect to all other Mortgage Loans, the outstanding principal balance thereof. The "LIQUIDATION DATE" of a Mortgage Loan is the date, in the judgment of the applicable Administrator, of final transfer to the Certificate Account of all payments and recoveries on such Mortgage Loan.

         In the event of a personal bankruptcy of a Mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt (such a difference is referred to herein as a "DEFICIENT VALUATION").

MORTGAGE RATE ADJUSTMENTS WITH RESPECT TO THE LIBOR LOANS

         The LIBOR Loans bear interest rates (each, a "LIBOR MORTGAGE RATE") which adjust every six months at specified margins over the average of interbank offered rates for six month U.S. dollar deposits in the London market based on quotations of major banks, in the case of certain of the LIBOR Loans, as published by The Wall Street Journal (each, a "WSJ LIBOR LOAN"), and in the case of the remaining LIBOR Loans, as published by FNMA (each, a "FNMA LIBOR LOAN"). The most recent such applicable published rate available as of the date 45 days before the related adjustment date (each, a "LIBOR ADJUSTMENT DATE") on a LIBOR Loan is referred to as the "CURRENT LIBOR INDEX". The LIBOR Mortgage Rate for each LIBOR Loan will adjust every six months, on each related LIBOR Adjustment Date, to a rate equal to the sum of (i) the Current LIBOR Index plus (ii) a margin of 2.625 to 3.00 percentage points, as specified for such LIBOR Loan in the related Mortgage Note (each, a "LIBOR GROSS MARGIN"), with such sum being rounded to the nearest one-eighth of one percentage point (0.125%), except in the case of certain of the FNMA LIBOR Loans which are not rounded. The LIBOR Gross Margin with respect to each LIBOR Loan is fixed for the life of such LIBOR Loan. The LIBOR Loans were originated at different times and, therefore, their LIBOR Adjustment Dates occur in different months. With respect to certain of the LIBOR Loans, the initial LIBOR Adjustment Date may have been a date less than six months after the applicable origination date.

         With respect to each LIBOR Loan: (i) on any given LIBOR Adjustment Date, the LIBOR Mortgage Rate borne by such LIBOR Loan may not be increased or decreased by more than one percentage point (1.0%)(the "LIBOR MORTGAGE INTEREST RATE ADJUSTMENT CAP"); (ii) the LIBOR Mortgage Rate cannot exceed a rate which is six percentage points (6.0%) greater than the initial LIBOR Mortgage Rate borne by such LIBOR Loan (the "LIBOR LIFETIME MORTGAGE INTEREST RATE CAP"); and
(iii) the LIBOR Mortgage Rate cannot be decreased to a rate less than the applicable minimum rate specified for such LIBOR Loan in the related Mortgage Note, which minimum rate is not less than 3.625% (the "LIBOR MINIMUM MORTGAGE INTEREST RATE").

         Because of the LIBOR Mortgage Interest Rate Adjustment Cap, the LIBOR Lifetime Mortgage Interest Rate Cap and the LIBOR Minimum Mortgage Interest Rate, the LIBOR Mortgage Rate in effect from time to time on any LIBOR Loan may not be equal to the applicable Current LIBOR Index plus the LIBOR Gross Margin (subject to rounding).

         On each LIBOR Adjustment Date for each LIBOR Loan, the LIBOR Mortgage Rate will be reset in accordance with the applicable Current LIBOR Index and the LIBOR Gross Margin (subject to rounding), subject to the LIBOR Lifetime Mortgage Interest Rate Cap, the LIBOR Mortgage Interest Rate Adjustment Cap, and the LIBOR Minimum Mortgage Interest Rate. To accommodate changes in the Current LIBOR Index, the scheduled payment for each Mortgage Loan will be adjusted on its respective LIBOR Adjustment Date to an amount that would fully amortize such LIBOR Loan over its remaining term at the LIBOR Mortgage Rate in effect as of the date of such adjustment.

THE LIBOR INDEX

         As described previously, the LIBOR Index is the average of the interbank offered rates for six month United States dollar deposits in the London interbank market based on quotations of major banks, as published in The Wall Street Journal or by FNMA. The table below sets forth historical average values of the LIBOR Index for the months indicated (as made available from FNMA), which values may differ from those published in The Wall Street Journal. The table does not purport to be representative of subsequent levels of the LIBOR Index as published either by The Wall Street Journal or by FNMA.

                                                             Year (1)
                                          ----------------------------------------------------
                         Month            1998    1997    1996    1995    1994    1993    1992
                         -----            ----    ----    ----    ----    ----    ----    ----
                         January . .  .   5.75%   5.71%   5.34%   6.69%   3.39%   3.44%   4.25%
                         February  .  .   5.78    5.68    5.29    6.44    4.00    3.33    4.38

                         March . . .  .   5.80    5.96    5.52    6.44    4.25    3.38    4.55
                         April . . .  .   5.87    6.08    5.42    6.31    4.63    3.31    4.27
                         May . . . .  .   5.81    6.01    5.64    6.06    5.00    3.44    4.25
                         June  . . .  .   5.87    5.94    5.84    5.88    5.25    3.56    4.13
                         July  . . .  .   5.82    5.83    5.92    5.88    5.33    3.56    3.63

                         August  . .  .           5.86    5.74    5.94    5.33    3.44    3.63
                         September .  .           5.85    5.75    5.99    5.69    3.38    3.31
                         October . .  .           5.81    5.58    5.95    6.00    3.50    3.64
                         November  .  .           6.04    5.55    5.74    6.44    3.52    3.89
                         December  .  .           6.01    5.62    5.56    7.00    3.50    3.64
--------------

(1) Figures are averages of daily rates and do not necessarily correspond to the LIBOR Index values determined as provided in any related Mortgage Note.

MORTGAGE RATE ADJUSTMENTS WITH RESPECT TO THE CMT LOANS

         Each CMT Loan bears interest at a rate (each, a "CMT MORTGAGE RATE") which is adjustable annually at a specified margin over the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board (the "CMT INDEX").
The most recent such applicable published rate available as of the date 45 days before such related adjustment date (each, a "CMT ADJUSTMENT DATE") on a CMT Loan is referred to as the "CURRENT CMT INDEX". The CMT Mortgage Rate for each CMT Loan will adjust on each related CMT Adjustment Date to a rate equal to the sum of (i) the Current CMT Index plus (ii) a margin of 2.75 to 3.00 percentage points, as specified for such CMT Loan in the related Mortgage Note (each, a "CMT GROSS MARGIN"), with such sum being rounded to the nearest one-eighth of one percentage point (0.125%). The CMT Gross Margin with respect to each CMT Loan is fixed for the life of such CMT Loan. The CMT Loans were originated at different times and, therefore, their CMT Adjustment Dates will occur in different months. With respect to certain of the CMT Loans, the initial CMT Adjustment Date may have been a date more or less than one year after the applicable origination date.

         With respect to each CMT Loan: (i) on any given CMT Adjustment Date, the CMT Mortgage Rate borne by such CMT Loan may not be increased or decreased by more than two percentage points (2.0%) (the "CMT MORTGAGE INTEREST RATE ADJUSTMENT CAP"); provided, however, that on the first CMT Adjustment Date with respect to certain of the CMT Loans, the Mortgage Rate borne by such CMT Loan may increase by up to three percentage points (3.0%) or decrease by up to two percentage points (2.0%); and (ii) either (a) the CMT Mortgage Rate cannot exceed a rate which is six percentage points (6.0%) greater than the initial CMT Mortgage Rate borne by such CMT Loan, or (b) the CMT Mortgage Rate is fixed for either three or five years after origination, and thereafter cannot exceed a rate which is five percentage points (5.0%) greater than such initial fixed rate (the caps referred to under (a) and (b) above, the "CMT LIFETIME MORTGAGE INTERESTRATE CAPS"). In addition, the CMT Mortgage Rates are subject to minimum rates (each, a "CMT MINIMUM MORTGAGE INTEREST RATE").

         Because of the CMT Mortgage Interest Rate Adjustment Cap, the CMT Lifetime Mortgage Interest Rate Cap and the CMT Minimum Mortgage Interest Rate, the CMT Mortgage Rate in effect from time to time on any CMT Loan after the first anniversary of its origination may not be equal to the applicable Current CMT Index plus the CMT Gross Margin (subject to rounding).

         On each CMT Adjustment Date for each CMT Loan, the CMT Mortgage Rate will be reset in accordance with the applicable Current CMT Index and the CMT Gross Margin (subject to rounding), subject to the CMT Lifetime Mortgage Interest Rate Caps, the CMT Mortgage Interest Rate Adjustment Cap, and the CMT Minimum Mortgage Interest Rate. To accommodate changes in the Current CMT Index, the scheduled payment for each CMT Loan will be adjusted on its respective CMT Adjustment Date to an amount that would fully amortize such Mortgage Loan over its remaining term at the CMT Mortgage Rate in effect as of the date of such adjustment.

THE CMT INDEX

         The CMT Index will be based on the weekly average yield of United States Treasury securities adjusted to a constant maturity of one year as published in Federal Reserve Statistical Release No. H.15 (519). CMT Index values are also published in The Wall Street Journal.

         Yields on United States Treasury securities are estimated from the United States Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively-traded United States Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading United States Treasury securities dealers to the Federal Reserve Bank of New York. The constant yield values are read from the yield curve at fixed maturities. This method permits, for example, estimations of the yield for a one-year maturity even if no outstanding security has exactly one year remaining to maturity.

         The index to be used in calculating the interest rates borne by the CMT Loans is the weekly-average yield on United States Treasury securities adjusted to a constant maturity of one year and is estimated from the United States Treasury's daily yield curve as described above. The table below sets forth historical values of the CMT Index for the months indicated. The table does not purport to be representative of subsequent levels of the CMT Index.

                                                                          YEAR (1)
                                             ----------------------------------------------------------------
         MONTH                               1998     1997    1996     1995    1994     1993    1992     1991
         -----                               ----     ----    ----     ----    ----     ----    ----     ----
         January . . . . . . . . . . . . .   5.24%    5.61%   5.09%    7.05%   3.54%    3.50%   4.15%     6.64%

         February  . . . . . . . . . . . .   5.31     5.53    4.94     6.70    3.87     3.39    4.29      6.27
         March . . . . . . . . . . . . . .   5.39     5.80    5.34     6.43    4.32     3.33    4.63      6.40
         April . . . . . . . . . . . . . .   5.38     5.99    5.54     6.27    4.82     3.24    4.30      6.24
         May . . . . . . . . . . . . . . .   5.44     5.87    5.64     6.00    5.31     3.36    4.19      6.13
         June  . . . . . . . . . . . . . .   5.41     5.69    5.81     5.64    5.27     3.54    4.17      6.36

         July  . . . . . . . . . . . . . .   5.36     5.54    5.85     5.59    5.48     3.47    3.60      6.31
         August  . . . . . . . . . . . . .   5.21     5.56    5.67     5.75    5.56     3.44    3.47      5.78
         September . . . . . . . . . . . .            5.52    5.83     5.62    5.76     3.36    3.18      5.57
         October . . . . . . . . . . . . .            5.46    5.55     5.59    6.11     3.39    3.30      5.33
         November  . . . . . . . . . . . .            5.46    5.42     5.43    6.54     3.58    3.68      4.89

         December  . . . . . . . . . . . .            5.53    5.47     5.31    7.14     3.61    3.71      4.38
---------------

(1) Figures are averages of daily rates and do not necessarily correspond to the CMT Index values determined as provided in any related Mortgage Note.

MORTGAGE RATE ADJUSTMENTS WITH RESPECT TO THE 5/25 MORTGAGE LOANS

         The initial Mortgage Rate on each 5/25 Mortgage Loan has been or will be adjusted once on the related 5/25 Adjustment Date. The adjusted Mortgage Rate for each 5/25 Mortgage Loan equals the sum of the FNMA Index (described in the following paragraph) and a margin of 1.75 to 3.00 percentage points, as specified in the related Mortgage Note, in each case, rounded to the nearest 0.125%, provided that the adjusted Mortgage Rate on any 5/25 Mortgage Loan may not increase to more than eight percentage points above the initial interest rate on such Mortgage Loan. Effective with the first due date following the 5/25 Adjustment Date, the monthly principal and interest payment on a 5/25 Mortgage Loan is reset to an amount that fully amortizes the then outstanding principal balance of such 5/25 Mortgage Loan by its stated maturity at its adjusted Mortgage Rate. An increase in the Mortgage Rate on a 5/25 Mortgage Loan will result in a larger portion of each monthly payment being allocated to interest and a smaller portion being allocated to principal, and, conversely, a decrease in the Mortgage Rate on the 5/25 Mortgage Loan will result in a larger portion of each monthly payment being allocated to principal and a smaller portion being allocated to interest.

         The "FNMA INDEX" utilized in the adjustment of the Mortgage Rate on the 5/25 Mortgage Loans will be the FNMA posted annual yield (net) for 30-year standard conventional fixed rate mortgage commitments for delivery within 30 days (priced at par), as published in the Wall Street Journal, most recently available as of the date 45 days prior to the 5/25 Adjustment Date, or in the event that such index is no longer available, an index selected by the relevant Administrator that is based on comparable information.

         The initial Mortgage Rate on each 5/25 Mortgage Loan was not set with reference to the FNMA Index, but rather was set independently based on a number of factors, including but not limited to prevailing mortgage market interest rates for non-conforming loans, the current interest rate for collateralized mortgage obligations, and the perceived risk related to the individual 5/25 Mortgage Loan. The initial Mortgage Rate on each 5/25 Mortgage Loan was lower than the prevailing 30-year mortgage rate for non-conforming mortgage loans at the date of origination of such 5/25 Mortgage Loan.

         As of the Cut-off Date, approximately 56.93% of the 5/25 Mortgage Loans (by aggregate Scheduled Principal Balance, as defined herein) had reached their 5/25 Adjustment Date. The remainder of the 5/25 Mortgage Loans will reach their 5/25 Adjustment Date by December 1999.

         In the event that the adjusted Mortgage Rate is below the then prevailing mortgage rates for similar loans, the related Mortgagors of the 5/25 Mortgage Loans may not be as likely to refinance such mortgage loans, which may result in a decrease in the rate of prepayment of such mortgage loans. Conversely, in the event that the adjusted Mortgage Rate is greater than the then prevailing mortgage rates for similar loans, the Mortgagors of such 5/25 Mortgage Loans may be more likely to refinance such Mortgage Loans, which may result in an increase in the rate of prepayment of such Mortgage Loans. If the adjusted Mortgage Rate is higher than the initial Mortgage Rate, the repayment of the 5/25 Mortgage Loans will be dependent on the ability of the related Mortgagors to make larger monthly payments following the adjustment of the Mortgage Rate. Therefore, the rate of default on the 5/25 Mortgage Loans may be greater than that on other Mortgage Loans. To the extent that coverage under the Credit Enhancement described herein is insufficient to cover any such defaults, a loss to the Bondholders may result.

THE FNMA INDEX

         The "FNMA INDEX" utilized in the adjustment of the Mortgage Rate on the 5/25 Mortgage Loans will be the FNMA posted annual yield (net) for 30-year standard conventional fixed rate mortgage commitments for delivery within 30 days (priced at par), as published in the Wall Street Journal, most recently available as of the date 45 days prior to the 5/25 Adjustment Date, or in the event that such index is no longer available, an index selected by the relevant Administrator that is based on comparable information.

         The table below sets forth historical values for the FNMA Index as published by FNMA. The table does not purport to be representative of subsequent levels of the FNMA Index.

                                                                          YEAR (1)
                                                 ----------------------------------------------------------
            MONTH                                1998      1997    1996     1995     1994     1993     1992
            -----                                ----      ----    ----     ----     ----     ----     ----
            January . . . . . . . . . . . . .     6.99%    7.90%   7.16%     8.99%   6.78%    7.59%    8.60%
            February  . . . . . . . . . . . .     7.12     7.93    7.60      8.57    7.32     7.28     8.51
            March . . . . . . . . . . . . . .     7.12     8.24    7.95      8.71    8.21     7.22     8.80
            April . . . . . . . . . . . . . .     7.12     8.13    8.19      8.45    8.44     7.21     8.66
            May . . . . . . . . . . . . . . .     6.98     7.98    8.29      7.80    8.53     7.26     8.40
            June  . . . . . . . . . . . . . .     6.99     7.76    8.23      7.80    8.58     6.96     8.19
            July  . . . . . . . . . . . . . .     6.97     7.38    8.31      7.97    8.46     6.96     7.86
            August  . . . . . . . . . . . . .     6.77     7.64    8.28      7.87    8.48     6.65     7.70
            September . . . . . . . . . . . .              7.44    8.10      7.80    8.82     6.70     7.62
            October . . . . . . . . . . . . .              7.30    7.81      7.60    8.98     6.69     8.12
            November  . . . . . . . . . . . .              7.28    7.57      7.41    9.26     7.03     8.20
            December  . . . . . . . . . . . .              7.18    7.76      7.15    9.28     7.00     7.97
---------------

(1) Figures are averages of daily rates and do not necessarily correspond to the FNMA Index values determined as provided in any related Mortgage Note.

DELINQUENCY AND FORECLOSURE STATISTICS OF CMC'S TOTAL INVESTMENT PORTFOLIO AND CMC'S ADJUSTABLE RATE MORTGAGE INVESTMENT PORTFOLIO

         The following tables set forth certain information concerning CMC's delinquency and loan loss experience with respect to the first lien, residential mortgage loans in CMC's total investment portfolio and adjustable rate mortgage loan investment portfolio (which portfolio includes mortgage loans owed by the CMC Investment Partnership, of which CMC and a wholly-owned subsidiary of CMC are the sole general partners, and mortgage loans which back collateralized mortgage obligations and pass-through certificates issued or sold by subsidiaries of CMC). CMC's adjustable rate mortgage loan investment portfolio includes other types of adjustable rate mortgage loans in addition to adjustable rate mortgage loans such as are included in the Mortgage Loans.

              DELINQUENCY AND FORECLOSURE STATISTICS AS PERCENTAGES
                            OF CMC'S TOTAL PORTFOLIO


                                              AS OF AUGUST 31,                      AS OF DECEMBER 31,
                                   -------------------------------------- -------------------------------------- -
                                                    1998                                   1997
                                   -------------------------------------- -------------------------------------- -
                                       Number of       Dollar amount of       Number of       Dollar amount of
                                    mortgage loans     mortgage loans as    mortgage loans    mortgage loans as
                                    as a percentage     a percentage of    as a percentage     a percentage of
                                   of total portfolio   total portfolio   of total portfolio   total portfolio
                                   -----------------  ------------------- ------------------ ------------------- -
    Period of Delinquency                                        (% of Portfolio)
30-59 days delinquent............        1.68%               1.63%              1.94%               1.88%
60-89 days delinquent............        0.29%               0.30%              0.32%               0.31%
90 + days delinquent.............        0.28%               0.26%              0.23%               0.23%
Foreclosures pending.............        1.48%               1.57%              1.28%               1.38%
                                         ----                ----               ----                ----
         Total                           3.73%               3.76%              3.77%               3.80%
                                         ====                ====               ====                ====
Foreclosed Loans (1).............        0.39%               0.39%              0.63%               0.63%

Total Loan Portfolio:
     By aggregate principal
     balance:                                  $4,199,728,517                         $5,307,705,174
     By number of Mortgage
     Loans:                                        15,835                                 19,656

                                               AS OF DECEMBER 31,                     AS OF DECEMBER 31,
                                    --------------------------------------- --------------------------------------
                                                    1996                                    1995
                                    --------------------------------------- --------------------------------------
                                         Number of       Dollar amount of       Number of       Dollar amount of
                                     mortgage loans as   mortgage loans as    mortgage loans    mortgage loans as
                                      a percentage of     a percentage of    as a percentage     a percentage of
                                      total portfolio     total portfolio   of total portfolio   total portfolio
                                    ------------------- ------------------- ------------------ -------------------
    Period of Delinquency                                          (% of Portfolio)
30-59 days delinquent............          1.90%               1.86%              2.27%               2.22%
60-89 days delinquent............          0.57%               0.56%              0.49%               0.50%
90 + days delinquent.............          0.58%               0.55%              1.22%               1.29%
Foreclosures pending.............          1.83%               2.02%              2.27%               2.42%
                                           ----                ----               ----                ----
         Total                             4.88%               4.99%              6.25%               6.43%
                                           ====                ====               ====                ====
Foreclosed Loans (1).............          0.76%               0.71%              0.84%               0.84%

Total Loan Portfolio:
     By aggregate principal
     balance:                                   $6,489,374,792                          $7,507,373,000
     By number of Mortgage
     Loans:                                         23,370                                  26,391


----------------

(1) For the purposes of this table, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties, the title to which had been acquired and which had not been liquidated by the end of the period indicated.

              DELINQUENCY AND FORECLOSURE STATISTICS AS PERCENTAGES
                OF CMC'S ADJUSTABLE RATE MORTGAGE LOAN PORTFOLIO


                                              AS OF AUGUST 31,                      AS OF DECEMBER 31,
                                   -------------------------------------- --------------------------------------
                                                    1998                                   1997
                                   -------------------------------------- --------------------------------------
                                       Number of       Dollar amount of       Number of       Dollar amount of
                                    mortgage loans     mortgage loans as    mortgage loans    mortgage loans as
                                    as a percentage     a percentage of    as a percentage     a percentage of
                                   of total portfolio   total portfolio   of total portfolio   total portfolio
                                   ------------------   ---------------   ------------------   ---------------
    Period of Delinquency                                        (% of Portfolio)
30-59 days delinquent............        2.63%               2.43%              2.90%               2.78%
60-89 days delinquent............        0.61%               0.60%              0.52%               0.45%
90 + days delinquent.............        0.50%               0.46%              0.40%               0.40%
Foreclosures pending.............        1.51%               2.62%              2.21%               2.31%
                                         ----                ----               ----                ----
     Total                               5.25%               6.11%              6.03%               5.94%
                                         ====                ====               ====                ====
Foreclosed Loans (1).............        0.71%               0.67%              1.39%               1.33%

Total Adjustable Rate Portfolio:
   By aggregate principal balance:             $1,082,757,023                         $1,515,489,810
   By number of Mortgage Loans:                    4,067                                  5,614


                                              AS OF DECEMBER 31,                      AS OF DECEMBER 31,
                                    --------------------------------------- --------------------------------------
                                                     1996                                    1995
                                    --------------------------------------- --------------------------------------
                                         Number of       Dollar amount of       Number of       Dollar amount of
                                     mortgage loans as   mortgage loans as    mortgage loans    mortgage loans as
                                      a percentage of     a percentage of    as a percentage     a percentage of
                                      total portfolio     total portfolio   of total portfolio   total portfolio
                                      ---------------     ---------------   ------------------   ---------------
    Period of Delinquency                                        (% of Portfolio)
30-59 days delinquent............          2.75%               2.79%              3.18%               3.21%
60-89 days delinquent............          0.89%               0.82%              0.72%               0.75%
90 + days delinquent.............          1.09%               1.06%              2.12%               2.26%
Foreclosures pending.............          2.88%               3.22%              3.87%               4.25%
                                           ----                ----               ----               -----
     Total                                 7.61%               7.89%              9.89%              10.47%
                                           ====                ====               ====               =====
Foreclosed Loans (1).............          1.57%               1.51%              1.61%               1.70%

Total Adjustable Rate Portfolio:
   By aggregate principal balance:              $2,095,396,049                          $2,597,213,000
   By number of Mortgage Loans:                      7,558                                  9,158

------------------

(1) For the purposes of this table, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties, the title to which had been acquired and which had not been liquidated by the end of the period indicated.

         No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Adverse economic conditions (which may or may not affect real property values) may affect the timely payments by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties by a lender, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than the rates indicated in the tables above. To the extent that such losses occur in connection with the Mortgage Loans and are not otherwise covered by a primary mortgage insurance policy or a Standard Hazard Insurance Policy, or a Mortgage Pool Insurance Policy or amounts available in applicable Special Hazard Account (including proceeds from the applicable Special Hazard Policy) and the applicable Bankruptcy Account described herein, they will be borne by the Bondholders.

DESCRIPTION OF MORTGAGE LOANS

         The tables set forth below approximate information, as of the Cut-off Date, with respect to the Mortgage Loans. The characteristics of the Mortgage Loans on the Closing Date may differ from the descriptions set forth below due to unscheduled partial or full prepayments or defaults with respect to the Mortgage Loans occurring after the Cut-off Date. To the extent that the Mortgage Loans differ from the description contained herein, variances may result.


                          OUTSTANDING PRINCIPAL BALANCE

         The following table sets forth certain information as of the Cut-off Date with respect to the outstanding principal balances of the Mortgage Loans:


            RANGE OF                                                                                PERCENT OF
           OUTSTANDING                                           AGGREGATE OUTSTANDING         AGGREGATE OUTSTANDING
        PRINCIPAL BALANCE               NUMBER OF LOANS          PRINCIPAL BALANCE(1)            PRINCIPAL BALANCE
        -----------------               ---------------          ----------------------          -----------------
      $      0   -  100,000                      15              $           936,884.62                 0.27%
       100,001   -  200,000                     195                       34,026,788.87                 9.84
       200,001   -  300,000                     781                      187,274,653.65                54.15
       300,001   -  400,000                     204                       69,786,379.75                20.18
       400,001   -  500,000                      68                       29,917,823.51                 8.65
       500,001   -  600,000                      30                       16,254,179.78                 4.70
       600,001   -  700,000                      11                        6,926,953.70                 2.00
       700,001   -  800,000                       1                          708,299.44                 0.20
                                               ----              ----------------------               ------
                 Total                         1305              $       345,831,963.32               100.00%
                                               ====              ======================               ======

(1) After application of payments due on or before the Cut-off Date, whether or not such payments are received.

                                 MORTGAGE RATES

         The following table sets forth certain information as of the Cut-off Date with respect to the Mortgage Rates borne by the Mortgage Loans:

                                                                                                      PERCENT OF
                                                                   AGGREGATE OUTSTANDING          AGGREGATE OUTSTANDING
        MORTGAGE RATE (%)               NUMBER OF LOANS            PRINCIPAL BALANCE (1)            PRINCIPAL BALANCE
        -----------------               ---------------            ---------------------            -----------------
    5.6251     -    5.7500                        1                 $         301,901.31                   0.09%
    5.7501     -    5.8750                        2                           476,203.43                   0.14
    5.8751     -    6.0000                        3                           718,738.44                   0.21
    6.0001     -    6.1250                        6                         1,257,264.93                   0.36
    6.1251     -    6.2500                        7                         1,809,566.29                   0.52
    6.2501     -    6.3750                       14                         3,826,261.85                   1.11
    6.3751     -    6.5000                       24                         6,507,660.96                   1.88
    6.5001     -    6.6250                       23                         5,316,026.59                   1.54
    6.6251     -    6.7500                       30                         8,329,330.32                   2.41
    6.7501     -    6.8750                       28                         7,782,154.40                   2.25
    6.8751     -    7.0000                       20                         5,251,157.15                   1.52
    7.0001     -    7.1250                       14                         3,846,651.92                   1.11
    7.1251     -    7.2500                       16                         4,215,245.91                   1.22
    7.2501     -    7.3750                        6                         1,492,677.83                   0.43
    7.3751     -    7.5000                        8                         1,949,611.21                   0.56
    7.5001     -    7.6250                        6                         1,836,067.44                   0.53
    7.6251     -    7.7500                        4                         1,039,154.22                   0.30
    7.7501     -    7.8750                        3                           909,807.04                   0.26
    7.8751     -    8.0000                       58                        16,561,181.59                   4.79
    8.0001     -    8.1250                       54                        13,819,813.79                   4.00
    8.1251     -    8.2500                       52                        15,092,483.11                   4.36
    8.2501     -    8.3750                       93                        23,811,880.68                   6.89
    8.3751     -    8.5000                       98                        25,651,587.39                   7.42
    8.5001     -    8.6250                       71                        18,941,533.26                   5.48
    8.6251     -    8.7500                      105                        27,399,065.30                   7.92
    8.7501     -    8.8750                       37                         8,908,826.58                   2.58
    8.8751     -    9.0000                       33                         8,390,167.66                   2.43
    9.0001     -    9.1250                       95                        24,567,232.46                   7.10
    9.1251     -    9.2500                       66                        17,138,994.99                   4.96
    9.2501     -    9.3750                       81                        22,255,342.17                   6.44
    9.3751     -    9.5000                       71                        18,904,991.64                   5.47
    9.5001     -    9.6250                       49                        13,135,296.03                   3.80
    9.6251     -    9.7500                       29                         6,978,082.32                   2.02
    9.7501     -    9.8750                       21                         5,742,065.58                   1.66
    9.8751     -   10.0000                       61                        17,659,909.11                   5.11
   10.0001     -   10.1250                        8                         2,193,153.68                   0.63
   10.1251     -   10.2500                        3                           745,206.81                   0.22
   10.2501     -   10.3750                        2                           371,033.02                   0.11
   10.3751     -   10.5000                        1                           192,985.64                   0.06
   10.6251     -   10.7500                        1                           190,062.01                   0.05
   10.7501     -   10.8750                        1                           315,587.26                   0.09
                                              -----                 --------------------                 ------
                     Total                    1,305                 $     345,831,963.32                 100.00%
                                              =====                 ====================                 ======

(1) After application of payments due on or before the Cut-off Date, whether or not such payments are received.

                               NET MORTGAGE RATES

     The following table sets forth certain information as of the Cut-off Date with respect to the Net Mortgage Rates borne by the Mortgage Loans:


                                                         AGGREGATE                      PERCENT OF
                                   NUMBER                OUTSTANDING               AGGREGATE OUTSTANDING
   MORTGAGE RATE (%)              OF LOANS          PRINCIPAL BALANCE(1)             PRINCIPAL BALANCE
   -----------------              --------          --------------------             -----------------
5.0001      -    5.1250                1             $      301,901.31                      0.09%
5.1251      -    5.2500                3                    723,617.25                      0.21
5.2501      -    5.3750                2                    471,324.62                      0.14
5.3751      -    5.5000                7                  1,524,009.29                      0.44
5.5001      -    5.6250                9                  2,207,311.48                      0.64
5.6251      -    5.7500               14                  4,041,582.42                      1.17
5.7501      -    5.8750               24                  6,413,779.09                      1.85
5.8751      -    6.0000               27                  6,334,269.51                      1.83
6.0001      -    6.1250               33                  9,132,495.50                      2.64
6.1251      -    6.2500               23                  6,340,040.07                      1.83
6.2501      -    6.3750               20                  5,674,125.90                      1.64
6.3751      -    6.5000               13                  3,226,973.12                      0.93
6.5001      -    6.6250               14                  3,737,427.75                      1.08
6.6251      -    6.7500                8                  1,968,895.73                      0.57
6.7501      -    6.8750               10                  2,573,675.06                      0.74
6.8751      -    7.0000                4                  1,127,751.79                      0.33
7.0001      -    7.1250               19                  5,421,441.16                      1.57
7.1251      -    7.2500               62                 17,288,599.08                      5.00
7.2501      -    7.3750               63                 16,618,110.16                      4.81
7.3751      -    7.5000               47                 12,114,225.25                      3.50
7.5001      -    7.6250               80                 21,597,001.97                      6.24
7.6251      -    7.7500               98                 26,450,836.05                      7.65
7.7501      -    7.8750               55                 14,433,058.07                      4.17
7.8751      -    8.0000               24                  6,286,500.62                      1.82
8.0001      -    8.1250               78                 20,350,664.63                      5.88
8.1251      -    8.2500               16                  3,729,548.95                      1.08
8.2501      -    8.3750               54                 14,162,833.86                      4.10
8.3751      -    8.5000               71                 18,075,103.07                      5.23
8.5001      -    8.6250               40                  9,997,661.28                      2.89
8.6251      -    8.7500               68                 17,589,739.36                      5.09
8.7501      -    8.8750               73                 20,420,352.73                      5.90
8.8751      -    9.0000               75                 19,340,985.07                      5.59
9.0001      -    9.1250               49                 13,283,763.16                      3.84
9.1251      -    9.2500               32                  8,059,402.60                      2.33
9.2501      -    9.3750               25                  6,994,302.56                      2.02
9.3751      -    9.5000               52                 15,008,955.36                      4.34
9.5001      -    9.6250                7                  1,849,968.55                      0.53
9.6251      -    9.7500                1                    205,649.22                      0.06
9.7501      -    9.8750                1                    201,283.56                      0.06
9.8751      -    10.000                2                    362,735.10                      0.10
10.2501     -   10.3750                1                    190,062.01                      0.05
            Total                   1305             $  345,831,963.32                    100.00%
                                    ====             =================                    ======

(1) After application of payments due on or before the Cut-off Date, whether or not such payments are received.

         The weighted average Net Mortgage Rate at the Cut-off Date of the Mortgage Loans is approximately 7.900%.

                                  GROSS MARGIN

         The following table sets forth certain information, as of the Cut-off Date, with respect to the Gross Margins used in calculating the mortgage coupon rates to be borne by the Mortgage Loans as of each Adjustment Date:

                                                      AGGREGATE                    PERCENT OF
                             NUMBER                  OUTSTANDING             AGGREGATE OUTSTANDING
GROSS MARGIN (%)            OF LOANS            PRINCIPAL BALANCE(1)           PRINCIPAL BALANCE
----------------            --------            --------------------           -----------------
     0.0000                    681              $     180,127,238.17                  52.09%
     1.7500                    182                     47,910,001.06                  13.85
     2.2500                      2                        452,364.45                   0.13
     2.5000                      1                        140,621.95                   0.04
     2.7500                    279                     77,534,865.25                  22.42
     2.8000                     17                      4,179,230.10                   1.21
     2.8500                      2                        401,573.40                   0.12
     2.8700                      1                        260,587.96                   0.08
     2.8750                     84                     20,684,244.46                   5.98
     2.9000                      2                      1,222,206.75                   0.35
     2.9250                      2                        454,263.91                   0.13
     3.0000                     41                     10,226,247.33                   2.96
     3.0500                      1                        198,427.47                   0.06
     3.1250                     10                      2,040,091.06                   0.59
                             -----              --------------------                 ------
  Total                       1305              $     345,831,963.32                 100.00%
                             =====              ====================                 ======

(1) After application of payments due on or before the Cut-off Date, whether or not such payments are received.

                              NEXT ADJUSTMENT DATES

         The following table sets forth certain information as of the Cut-off Date with respect to the next dates on which the interest rates of the Mortgage Loans may be adjusted:

                                                                                       PERCENT OF
                                  NUMBER           AGGREGATE OUTSTANDING          AGGREGATE OUTSTANDING
    NEXT ADJUSTMENT DATE         OF LOANS         PRINCIPAL BALANCE (1)             PRINCIPAL BALANCE
    --------------------         --------         ----------------------            -----------------
             N/A                     681           $   180,127,238.17                      52.09%
           10/1/98                    52                13,600,672.27                       3.93
           11/1/98                    50                13,678,537.56                       3.96
           12/1/98                   117                30,924,192.44                       8.94
           1/1/99                     72                18,480,715.80                       5.34
           2/1/99                     66                18,340,217.39                       5.30
           3/1/99                     34                10,092,181.93                       2.92
           4/1/99                     65                17,823,065.04                       5.15
           5/1/99                     28                 7,764,086.14                       2.25
           6/1/99                     81                20,019,488.42                       5.79
           7/1/99                     19                 4,895,681.22                       1.42
           8/1/99                     15                 4,175,138.10                       1.21
           9/1/99                     19                 4,796,236.36                       1.39
           10/1/99                     2                   491,256.61                       0.14
           11/1/99                     1                    96,563.49                       0.03
           12/1/99                     2                   381,046.77                       0.11
           1/1/05                      1                   145,645.61                       0.04
                                    ----           ------------------                     ------
            Total                   1305           $   345,831,963.32                     100.00%
                                    ====           ==================                     ======

(1) After application of payments due on or before the Cut-off Date, whether or not such payments are received.

                          ORIGINAL LOAN-TO-VALUE RATIO

         The following table sets forth certain information as of the Cut-off Date with respect to the original Loan-to-Value Ratios of the Mortgage Loans:


       ORIGINAL                                                                      PERCENT OF
     LOAN-TO-VALUE              NUMBER           AGGREGATE OUTSTANDING          AGGREGATE OUTSTANDING
       RATIO(%)                OF LOANS         PRINCIPAL BALANCE (1)             PRINCIPAL BALANCE
       --------                --------         ----------------------            -----------------
25.01     -    30.00                5           $     1,739,309.02                       0.50%
30.01     -    35.00                3                   882,825.73                       0.26
35.01     -    40.00                4                 1,055,442.82                       0.31
40.01     -    45.00               12                 3,154,733.15                       0.91
45.01     -    50.00               15                 3,697,477.35                       1.07
50.01     -    55.00               25                 6,814,149.81                       1.97
55.01     -    60.00               33                 9,205,586.88                       2.66
60.01     -    65.00               53                15,475,307.95                       4.47
65.01     -    70.00              144                43,256,770.64                      12.51
70.01     -    75.00              214                62,007,584.97                      17.93
75.01     -    80.00              511               130,720,635.44                      37.80
80.01     -    85.00               23                 6,151,527.36                       1.78
85.01     -    90.00              237                56,886,507.79                      16.45
90.01     -    95.00               26                 4,784,104.41                       1.38
                                 ----           ------------------                     ------
          Total                  1305           $   345,831,963.32                     100.00%
                                 ====           ==================                     ======

     (1) After application of payments due on or before the Cut-off Date, whether or not such payments are received.

         For purposes of the foregoing table, the "Original Loan-to-Value Ratio" of each Mortgage Loan was calculated based upon the appraised value of the related Mortgaged Property at the time of origination and the initial principal balance of such Mortgage Loan. As used herein, the "appraised value" of a Mortgaged Property is equal to the lesser of the sales price of such Mortgaged Property (unless the proceeds of the Mortgage Loan was used to refinance an existing mortgage loan) to the related Mortgagor or the value reflected in the appraisal of the Mortgaged Property made at the time of origination of the related Mortgage Loan. The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 76%. Because of the amount of time elapsed since origination of the Mortgage Loans, the Loan-to-Value Ratio of a Mortgage Loan based upon the appraised value of the related Mortgaged Property and outstanding principal balance of the Mortgage Loan, each as of the Cut-off Date, may be substantially more or less than the Loan-to-Value Ratio used to determine the foregoing table.

                                  PROPERTY TYPE

         The following table sets forth certain information, as of the Cut-off Date, with respect to the Mortgaged Properties which secure the Mortgage Loans:


                                                                                      PERCENT OF
      MORTGAGED                NUMBER        AGGREGATE OUTSTANDING          AGGREGATE OUTSTANDING
    PROPERTY TYPE             OF LOANS        PRINCIPAL BALANCE(1)            PRINCIPAL BALANCE
    -------------             --------        --------------------            -----------------
Single Family Detached          1208          $   322,364,754.92                    93.21%
Planned Unit Development          19                5,224,415.42                     1.51
Condominium                       54               12,794,963.43                     3.70
Highrise Condominium               5                  933,831.49                     0.27
Duplex                             3                  913,537.67                     0.26
FourPlex                           1                  173,152.54                     0.05
TownHouse                         15                3,427,307.85                     0.99
                                ----          ------------------                   ------
             Total              1305          $   345,831,963.32                   100.00%
                                ====          ==================                   ======

     (1) After application of payments due on or before the Cut-off Date, whether or not such payments are received.

                             GEOGRAPHIC DISTRIBUTION

         The following table sets forth certain information as of the Cut-off Date with respect to the geographic distribution of the Mortgaged Properties securing the Mortgage Loans:


                                     PERCENT OF
                                      NUMBER         AGGREGATE OUTSTANDING          AGGREGATE OUTSTANDING
                STATE                 OF LOANS        PRINCIPAL BALANCE (1)            PRINCIPAL BALANCE
                -----                 --------       ----------------------            -----------------
                Alabama                  2            $         247,977.84                     0.07%
                Arizona                  2                      475,053.68                     0.14
                California             996                  263,886,889.79                    76.30
                Colorado                 2                      459,307.34                     0.13
                Connecticut              2                      589,560.04                     0.17
                District of
                Columbia                 8                    1,928,832.65                     0.56
                Delaware                 2                      839,631.87                     0.24
                Florida                 29                    7,866,129.31                     2.27
                Georgia                 29                    7,172,246.30                     2.07
                Hawaii                   4                    1,022,750.57                     0.30
                Illinois                 7                    1,863,736.53                     0.54
                Indiana                  1                      145,645.61                     0.04
                Louisiana                4                    1,034,238.44                     0.30
                Massachusetts            4                    1,007,075.58                     0.29
                Maryland                34                    9,822,769.79                     2.84
                Michigan                 5                    1,621,206.21                     0.47
                Montana                  2                      365,334.83                     0.11
                New
                Hampshire                1                      209,045.30                     0.06
                New Jersey              34                    9,185,608.01                     2.66
                New Mexico              10                    2,513,372.32                     0.73
                Nevada                   3                      611,133.46                     0.18
                New York                15                    3,839,879.30                     1.11
                Ohio                     1                      361,334.27                     0.10
                Oklahoma                 6                    1,560,358.97                     0.45
                Pennsylvania            10                    3,136,013.69                     0.91
                Tennessee                2                      339,012.37                     0.10
                Texas                   39                    9,749,831.19                     2.82
                Virginia                41                   11,488,405.66                     3.32
                Washington              10                    2,489,582.40                     0.72
                                      ----            --------------------                   ------
                         Total        1305            $     345,831,963.32                   100.00%
                                      ====            ====================                   ======

(1) After application of payments due on or before the Cut-off Date, whether or not such payments are received.

                                   INDEX TYPE

         The following table sets forth certain information, as of the Cut-off Date, with respect to the indices (if applicable) used to calculate the Mortgage Rates of the Mortgage Loans:


                                                                                  PERCENT OF
                             NUMBER           AGGREGATE OUTSTANDING          AGGREGATE OUTSTANDING
    INDEX TYPE              OF LOANS         PRINCIPAL BALANCE (1)             PRINCIPAL BALANCE
    ----------              --------         ----------------------            -----------------
1 Year CMT                      240              $    64,820,429.50                   39.12%
6 Month FNMA LIBOR                4                      923,121.31                    0.56
6 Month WSJ LIBOR               195                   51,350,667.64                   30.99
6 Month CMT                       1                      291,107.61                    0.18
FNMA Index (2)                  184                   48,319,399.09                   29.16
                                ---              ------------------                  ------
         Total                  624              $   165,704,725.15                  100.00%
                                ===              ==================                  ======

         (1) After application of payments due on or before the Cut-off Date, whether or not such payments are received.


                           MONTHS SINCE FIRST DUE DATE

         The following table sets forth certain information, as of the Cut-off Date, with respect to number of months since the first due date of the Mortgage
Loans:


                                                                                     PERCENT OF
        MONTHS SINCE              NUMBER           AGGREGATE OUTSTANDING        AGGREGATE OUTSTANDING
       FIRST DUE DATE            OF LOANS         PRINCIPAL BALANCE (1)           PRINCIPAL BALANCE
       --------------            --------         ----------------------          -----------------
           37 - 48                    29              $  6,486,900.25                    1.88%
           49 - 60                   266                69,383,804.80                   20.06
           61 - 72                   270                73,051,300.54                   21.12
           73 - 84                   733               194,952,042.98                   56.37
           85 - 96                     5                 1,505,550.30                    0.44
          109 - 120                    1                   291,107.61                    0.08
          121 - 132                    1                   161,256.84                    0.05
                                    ----              ---------------                  ------
            Total                   1305              $345,831,963.32                  100.00%
                                    ====              ===============                  ======

         (1) After application of payments due on or before the Cut-off Date, whether or not such payments are received.

         In addition, the Mortgage Loans are expected to have the following characteristics, unless specified otherwise, as of the Cut-off Date (percentages are by aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date):

         The weighted average number of months to the next LIBOR Adjustment Date for the LIBOR Loans is approximately 3.48 months. The weighted average number of months to the next CMT Adjustment Date for the CMT Loans is approximately 6.85 months. The weighted average number of months to the 5/25 Adjustment Date for 5/25 Mortgage Loans in respect of which the applicable 5/25 Adjustment has not been reached is approximately 5.72 months.

         The weighted average remaining stated term to maturity of the Mortgage Loans is approximately 277 months.

         With respect to approximately 99.69% of the Mortgaged Properties securing the Mortgage Loans, the related Mortgagor represented at the origination of the related mortgage loan that the dwelling will be an owner-occupied primary residence.

         The average outstanding principal balance of the Mortgage Loans is approximately $265,005.

         The latest scheduled maturity date of any Mortgage Loan is expected to be January 1, 2025.

         No more than 28.32% of the Mortgage Loans were originated according to CMC's reduced documentation program, pursuant to which in certain circumstances mortgage loans may be originated without the verification of the mortgagor's employment and income.

         Approximately 32.89% of the Mortgage Loans will have been the subject of "cash-out" refinancings pursuant to which the outstanding principal balance of each such Mortgage Loan has been increased over the principal amount outstanding prior to such refinancing.

         The majority of the Mortgage Loans are not expected to contain due-on-sale clauses or similar provisions, and may be assumed by subsequent borrowers if such subsequent borrowers have qualifications generally meeting the underwriting criteria described in the Prospectus. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" in the Prospectus.

         Approximately 1.43% of the Mortgage Loans contain a conversion option whereby the related Mortgagor, upon the satisfaction of certain conditions, may elect to convert such Mortgage Loan to a Mortgage Loan having a fixed rate of interest.

         CMC will act as Administrator with respect to approximately 43% of the Mortgage Loans; GE will act as Administrator with respect to approximately 44% of the Mortgage Loans; and FNMC will act as Administrator with respect to approximately 13% of the Mortgage Loans.


                      POOLING, ADMINISTRATION AND SERVICING

GENERAL

         The following discussion applies to the Pooling and Administration Agreements and each related Servicing Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Pooling and Administration Agreements and the Servicing Agreements. Where particular provisions or terms used in the Pooling and Administration Agreements or the Servicing Agreements are referred to, such provisions or terms are as specified in the applicable agreement.

REPRESENTATIONS AND WARRANTIES

         The Mortgage Loans were acquired by CMC or an affiliate of CMC from certain entities (the "SELLERS") and were subsequently sold to the original sponsors in order to form the Certificates. In connection with the CMC's or its affiliate's acquisition of the Mortgage Loans, the related Sellers made certain representations and warranties to CMC or such affiliate. Such representations and warranties generally included, among other things: (i) that no default existed under the Mortgage Loan; (ii) that title insurance and any required hazard and primary mortgage insurance were effective; (iii) that the prior owner had good title to each such Mortgage Loan, and such Mortgage Loan was subject to no offsets, defenses, counterclaims or rights of rescission; (iv) that each Mortgage constituted a valid first lien on the Mortgaged Property (subject only to certain permissible exceptions), and that the Mortgaged Property was free from damage and was in good repair; and (v) that no Mortgage Loan is subject to potential losses because the circumstances of its origination involved fraudulent or negligent conduct by either the Mortgagor, the originator or the Servicer ("FRAUDULENT MORTGAGE LOANS"). Remedies in respect of breaches of any such representations and warranties are available to the Certificate Trustee as described below.

         In addition to the Seller's representations and warranties, the Mortgage Loans are the subject of certain other representations and warranties made by the Servicers. Such representations and warranties will generally have included, among other things: (i) that there is no default under the terms and covenants of the Mortgage Loan as of the date such Mortgage Loan is first serviced by such Servicer; (ii) that there are no delinquent tax or delinquent assessment liens against the Mortgaged Property; (iii) that the Servicer has not done any act or omitted to do any act which would create an offset, defense or a counterclaim to the Mortgage Loan; and (iv) that the Servicer has complied with various laws which impose requirements, restrictions or conditions on the servicer in connection with the servicing of Mortgage Loans under the related Servicing Agreement. The applicable sponsor represented and warranted in the related Pooling and Administration Agreement that, as of the applicable cut-off dates relating to the formation of the Certificates representing a 100% beneficial ownership interest in the applicable Mortgage Loans, the representations and warranties of the Sellers and Servicers with respect to such Mortgage Loans were true and correct. The remedies in respect of breaches of such representations and warranties are available to the Certificate Trustee as described below.

         Upon the discovery by the Certificate Trustee or the Administrator of a material breach of any representation or warranty made in respect of a Mortgage Loan as described above or of a material defect in the mortgage documents relating to such Mortgage Loan, the related party will be obligated to cure such breach or repurchase such Mortgage Loan at a price equal to 100% of the then outstanding principal amount thereof plus accrued interest thereon to the end of the month in which the date of purchase occurs. In addition, the Sellers and the Servicers have agreed to indemnify against any loss or liability incurred by the Certificate Trustee on account of any material breach of any representation or warranty made pursuant to the applicable loan sale agreements and the Servicing Agreements, respectively. The repurchase obligations of the Issuer, the Sellers, and the Servicers constitute the sole remedy available to the Bondholders or the Indenture Trustee for a material breach of their respective representations and warranties or for a material defect in the mortgage loan documents.

SERVICING AGREEMENTS

         All of the Mortgage Loans will be serviced by servicers (each, a "SERVICER") pursuant to servicing agreements (each, a "SERVICING AGREEMENT") between the Servicer and the original owner of the related Certificates. The following chart gives certain information regarding the Mortgage Loans serviced by each Servicer which services more than 10% of the Mortgage Loans, by aggregate principal balance.


                                                                               PERCENT OF
                                              AGGREGATE OUTSTANDING      AGGREGATE OUTSTANDING
                                                   CUT-OFF DATE               CUT-OFF DATE         NUMBER OF
         SERVICER                               PRINCIPAL BALANCE          PRINCIPAL BALANCE         LOANS
         --------                               -----------------          -----------------         -----
Capstead Inc.                                   $   99,167,477.01                      28.68%          384
First Nationwide Mortgage                           37,237,400.87                      10.77
Corporation                                                                                            135
GE Capital Mortgage Services, Inc.                 188,068,850.89                      54.38%          704
                                                -----------------                      -----         -----
         Total                                  $  324,473,728.70                      93.83%        1,223
                                                =================                      =====         =====

All of the applicable loan sellers' right, title and interest in the Servicing Agreements with respect to the Mortgage Loans were assigned to the applicable original sponsor, which in turn assigned them to the Certificate Trustee pursuant to the applicable Pooling and Administration Agreement.

         Each Servicer must be a FNMA- or FHLMC-approved servicer of conventional mortgage loans. In addition CMC requires adequate servicing experience, where appropriate, and financial stability, including net worth of at least $1,000,000, as well as satisfaction of certain other criteria.

         Each Servicer will be required to perform the customary functions of a mortgage loan servicer, including collection of payments from borrowers under the Mortgage Loans (the "MORTGAGORS") and remittance of such collections to the Certificate Trustee, maintenance of standard hazard insurance and primary mortgage insurance, maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan, attempting to cure delinquencies, supervising foreclosures, management of Mortgaged Properties under certain circumstances, and maintaining accounting records relating to the Mortgage Loans. Each Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Mortgage Loans, as described more fully under "--Advances", and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors.

         Generally, the Servicers will be entitled to a monthly servicing fee of at least 0.25% for fixed rate Mortgage Loans and 0.375% for adjustable rate Mortgage Loans, in each case per annum of the outstanding principal balance of each Mortgage Loan serviced by it. The Servicers are also generally entitled to collect and retain, as part of their servicing compensation, late payment charges and assumption underwriting fees. The Servicers of the Mortgage Loans will be reimbursed from proceeds of one or more of the insurance policies described herein ("INSURANCE PROCEEDS") or from proceeds received in connection with the liquidation of defaulted Mortgage Loans ("LIQUIDATION PROCEEDS") for certain expenditures generally to the same extent the related Administrator would be reimbursed for similar expenditures pursuant to the related Pooling and Administration Agreement. See "--Advances" and "--Servicing Compensation and Payment of Expenses" herein.

         Each Servicer will be required to service each Mortgage Loan pursuant to the terms of its Servicing Agreement for the entire term of such Mortgage Loan, unless such Servicing Agreement is earlier terminated by the Certificate Trustee. Upon termination of a Servicing Agreement, the related Administrator will act as Servicer of the related Mortgage Loans pursuant to a Servicing Agreement on the same terms and conditions applicable to any other Servicer.

         Pursuant to the Servicing Agreements, on the eighteenth day of each month, or if such day is not a business day, the preceding business day (the "REMITTANCE DATE"), the Servicers will remit to the Certificate Trustee payments (including prepayments) of principal, together with interest at a rate (the "REMITTANCE RATE") equal to the Mortgage Rate borne by the Mortgage Loan less the related Servicer's servicing fee. The Servicers are not required to advance any monthly installment of principal and interest deemed to be a Nonrecoverable Advance (as defined herein). All remittances from a Servicer will be deposited to a trust account (each, a "CERTIFICATE ACCOUNT") established by and maintained with the Certificate Trustee. Funds in each Certificate Account will be invested from time to time in permitted instruments pursuant to the terms of the applicable Pooling and Administration Agreement ("Permitted Instruments"), and maturing on or before the next Certificate Distribution Date. The only funds available to make distributions on a Certificate and to pay related expenses will be payments (including Principal Prepayments and Monthly Advances) on the related Mortgage Loans. As described herein, a Principal Prepayment includes certain payments by the Mortgagor, insurance proceeds and liquidation proceeds. Funds or Permitted Instruments in a Certificate Account will be applied on the Certificate Distribution Date to distribute principal and interest on the Mortgage Loans to the Certificate Trustee, the applicable Administrator, the applicable Pool Insurer and the applicable insurer under the applicable Special Hazard Insurance Policy.

         Each Administrator's obligations with respect to the Mortgage Loans will consist of (i) the obligation to notify the Sponsor and the related Servicer if the documentation for any Mortgage Loan is found to be defective,
(ii) its monitoring and supervisory obligations under the applicable Pooling and Administration Agreement (including its obligations to enforce certain repurchase and other obligations of the Servicers) and (iii) its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the related Mortgage Loans if the applicable Servicer has not made such advance. The obligations of the Servicers with respect to the Mortgage Loans will be limited to their servicing duties and their obligation to make advances pursuant to the Servicing Agreements.

PAYMENTS ON MORTGAGE LOANS

         Each Servicer is required to establish and maintain a separate account (each, a "CUSTODIAL ACCOUNT"). Subject to the following paragraph, each Custodial Account must be an account the deposits in which are fully insured by either the Federal Deposit Insurance Company or the National Credit Union Administration or are, to the extent such deposits are in excess of the coverage provided by such insurance, continuously secured by certain obligations issued or guaranteed by the United States of America. If at any time the amount on deposit in such Custodial Account shall exceed the amount so insured or secured, the applicable Servicer must remit to the related Certificate Trustee the amount on deposit in such Custodial Account which exceeds the amount so insured or secured, less any amount such Servicer may retain for its own account pursuant to its Servicing Agreement.

         Notwithstanding the foregoing, the deposits in a Servicer's Custodial Account will not be required to be fully insured or secured as described above, and such Servicer will not be required to remit amounts on deposit therein in excess of the amount so insured or secured, so long as such Servicer meets certain requirements established by the rating agencies requested to rate the Certificates.

ADVANCES

         With respect to a defaulted Mortgage Loan, the related Servicer will be obligated to advance its own funds or funds from its Custodial Account equal to the payment of principal and interest (adjusted to the applicable Remittance
Rate) which was due on the Mortgage Due Date and which was delinquent as of the close of business on the business day preceding the Remittance Date ("MONTHLY ADVANCE"). Such advances are required to be made by the related Servicer unless the Servicer, with concurrence of the related Administrator, determines that such advances ultimately would not be reimbursable under any applicable insurance policy, from the proceeds of liquidation of the related Mortgaged Properties, or from any other source (any amount not so reimbursable being referred to herein as a "NONRECOVERABLE ADVANCE"). Such advance obligation will continue through the month following the month of final liquidation of such Mortgage Loan. If a Servicer is obligated so to advance, it will include with the next succeeding remittance an amount equal to the principal payment and interest payment (adjusted to the applicable Remittance
Rate) due on the Mortgage Due Date and delinquent as of the close of business on the business day preceding the related Remittance Date. Any Servicer funds thus advanced are reimbursable to such Servicer out of recoveries on the Mortgage Loans respecting which such amounts were advanced. The Servicers will also be obligated to make advances in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Servicers out of recoveries on the related Mortgage Loans. Each Servicer's right of reimbursement for any advance will be prior to the rights of the Indenture Trustee as Certificateholder to receive any related Insurance Proceeds or Liquidation Proceeds.

         Each Administrator is obligated pursuant to the related Pooling and Administration Agreement to advance on or before the Certificate Distribution Date an amount equal to any Monthly Advance which a Servicer fails to remit, but is not obligated to make such advance if such Administrator determines it to be a Nonrecoverable Advance. Failure by a Servicer to make a Monthly Advance is grounds for termination under the related Servicing Agreement.

         The Certificate Trustee will be obligated pursuant to the related Pooling and Administration Agreement, and to the extent not prohibited by law, to advance on or before any relevant Certificate Distribution Date an amount equal to any Monthly Advance which a Servicer and the related Administrator fail to remit on or before the related Remittance Date or such Certificate Distribution Date, but will not be obligated to make such advance if the Certificate Trustee determines it to be a Nonrecoverable Advance.

COLLECTION AND OTHER SERVICING PROCEDURES

         Each Servicer will service the Mortgage Loans pursuant to written guidelines promulgated by CMC. The Administrators will exercise their best reasonable efforts to insure that the Servicers service the Mortgage Loans in compliance with such guidelines and in a manner consistent with industry standards.

         In any case in which property subject to a Mortgage is being conveyed by the Mortgagor, each Servicer will in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto but only if the exercise of such rights is permitted by law and will not impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. The Servicing Agreements provide that if the Servicer is prevented from enforcing such due-on-sale clause under applicable law, or if the applicable Mortgage Loan does not contain a due-on-sale clause, the Servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person will become liable under the Mortgage Note, provided however that the Servicer may not enter into an assumption and modification agreement with such person unless such person satisfies the criteria necessary to maintain coverage provided by all applicable insurance policies or unless such assumption and modification agreement is otherwise required by law. Notwithstanding the foregoing, if the Servicer enters into such an assumption and modification agreement with respect to a Mortgage Loan containing a due-on-sale clause, the Mortgagor will remain liable under the Mortgage Note to the extent permitted by applicable law. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" in the Prospectus. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

MAINTENANCE OF INSURANCE POLICIES; CLAIMS THEREUNDER AND OTHER REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Certificate Trustee is required to pay the premiums for the Mortgage Pool Insurance Policies from amounts available in the related Certificate Account. The Certificate Trustee will pay premiums for the Special Hazard Insurance Policies from amounts available in the related Certificate Account unless coverage under the policy has been exhausted through payment of claims or alternative coverage for special hazards has been provided. IN THE EVENT, HOWEVER, THAT DEFAULTED MORTGAGE LOANS ARE NOT COVERED BY THE RELATED MORTGAGE POOL INSURANCE POLICY, ANY PRIMARY MORTGAGE INSURANCE POLICIES, ANY SPECIAL HAZARD INSURANCE POLICY OR AMOUNTS AVAILABLE IN THE SPECIAL HAZARD ACCOUNT (INCLUDING PROCEEDS UNDER THE SPECIAL HAZARD INSURANCE POLICY), OR ANY BANKRUPTCY ACCOUNT, OR CLAIMS ARE EITHER NOT MADE OR PAID UNDER SUCH POLICIES, OR IF COVERAGE THEREUNDER HAS CEASED, A LOSS WILL OCCUR TO THE EXTENT THAT THE PROCEEDS FROM THE LIQUIDATION OF A DEFAULTED MORTGAGE LOAN, AFTER REIMBURSEMENT OF THE APPLICABLE SERVICER'S EXPENSES (INCLUDING REIMBURSEMENT OF ADVANCES), ARE LESS THAN THE PRINCIPAL BALANCE OF SUCH DEFAULTED MORTGAGE LOAN.

         Each Servicer will maintain a primary mortgage insurance policy (each, a "PRIMARY MORTGAGE INSURANCE POLICY") with respect to each Mortgage Loan serviced by it for which such coverage is required. Further, each Servicing

Agreement requires the related Servicer to cause to be maintained for each Mortgage Loan serviced by it a standard hazard insurance policy (each, a "STANDARD HAZARD INSURANCE POLICY") providing fire and extended coverage. Each Servicing Agreement also requires that a title insurance policy (each, a "TITLE INSURANCE POLICY") be in effect on each of the Mortgaged Properties with respect to the Mortgage Loans subject to such Servicing Agreement.

         The related Administrator will prepare and file claims with the respective issuers of the Mortgage Pool Insurance Policies and the Special Hazard Insurance Policies. Each Servicer, with respect to each Mortgage Loan serviced by it, will present claims to any primary insurer under any related Primary Mortgage Insurance Policy and to the hazard insurer under any related Standard Hazard Insurance Policy. All collections under the Mortgage Pool Insurance Policies, any related Primary Mortgage Insurance Policy and any related Standard Hazard Insurance Policy (less any proceeds to be applied to the restoration or repair of the related Mortgaged Property) will be deposited with the Certificate Trustee.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Mortgage Loan, the related Administrator will receive compensation with respect to each interest payment on such Mortgage Loan. This compensation and the fees payable to the Certificate Trustee and the Indenture Trustee in respect of such interest payments will be in an amount equal to 0.0135% per annum. In addition, the related Administrator will be entitled to receive, as a fee on each Certificate Distribution Date, an amount equal to the reinvestment income earned on collections on the Mortgage Loans paid into the related Certificate Account in the month preceding such Certificate Distribution Date. As compensation for its servicing duties, each Servicer will be entitled to a monthly servicing fee on each Mortgage Loan serviced by it in the amount by which the Mortgage Rate exceeds the Remittance Rate. In addition to the primary compensation, each Servicer will retain all assumption underwriting fees and late payment charges, to the extent collected from Mortgagors.

         As set forth above, each Administrator and each Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. No loss will be suffered on the Certificates by reason of such expenses to the extent claims for such expenses are paid directly under a Primary Mortgage Insurance Policy. In the event, however, that the defaulted Mortgage Loans are not covered by the Primary Mortgage Insurance Policies or claims are either not made or paid under such policies, or if coverage thereunder has ceased, such a loss will occur to the extent that the proceeds from the liquidation of a defaulted Mortgage Loan, after reimbursement of the Servicer's expenses, are less than the principal balance of such defaulted Mortgage Loan.

CERTAIN MATTERS REGARDING THE ADMINISTRATORS

         The Administrators will have general responsibility for monitoring the servicing of the Mortgage Loans for which they act as Administrator, and will furnish a monthly report to the Certificate Trustee evaluating the performance of each Servicer. The Administrators shall recommend actions to be taken with respect to termination with cause of Servicers' rights pursuant to the Servicing Agreements.

         The Administrator may not resign from its obligations and duties under the related Pooling and Administration Agreement, or from its duties as a Servicer, unless and until a successor administrator acceptable to each rating agency rating the Bonds has assumed the Administrator's obligations and duties under the related Pooling and Administration Agreement.

EVENTS OF DEFAULT

         Events of Default under each Pooling and Administration Agreement will consist of (i) any failure by the related Administrator duly to observe or perform in any material respect any of its covenants or agreements in the Pooling and Administration Agreement which continues unremedied for 60 days after the giving of written notice of such failure or breach as the case may be, to such Administrator by the Certificate Trustee or to such Administrator and the Certificate Trustee by the Indenture Trustee as Certificateholder; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding an Administrator and certain actions by such Administrator indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default remains unremedied, the Certificate Trustee or the Indenture Trustee as Certificateholder may terminate all of the rights and obligations of an Administrator under a Pooling and Administration Agreement, whereupon the Sponsor shall appoint a housing and home finance institution having a net worth of at least $10,000,000 as the successor to such Administrator. Pending appointment of a successor to such Administrator, the Certificate Trustee is obligated to succeed to the extent permitted by law, to all the responsibilities, duties and liabilities of such Administrator under the related Pooling and Administration Agreement and will be entitled to similar compensation arrangements. In the event that no such successor shall have been appointed within 30 days or the Certificate Trustee would be obligated to succeed the Administrator but is unable so to act, the Sponsor or the Certificate Trustee may petition a court of competent jurisdiction for the appointment of a housing and home finance institution with a net worth of at least $10,000,000 to act as successor to such Administrator under the related Pooling and Administration Agreement. The Certificate Trustee and the Sponsor may agree upon the servicing compensation to be paid such successor, which in no event may be greater than the compensation to the terminated Administrator under the related Pooling and Administration Agreement.

AMENDMENT

         The Pooling and Administration Agreements may be amended by the related Administrator, the Sponsor, the Certificate Trustee and , where applicable, FSA, without the consent of the Indenture Trustee as Certificateholder, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or (iii) to make any other provisions with respect to matters or questions arising under such Pooling and Administration Agreement which are not inconsistent with the provisions thereof, provided that in each case, subject as stated in the next sentence, such action will not adversely affect in any material respect the interests of the Indenture Trustee as Certificateholder. An amendment described above will not be deemed to adversely affect in any material respect the interests of the Indenture Trustee as Certificateholder if either (a) an opinion of counsel satisfactory to the Certificate Trustee is obtained to such effect or (b) the person requesting the amendment obtains a letter from each rating agency requested by the Issuer to rate the Bonds that the amendment would not result in a downgrading or withdrawal of the rating then assigned by it to the Bonds. The Pooling and Administration Agreements may also be amended by the related Administrator, the Sponsor and the Certificate Trustee with the consent of the Indenture Trustee as Certificateholder for the purpose of adding provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Administration Agreement or of modifying in any manner the rights of the Indenture Trustee as Certificateholder; provided, however, that no such amendment may be made which reduces in any manner the amount of, or delays the timing of, payments which are required to be distributed on any Certificate or adversely affects the tax consequences to the Indenture Trustee as Certificateholder, as evidenced by an opinion of counsel. Notwithstanding the foregoing, the Sponsor, the related Administrator and the Certificate Trustee may amend a Pooling and Administration Agreement without the consent of the Indenture Trustee as Certificateholder in order to modify, eliminate or add to any of its provisions to such extent as may be appropriate or necessary to maintain REMIC status of all or any portion of the Trust Estate or to avoid or minimize the risk of the imposition of any tax on the Trust Estate that would be a claim against the Indenture Trustee or Certificate Trustee at any time prior to final payment on the Bonds, provided that the Certificate Trustee has obtained the opinion of counsel to the effect that such action is necessary or appropriate to maintain REMIC status or to avoid or minimize the risk of the imposition of such a tax.


                        DESCRIPTION OF INSURANCE, SPECIAL
                     HAZARD ACCOUNTS AND BANKRUPTCY ACCOUNTS

GENERAL

         All of the Mortgage Loans are the subject of insurance coverage provided by (i) one of the Mortgage Pool Insurance Policies and, (ii) either a Special Hazard Insurance Policy or assets in a Special Hazard Account (including proceeds under a Special Hazard Insurance Policy. In addition, substantially all of the Mortgage Loans in which the Loan-to-Value Ratio exceeds 80% are the subject of insurance provided by Primary Mortgage Insurance Policies in order to reduce the credit risk to 75%. Rights to assets in a Bankruptcy Account are available to the related Certificate Trustee for losses due to Mortgagor bankruptcies as more fully described below.

THE MORTGAGE POOL INSURANCE POLICIES

         GENERAL. Each Mortgage Loan will be the subject of limited insurance coverage provided by a Mortgage Pool Insurance Policy. However, if coverage under a Mortgage Pool Insurance Policy is exhausted, losses sustained with respect to Mortgage Loans that otherwise would have been covered by such policy will not be covered by the other Mortgage Pool Insurance Policies and may result in losses to the Bondholders.

         GEMICO POOL POLICIES. The Mortgage Loans underlying the Series 1991-VI, 1991-VII, 1992-V, 1992-VI, 1992- VII, 1992-VIII, 1992-IX, 1992-X, 1992-XIV,
1991-B, 1991-E, 1992-GA and 1994-GA Certificates (collectively, the
"GEMICO CERTIFICATES") will have the limited benefit of a Mortgage Pool Insurance Policy (each, a "GEMICO POOL POLICY") issued by GEMICO. The GEMICO Pool Policies will cover certain losses by reason of default on the Mortgage Loans underlying the GEMICO Certificates (the "GEMICO MORTGAGE LOANS") and, in the case of the Series 1991-B, 1991-E, 1992-GA and 1994-GA Certificates, certain other residential mortgage loans not evidenced by the GEMICO Certificates ("OTHER GEMICO MORTGAGE LOANS" and, together with the GEMICO Mortgage Loans, the "GEMICO INSURED LOANS"). Claims paid under a GEMICO Pool Policy in respect of the Other GEMICO Mortgage Loans will reduce the amount of corresponding coverage available with respect to the GEMICO Mortgage Loans underlying the related GEMICO Certificate, notwithstanding that such GEMICO Mortgage Loans may not have suffered any losses at such time. If the rate of losses respecting the Other GEMICO Mortgage Loans is disproportionately greater than the rate of losses respecting the GEMICO Mortgage Loans with respect to any GEMICO Pool Policy, coverage available under such GEMICO Pool Policy in respect of the related GEMICO Mortgage Loans will be reduced below that which would otherwise have been provided if such GEMICO Pool Policy provided coverage exclusively for the related GEMICO Mortgage Loans. No assurance can be given that disproportionately high claims in respect of Other GEMICO Mortgage Loans will not adversely affect the amount of coverage available for the GEMICO Mortgage Loans under a specified GEMICO Pool Policy.

         The GEMICO Pool Policies are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted GEMICO Insured Loans only upon satisfaction of certain conditions precedent set forth in the related GEMICO Pool Policy, a copy of which will be made available to Bondholders upon request to the Indenture Trustee, at the cost of the requesting Bondholder. Except with respect to certain GEMICO Insured Loans covered by an endorsement to a GEMICO Pool Policy waiving settlement with the applicable primary insurer under certain limited circumstances and except with respect to limited coverage in respect of certain losses attributable to fraud in the origination of the GEMICO Insured Loans, the GEMICO Pool Policies will not cover losses in connection with a GEMICO Insured Loan arising out of a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy, regardless of the reason therefor.

         The following table sets forth certain information as of August 31, 1998 regarding each GEMICO Pool Policy and the related GEMICO Mortgage Loans and Other GEMICO Mortgage Loans underlying the related GEMICO Certificate.

                        AGGREGATE OUTSTANDING PRINCIPAL       APPROXIMATE POOL
    SERIES OF             BALANCE OF GEMICO MORTGAGE           LOSS COVERAGE
  CERTIFICATES          LOANS AND OTHER MORTGAGE LOANS           AVAILABLE         CLAIMS PAID
  ------------          ------------------------------           ---------         -----------
1991-VI                        $    16,242,000                 $ 15,506,000        $ 6,062,000
1991-VII                            26,073,000                   24,330,000         11,841,000
1992-V                              25,604,000                   23,229,000          4,472,000
1992-VI                             13,203,000                   13,126,000          1,025,000
1992-VII                            19,678,000                   15,532,000          2,654,000
1992-VIII                           15,223,000                   12,208,000         11,913,000
1992-IX                             33,581,000                   19,534,000          6,098,000
1992-X                              19,372,000                   14,847,000          2,721,000
1992-XIV                            17,458,000(2)                 8,402,000          3,385,000
1991-B                               4,483,000                   11,605,000(1)      12,145,000
1991-E                             105,007,000                   66,301,000(1)      40,789,000
1992-GA                            171,945,000                   86,325,000(1)      10,404,000
1994-GA                             61,976,000                   29,481,000(1)         757,000

(1) Includes coverage available to Other GEMICO Mortgage Loans related to such GEMICO Pool Policy.
(2) Only certain of the Mortgage Loans underlying the 1992-XIV Certificate are GEMICO Mortgage Loans.

         CERTAIN DELINQUENCY INFORMATION WITH RESPECT TO THE GEMICO INSURED
LOANS.

         The following table sets forth certain information, by percentage of aggregate principal balance, concerning delinquency experience with respect to the GEMICO Insured Loans (by GEMICO Certificate) for the GEMICO Pool Policies that do not cover any Other GEMICO Mortgage Loans:

                                                                 AS OF AUGUST 31, 1998
                            ----------------------------------------------------------------------------------------------
                            1991-B   1991-VI  1991-VII   1992-V    1992-VI  1992-VII 1992-VIII  1992-IX   1992-X  1992-XIV
                            ------   -------  --------   ------    -------  -------- ---------  -------   ------  --------
30-59 days delinquent.....   0.00%    1.79%     2.60%     1.72%     0.00%     0.00%    1.62%     0.57%     1.23%   0.00%
60-89 days delinquent.....   0.00%    0.00%     0.00%     0.00%     0.00%    1.280%    0.00%     0.71%     1.23%   0.00%
90+ days delinquent.......   0.00%    1.95%     1.10%     1.11%     1.10%     2.56%    1.53%     0.79%     0.00%   1.58%
Foreclosures pending......   7.09%    1.14%     1.54%     2.34%     0.00%     3.85%    0.00%     5.40%     0.00%   2.11%
                             ----     ----      ----      ----      ----      ----     ----      ----      ----    ----
     Total................   7.09%    4.88%     5.24%     5.17%     1.10%     7.69%    3.15%     7.47%     2.46%   3.69%
Foreclosed Loans(1).......   9.48%    1.16%     0.00%     0.00%     0.00%     0.00%    0.00%     2.66%     1.23%   0.00%

-----------------

(1) For purposes of this table, foreclosed loans includes the principal balance of mortgage loans secured by mortgaged properties, the title to which had been acquired and which had not been liquidated by the end of the period indicated.


       The following table sets forth certain information, by percentage of aggregate principal balance, concerning delinquency experience with respect to the GEMICO Insured Loans (by GEMICO Certificate) for the GEMICO Pool Policies that cover Other GEMICO Mortgage Loans:

                                                                AS OF AUGUST 30, 1998
                          -----------------------------------------------------------------------------------------------------
                                      1991-E                           1992-GA                            1994-GA
                                      ------                           -------                            -------
                                           GEMICO Mortgage                   GEMICO Mortgage                    GEMICO Mortgage
                                           Loans and Other                   Loans and Other                    Loans and Other
                              GEMICO           GEMICO           GEMICO           GEMICO          GEMICO             GEMICO
                          Mortgage Loans   Mortgage Loans   Mortgage Loans   Mortgage Loans   Mortgage LoansL   Mortgage Loans
                          --------------   --------------   --------------   --------------   ---------------   ---------------
30-59 days delinquent...      0.00%            1.980%            4.18%            3.39%            4.60%             5.61%
60-89 days delinquent...      0.00%            1.180%            0.63%            0.61%            3.03%             1.77%
90+ days delinquent.....      0.00%            1.800%            0.22%            1.28%            0.00%             1.04%
Foreclosures pending....      0.00%             2.54%            1.16%            1.62%            0.00%             2.49%
                              ----             -----             ----             ----             ----             -----
     Total..............      0.00%              7.5%            6.19%             6.9%            7.63%            10.91%
Foreclosed Loans(1).....      0.00%             0.42%            0.00%            0.71%            0.00%            1.610%

-----------

(1) For purposes of this table, foreclosed loans includes the principal balance of mortgage loans secured by mortgaged properties, the title to which had been acquired and which had not been liquidated by the end of the period indicated.

         PMI POOL POLICIES. Each of the Series 1992-XIV, 1992-PA and 1993-PA Certificates (collectively, the "PMI CERTIFICATES") will have the limited benefit of a Mortgage Pool Insurance Policy (each, a "PMI POOL POLICY") issued by PMI. The PMI Pool Policies will cover certain losses by reason of default on the Mortgage Loans underlying the PMI Certificates (the "PMI MORTGAGE LOANS") and certain other residential mortgage loans not evidenced by the PMI Certificates ("OTHER PMI MORTGAGE LOANS" and, together with the PMI Mortgage Loans, the "PMI INSURED LOANS"). Claims paid under a PMI Pool Policy in respect of the Other PMI Mortgage Loans will reduce the amount of corresponding coverage available with respect to the PMI Mortgage Loans underlying the related PMI Certificate, notwithstanding that such PMI Mortgage Loans may not have suffered any losses at such time. If the rate of losses respecting the Other PMI Mortgage Loans is disproportionately greater than the rate of losses respecting the PMI Mortgage Loans with respect to any PMI Pool Policy, coverage available under such PMI Pool Policy in respect of the related PMI Mortgage Loans will be reduced below that which would otherwise have been provided if such PMI Pool Policy provided coverage exclusively for the related PMI Mortgage Loans. No assurance can be given that disproportionately high claims in respect of Other PMI Mortgage Loans will not adversely affect the amount of coverage available for the PMI Mortgage Loans under a specified PMI Pool Policy.

         The PMI Pool Policies are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted PMI Insured Loans only upon satisfaction of certain conditions precedent set forth in the related PMI Pool Policy, a copy of which will be made available to Bondholders upon request to the Indenture Trustee, at the cost of the requesting Bondholder. Except with respect to certain PMI Insured Loans covered by an endorsement to a PMI Pool Policy waiving settlement with the applicable primary insurer under certain limited circumstances and except with respect to limited coverage in respect of certain losses attributable to fraud in the origination of the PMI Insured Loans, the PMI Pool Policies will not cover losses in connection with a PMI Insured Loan arising out of a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy, regardless of the reason therefor.

         The following table sets forth certain information, as of August 31, 1998, regarding each PMI Pool Policy and the related PMI Mortgage Loans and Other PMI Mortgage Loans underlying the related PMI Certificate.


                        AGGREGATE OUTSTANDING
                        PRINCIPAL BALANCE OF
                         PMI MORTGAGE LOANS            APPROXIMATE POOL            CLAIMS PAID
SERIES OF                     AND OTHER                 LOSS COVERAGE                 AS OF
CERTIFICATES            PMI MORTGAGE LOANS(1)             AVAILABLE                CUT-OFF DATE
------------            ---------------------             ---------                ------------
1992 XIV                   $ 18,785,000(2)              $ 9,108,000(3)              $ 4,911,000
1992-PA                      56,935,000                  24,455,000(1)               12,853,000
1993-PA                     164,254,000                  68,655,000(1)               15,998,000

-----------

         (1) Includes coverage available to Other PMI Mortgage Loans related to such PMI Pool Policy.
         (2) Only certain of the Mortgage Loans underlying the Series 1992-XIV Certificate are PMI Mortgage Loans.
         (3) The Mortgage Loans underlying the Series 1992-XIV Certificates have the benefit of a PMI Pool Policy with coverage of $2,098,000 and a GEMICO Pool Policy with coverage of $7,0l0,000.

         CERTAIN DELINQUENCY INFORMATION WITH RESPECT TO THE PMI INSURED LOANS.

         The following table sets forth certain information, by percentage of aggregate principal balance, concerning delinquency experience with respect to the PMI Loans and Other PMI Mortgage Loans (where applicable) for each of the PMI Pool Policies:


                                                                   AS OF AUGUST 31, 1998
                         -----------------------------------------------------------------------------------------------------
                                         1992-PA                                   1993-PA                         1992-XIV
                                                PMI Mortgage Loans                        PMI Mortgage Loans
                                  PMI              and Other PMI             PMI              and Other             PMI(2)
                            Mortgage Loans        Mortgage Loans       Mortgage Loans     PMI Mortgage Loans    Mortgage Loans
                            --------------        --------------       --------------     ------------------    --------------
30-59 days delinquent...         1.02%                  4.22%                4.12%                4.04%               2.46%
60-89 days delinquent...         0.81%                  0.79%                0.63%                0.30%               2.88%
90+ days delinquent.....         1.68%                  4.71%                1.25%                0.84%               0.00%
Foreclosures pending....         0.78%                  0.81%                2.54%                2.78%               5.49%
                                 ----                  -----                 ----                 ----               -----
     Total..............         4.29%                 10.53%                8.54%                7.96%              10.83%
Foreclosed Loans(1).....         2.43%                  1.57%                1.10%                0.99%               3.80%


(1) For purposes of this table, foreclosed loans includes the principal balance of mortgage loans secured by mortgaged properties, the title to which had been acquired and which had not been liquidated by the end of the period indicated.
(2)      There are no Other PMI Mortgage Loans underlying the 1992-XIV
         Certificate.


         The PMI Certificates will have the limited benefit of the Financial Guaranty Insurance Policy. The following summary of the provisions of the Financial Guaranty Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the Financial Guaranty Insurance Policy, a copy of which may be obtained from the applicable Certificate Trustee.

         Simultaneously with the issuance of the PMI Pool Policy, FSA delivered a Financial Guaranty Insurance Policy to the Certificate Trustee for the benefit of the holders of the PMI Certificates, which evidence interests in certain, but not all, of the PMI Insured Loans. All the PMI Certificates are the subject of coverage provided by the Financial Guaranty Insurance Policy. THE FINANCIAL GUARANTY INSURANCE POLICY PROVIDES CERTAIN INSURANCE COVERAGE WITH RESPECT TO THE PMI CERTIFICATES AS SPECIFIED HEREAFTER; HOWEVER, THE FINANCIAL GUARANTY INSURANCE POLICY DOES NOT DIRECTLY INSURE THE PMI CERTIFICATES. Pursuant to the terms of the Financial Guaranty Insurance Policy, FSA has irrevocably guaranteed to the Certificate Trustee for the benefit of the holders of the PMI Certificates, Guaranteed Distributions (as defined below) relating to the PMI Certificates. The maximum amount of Guaranteed Distributions payable under the Financial Guaranty Insurance Policy will not exceed the maximum aggregate amount set forth therein, which amount is equal to approximately 7.2% of the aggregate principal balance of the PMI Insured Loans which are subject to coverage under the Financial Guaranty Insurance Policy as of the date such mortgage loans became subject to the coverage provided by such policy.

         "Guaranteed Distributions" means, (a) with respect to each distribution date for the PMI Certificates, the aggregate amount of principal and interest due and payable to the holder of the PMI Certificates on such distribution date and (b) certain expenses payable pursuant to the related Pooling and Administration Agreement, in each case to the extent that the amount required to pay such distributions and expenses equals moneys which PMI is obligated to pay pursuant to one of more appropriately completed valid claims made under the PMI Pool Policy but which claims have not been paid by PMI in accordance with the terms of the PMI Pool Policy. FSA will be obligated to pay a claim made under the Financial Guaranty Insurance Policy only if certain conditions are satisfied, including: (i) PMI has defaulted in its obligation to pay a valid claim rightfully and appropriately made under the PMI Pool Policy (including any claim rightfully and appropriately made under the applicable fraud waiver letter) and (ii) the sum of (A) all claims made under the Financial Guaranty Insurance Policy previously paid by FSA and (B) all appropriately made claims then due and payable under the Financial Guaranty Policy in accordance with its terms do not equal or exceed the maximum aggregate amount of claims payable under the Financial Guaranty Insurance Policy.

         Pursuant to the Financial Guaranty Insurance Policy, FSA will be subrogated to the rights of each holder of PMI Certificates (as insured under the PMI Pool Policy) to receive distributions with respect to each PMI Certificate held by such holder to the extent of any payments made by FSA under the Financial Guaranty Insurance Policy with respect to the PMI Certificates.

         FSA's obligations under the Financial Guaranty Insurance Policy in respect of the related Guaranteed Distributions shall be discharged to the extent funds are transferred to the Certificate Trustee as provided in the Financial Guaranty Insurance Policy, whether or not such funds are properly applied by the Certificate Trustee.

         Claims under the Financial Guaranty Insurance Policy will rank equally with other unsecured and unsubordinated obligations of FSA ranking not less than pari passu with other unsecured and unsubordinated indebtedness of FSA for borrowed money. Claims against FSA under the Financial Guaranty Insurance Policy and claims against FSA under each other financial guaranty insurance policy issued by FSA constitute pari passu claims against the general assets of FSA. The terms of the Financial Guaranty Insurance Policy cannot be modified or altered by any other agreement or instrument. The Financial Guaranty Insurance Policy may not be canceled or revoked prior to the expiration of its term, which term will expire at the earlier of (i) payment in full of the related PMI Certificates, (ii) the date on which claims have been paid under the Financial Guaranty Insurance Policy in an amount equal to the maximum aggregate amount of claims payable thereunder, (iii) the date on which coverage under the PMI Pool Policy has been reduced to zero, and (iv) the date on which the PMI Pool Policy is terminated in accordance with its terms.

         The Financial Guaranty Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Financial Guaranty Insurance Policy is governed by the laws of the State of New York. Publicly available information regarding FSA is contained in the most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission by FSA's parent company, Financial Security Assurance Holdings Limited.

         UGIC POOL POLICY. The 1994-UA Certificate (the "UGIC CERTIFICATE") will have the limited benefit of a Mortgage Pool Insurance Policy (the "UGIC POOL POLICY") issued by UGIC. The UGIC Pool Policy will cover certain losses by reason of default on the Mortgage Loans underlying the UGIC Certificate (the "UGIC MORTGAGE LOANS") and certain other residential mortgage loans not evidenced by the UGIC Certificates ("OTHER UGIC MORTGAGE LOANS" and, together with the UGIC Mortgage Loans, the "UGIC INSURED LOANS"). Claims paid under the UGIC Pool Policy in respect of the Other UGIC Mortgage Loans will reduce the amount of corresponding coverage available with respect to the UGIC Mortgage Loans underlying the UGIC Certificate, notwithstanding that such UGIC Mortgage Loans may not have suffered any losses at such time. If the rate of losses respecting the Other UGIC Mortgage Loans is disproportionately greater than the rate of losses respecting the UGIC Mortgage Loans with respect to the UGIC Pool Policy, coverage available under the UGIC Pool Policy in respect of the UGIC Mortgage Loans will be reduced below that which would otherwise have been provided if the UGIC Pool Policy provided coverage exclusively for the UGIC Mortgage Loans. No assurance can be given that disproportionately high claims in respect of Other UGIC Mortgage Loans will not adversely affect the amount of coverage available for the UGIC Mortgage Loans under the UGIC Pool Policy.

         The UGIC Pool Policy is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted UGIC Insured Loans only upon satisfaction of certain conditions precedent set forth in the UGIC Pool Policy, a copy of which will be made available to Bondholders upon request to the Indenture Trustee, at the cost of the requesting Bondholder. Except with respect to certain UGIC Insured Loans covered by an endorsement to the UGIC Pool Policy waiving settlement with the applicable primary insurer under certain limited circumstances and except with respect to limited coverage in respect of certain losses attributable to fraud in the origination of the UGIC Insured Loans, the UGIC Pool Policy will not cover losses in connection with a UGIC Insured Loan arising out of a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy, regardless of the reason therefor.

         The following table sets forth certain information as at August 31, 1998 regarding the UGIC Pool Policy and the UGIC Mortgage Loans and Other UGIC Mortgage Loans underlying the UGIC Certificate.


                        AGGREGATE OUTSTANDING
                      PRINCIPAL BALANCE OF UGIC           APPROXIMATE POOL           CLAIMS PAID
    SERIES OF         MORTGAGE LOANS AND OTHER             LOSS COVERAGE                AS OF
  CERTIFICATES           UGIC MORTGAGE LOANS                 AVAILABLE              CUT-OFF DATE
  ------------           -------------------                 ---------              ------------
    1994-UA                  $56,028,000                   $26,099,000(1)            $2,064,000

------------

         (1)      Includes coverage available to the Other UGIC Mortgage Loans.

         CERTAIN DELINQUENCY INFORMATION WITH RESPECT TO THE UGIC INSURED LOANS.

         The following table sets forth certain information as at August 31, 1998 concerning delinquency experience with respect to the UGIC Insured Loans for the UGIC Pool Policy:


                                     1994-UA
                                     -------
                                                              UGIC Mortgage
                                                             Loans and Other
                                              UGIC                UGIC
                                         Mortgage Loans      Mortgage Loans
                                         --------------      --------------
30-59 days delinquent...............          2.83%               5.50%
60-89 days delinquent...............          0.00%               0.40%
90+ days delinquent.................          0.00%               1.74%
Foreclosures pending................          6.24%               5.04%
     Total..........................          9.07%              12.68%
Foreclosed Loans (1)................          0.00%               0.89%

----------

(1) For purposes of this table, foreclosed loans includes the principal balance of mortgage loans secured by mortgaged properties, the title to which had been acquired and which had not been liquidated by the end of the period indicated.

OTHER CREDIT ENHANCEMENTS

         Notwithstanding the foregoing, with respect to any loss that is not covered by a Mortgage Pool Insurance Policy, a Primary Mortgage Insurance Policy, or amounts available in a Special Hazard Account (including proceeds from the related Special Hazard Insurance Policy) or the related Bankruptcy Account (each, a "NON-COVERED LOSS"), each of the Sponsors, CMC, as an Administrator, and the Indenture Trustee have agreed that the CMC will subordinate its fees under the related Pooling and Administration Agreements with respect to which it is the Administrator to the extent necessary to make up a shortfall in the aggregate amount payable to each Bondholder on each Payment Date to the extent that such shortfall results from a Non-Covered Loss. In the event that CMC's fee is insufficient to make such Non-Covered Loss whole on a Payment Date, CMC's future fees under the related Pooling and Administration Agreements with respect to which it is the Administrator will be subordinate to payments on the Bonds until such Non-Covered Loss is made whole. Notwithstanding the foregoing, the aggregate amount required to be applied to Non-Covered Losses from the subordination of the CMC's fee as an Administrator shall be limited to an amount that is equal to $834,547, less an amount equal to the amount of any Non-Covered Losses which have been made whole from (i) assets on deposit in any bankruptcy account with respect to a series of CCC's or the Issuer's portfolio pass-through certificates or (ii) the subordination of CMC's fee as Administrator with respect to any series of CCC's or the Issuer's portfolio pass-through certificates, including Series 1992-GA, Series 1993-PA, Series 1994-UA and Series 1994-GA.

         In addition, in the event that funds on deposit in the Bankruptcy Account are depleted as a result of the coverage of Non-Covered Losses as described above, CMC will provide coverage for any further Bankruptcy Losses by subordinating its right to receive its fee, but only up to an amount equal to the Bankruptcy Account Requisite Amount as of September 1, 1994, less an amount equal to all withdrawals from the Bankruptcy Account in respect of bankruptcy-related losses from September 1, 1994 to the date of determination.

PRIMARY MORTGAGE INSURANCE POLICIES

     Substantially all of the Mortgage having a Loan-to Value Ratio greater than 80% will be covered by a Primary Mortgage Insurance Policy.

     Servicing Agreements require each Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan serviced by it which is currently covered by a Primary Mortgage Insurance Policy until the Loan-to-Value Ratio of such Mortgage Loan declines to 80%.

     Subject to their provisions and certain conditions and exclusions described below, the Primary Mortgage Insurance Policies will insure each covered Mortgage Loan against default as to the principal amount thereof exceeding 75% of the appraised value of the Mortgaged Property at the time of the origination of such Mortgage Loan. The Primary Mortgage Insurance Policies will not insure against certain losses which may be sustained in the event of a personal bankruptcy of the mortgagor under a Mortgage Loan.

     The Primary Mortgage Insurance Policies generally provide that no claim may be validly presented thereunder unless (i) certain cash advances have been made and (ii) where there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition as of the date it was insured, reasonable wear and tear excepted. Assuming the satisfaction of these conditions, the issuer of a Primary Mortgage Insurance Policy will be required, within the applicable policy limits, to pay either (i) an amount equal to the principal balance of the defaulted Mortgage Loan covered thereby, plus accrued and unpaid interest thereon to the date of claim, property preservation expenses, certain other costs and other advances made by the insured, against receipt of good and marketable title to the Mortgaged Property or (ii) the product of the amount described in clause (i), subject to certain exceptions, multiplied by the applicable percentage of insurance coverage. Under the Primary Mortgage Insurance Policies the insurer may have the option to purchase a defaulted Mortgage Loan before foreclosure of the related Mortgaged Property.

     Claim payments, if any, under each Primary Mortgage Insurance Policy will be required to be remitted by the Servicers to the Certificate Trustee and will be treated in the same manner as a prepayment of a Mortgage Loan.

STANDARD HAZARD INSURANCE POLICIES

     The Servicing Agreements require each Servicer to cause to be maintained for each Mortgage Loan serviced by it a Standard Hazard Insurance Policy providing for not less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Such coverage will be in an amount equal to the principal balance owing on such Mortgage Loan or, if less, the maximum insurable value of the Mortgaged Property securing such Mortgage Loan. In all events, such coverage shall be in an amount sufficient to ensure avoidance of the applicability of the co-insurance provisions under the terms and conditions of the applicable policy. The ability of each Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any Standard Hazard Insurance Policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to such Servicer by Mortgagors. All amounts collected by each Servicer under any Standard Hazard Insurance Policy will be deposited in its Custodial Account. Each Servicing Agreement provides that the related Servicer may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the Mortgaged Properties by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects, domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     Since the amount of hazard insurance to be maintained on the Mortgaged Properties may decline as the principal balances owing thereon decrease, and since residential properties have generally appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

SPECIAL HAZARD INSURANCE

     Each of the Mortgage Loans underlying the Series 1991-VI, 1991-VII, 1992-V, 1992-VI, 1992-VII, 1992-VIII, 1992-IX, 1992-X and 1992-XIV Certificates will have an undivided interest in a special hazard insurance policy (each, a "SPECIAL HAZARD INSURANCE POLICY"). Each of the Mortgage Loans underlying the Series 1991-B, 1991-E, 1992-PA, 1992-GA, 1993-PA, 1994-UA and 1994-GA
Certificates, together with certain Other Mortgage Loans will have an undivided interest in a reserve account providing coverage with respect to a defined level of special hazard-related losses (each, a "SPECIAL HAZARD ACCOUNT"). Each of the Special Hazard Accounts is funded by Permitted Instruments and a Special Hazard Insurance Policy.

     Each Special Hazard Insurance Policy will insure the Mortgage Loans covered by such policy against (i) physical loss or damage to properties subject to defaulted Mortgage Loans caused by certain hazards (including earthquakes, mudflows and, to a limited extent, floods) not insured against under customary standard forms of fire and hazard insurance policies with extended coverage (or a flood insurance policy if the reason of the application of the co-insurance if the Mortgaged Property is in a federally designated flood area) and (ii) loss on the Mortgage Loans caused by reason of the application of the co-insurance clause typically contained in customary standard hazard insurance policies. The Special Hazard Insurance Policies will not cover losses occasioned by normal wear and tear, gradual deterioration, inherent vice, inadequate maintenance of part or all of any property, errors in design, faulty workmanship or materials, war, nuclear reaction, nuclear or chemical contamination, civil insurrection or certain governmental actions, flood loss which could have been covered under the National Flood Insurance Program (if the Mortgaged Property is located in a federally designated flood area), any dishonest act on the part of any insured party or its agent and certain other risks described in the policy. A copy of the each Special Hazard Insurance Policy will be made available to the Bondholders upon request to the Indenture Trustee, at the cost of the requesting Bondholder.

     Each Special Hazard Account was established by the Certificate Trustee and is funded by Permitted Instruments and a Special Hazard Insurance Policy. The amount of assets or special hazard insurance coverage required to be available in each Special Hazard Account (the "SPECIAL HAZARD ACCOUNT REQUISITE AMOUNT") may be increased or reduced from time to time as described in the related Pooling and Administration Agreement. Claims paid out of a Special Hazard Account (including claims paid under the related Special Hazard Insurance Policy) in respect of any Other Mortgage Loans will reduce the amount of corresponding coverage available with respect to the Mortgage Loans covered by such Special Hazard Account, notwithstanding that the Mortgage Loans may not have suffered any losses at such time. If the rate of losses respecting Other Mortgage Loans is disproportionately greater than the rate of losses respecting Mortgage Loans covered by a specified Special Hazard Account, coverage available from such Special Hazard Account in respect of the Mortgage Loans will be reduced below that which would otherwise have been provided if the Special Hazard Account provided coverage exclusively for the Mortgage Loans. No assurance can be given that disproportionately high claims in respect of Other Mortgage Loans will not adversely affect the amount of coverage available to Mortgage Loans from any Special Hazard Account.

     The Special Hazard Insurance Policies included in the Special Hazard Accounts will cover certain special hazard- related losses in excess of a specified reserved amount (the "RESERVED AMOUNT") that is generally equal to 20% of the related Special Hazard Account Requisite Amount prior to deduction of special hazard losses (but not less than $1,000,000), reduced by all claims paid in respect of special hazard losses following the date such Special Hazard Insurance Policy was obtained, until the Reserved Amount is reduced to zero. Cash has been deposited in each Special Hazard Account equal to the applicable Reserved Amount as of the last date any mortgage loans were made subject to coverage thereunder.

     The following tables sets forth certain information with respect to the Special Hazard Insurance Policies and the Special Hazard Accounts by series of
Certificates:


                                    LIMITATION ON CLAIMS
   SERIES OF                        UNDER SPECIAL HAZARD       CLAIMS PAID AS OF
 CERTIFICATES         INSURER         INSURANCE POLICY          AUGUST 31, 1998
 ------------         -------         ----------------          ---------------
1991-VI               C&I(1)               $2,933,000                $50,000
1991-VII              C&I(1)                3,419,000                110,000
1992-V                C&I(1)                6,069,000                 71,000
1992-VI               C&I(1)                3,569,000                      0
1992-VII              Aetna(2)              1,161,000                    (4)
1992-VIII             C&I(1)                2,840,000                141,000
1992-IX               C&I(1)                3,055,000                 30,000
1992-X                C&I(1)                2,917,000                 74,000
1992-XIV              C&I(1)                3,424,000                117,000
1991-B                Aetna(2)              1,262,000(3)              21,000
1991-E                Aetna(2)              1,262,000(3)             536,000
1992-PA               Aetna(2)                709,000(3)             214,000
1992-GA               Aetna(2)              1,834,000                192,000
1993-PA               Aetna(2)              1,616,000                557,000
1994-UA               Aetna(2)              1,372,000                      0
1994-GA               Aetna(2)              1,899,000                      0
---------------

(1) Commerce and Industry Insurance Company, a property and casualty insurance company organized under the laws of the State of New York.
(2) Aetna Casualty and Surety Company, a property and casualty insurance company organized under the laws of the State of Connecticut.
(3) The Series 1991-B, 1991-E and 1992-PA Certificates have a combined Special Hazard Account with an aggregate limit on claims in respect of such Certificates of $1,262,000. There is an aggregate limit of $709,000 in respect of claims in respect of the Series 1992-PA Certificate.
(4)      Not reported by Aetna.

     Neither the funds on deposit in any Special Hazard Account nor the coverage under any Special Hazard Insurance Policy will be available to cover any losses or shortfalls other than special hazard-related losses in respect of the mortgage loans specifically covered by such Special Hazard Account or Special Hazard Insurance Policy.

BANKRUPTCY ACCOUNTS

     Each Mortgage Loan together with certain Other Mortgage Loans will have the benefit of a bankruptcy account (each, a "BANKRUPTCY ACCOUNT").

     Each Bankruptcy Account is a reserve account providing coverage with respect to a defined level of bankruptcy- related losses resulting from Mortgagor bankruptcies with respect to the Mortgage Loans underlying the applicable Certificate. Each Bankruptcy Account was established by the Certificate Trustee and is funded by Permitted Instruments. The amount of assets required to be available each Bankruptcy Account (the "BANKRUPTCY ACCOUNT REQUISITE AMOUNT") may be increased or reduced from time to time as described in the related Pooling and Administration Agreement. Claims paid out of a Bankruptcy Account in respect of any Other Mortgage Loan will reduce the amount of corresponding coverage available with respect to the Mortgage Loans covered by such Bankruptcy Account, notwithstanding that the Mortgage Loans may not have suffered any losses at such time. If the rate of losses respecting Other Mortgage Loans is disproportionately greater than the rate of losses respecting Mortgage Loans covered by a specified Bankruptcy Account, coverage available from such Bankruptcy Account in respect of the Mortgage Loans will be reduced below that which would otherwise have been provided if the Bankruptcy Account provided coverage exclusively for the Mortgage Loans. No assurance can be given that disproportionately high claims in respect of Other

Mortgage Loans will not adversely affect the amount of coverage available to Mortgage Loans from any Bankruptcy Account.

     The Mortgage Loans underlying the Series 1992-GA, 1993-PA, 1994-UA and 1994-GA Certificates will each have the benefit of a Bankruptcy Account with a maximum coverage (per Series) of $100,000.

     The Mortgage Loans underlying the Series 1991-B, 1991-E and 1992-PA Certificates have the benefit of a combined Bankruptcy Account with a maximum aggregate coverage for all such Certificates of $100,000.

     The Mortgage Loans underlying the Series 1991-VI, 1991-VII, 1992-V, 1992-VI, 1992-VIII, 1992-IX, 1992-X and 1992-XIV Certificates will have the benefit of a Bankruptcy Account maintained in respect of the 1992-VII Certificate with a maximum aggregate coverage for all such Certificates of $117,000.

     As of September 28, 1998, no claims had been paid from any Bankruptcy Account.

     The coverage under each Bankruptcy Account may be canceled or reduced, to the extent permitted by the rating agencies rating the Bonds, so long as such cancellation or reduction does not adversely affect the ratings described under "Bond Ratings" herein.

     In the event that aggregate Mortgagor bankruptcy losses experienced with respect to the Mortgage Loans covered by a specified or Bankruptcy Account exceed the coverage under such Bankruptcy Account, as applicable, any further Mortgagor bankruptcy losses on such Mortgage Loans may result in losses to Bondholders. See "Description of the Bonds--Priority of Payments" herein and "The Indenture--Rights Upon Event of Default" in the Prospectus.

     Neither the funds on deposit in any Bankruptcy Account will be available to cover any losses or shortfalls other than bankruptcy related losses in respect of the mortgage loans specifically covered by such Bankruptcy Account.


                         FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, a REMIC election will be made with respect to a portion of the Trust Estate (the "SERIES 1998-3 REMIC"). The Class A Bonds and the Class AX Bonds will be considered to represent beneficial interests in the "regular interests" (designated as the "REGULAR INTERESTS") in the Series 1998-3 REMIC.

     The Class A Bonds except to the extent of any Basis Risk Shortfall and any amounts of interest received in excess of the Net WAC (such amounts being referred to herein as the "ADDITIONAL INTEREST DISTRIBUTION AMOUNTS"), will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the Class AX Bonds and the portion of the Class A Bonds representing a Regular Interest will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and (ii) "real estate assets" within the meaning of section 856(c)(5) of the Code, in each case to the extent described in the Prospectus. Interest on such portion of the Class A Bonds and Class AX Bonds will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that such portion of the Class A Bonds and the Class AX Bonds are treated as real estate assets. See "Certain Federal Income Tax Consequences" in the Prospectus.

     Each Holder of a Class A Bond is deemed to own an undivided beneficial ownership in two assets: (i) the Regular Interests and (ii) an interest rate cap contract (a "CAP AGREEMENT"). The Cap Agreement with respect to the Class A Bonds is not included in the Series 1998-3 REMIC. The treatment of amounts received by a Class A Bondholder under such Bondholder's right to receive Additional Interest Distribution Amounts will depend on the portion of such Bondholder's purchase price allocable thereto. Under the REMIC regulations, each Class A Bondholder must allocate its purchase price for the Class A Bonds between its undivided interest in the Regular Interests and its undivided interest in the Cap Agreement in accordance with the relative fair market values of each property right. Payments made to the Class A Bonds under the Cap Agreement will be included in income based on the regulations relating to notional principal contracts (the "NOTIONAL PRINCIPAL CONTRACT REGULATIONS"). The OID Regulations (as defined in the Prospectus) (which technically do not apply to REMIC regular interests) provide that the issuer's allocations of the issue price are binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the issuer's allocation. Holders of the Class A Bonds may obtain information as to the value assigned to the Cap Agreement from the Indenture Trustee. Under the REMIC regulations, the Indenture Trustee is required to account for the Regular Interest and the Cap Agreement as discrete property rights. Ownership of the Cap Agreement will entitle the owner to amortize the separate price paid for the related Cap Agreement under the Notional Principal Contract Regulations. The Internal Revenue Service issued regulations applicable to debt instruments acquired after August 13, 1996 that provide for the integration of a qualifying debt instrument with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. These regulations expressly exclude REMIC regular instruments from their application. Each Holder of a Class AX Bond will be required to report as income pursuant to the Notional Principal Contract Regulations the portion of the purchase price for the Class A Bonds allocable to the Cap Agreement and will be entitled to deduct payments made under the Cap Agreement pursuant to such regulations. Amounts deposited in the Reserve Fund, and earnings thereon, will be taxable to the Class AX Bondholders as deposited, and earned, and will not be treated as paid under the Cap Agreement to the Class A Bondholders until actually paid to them.


                              ERISA CONSIDERATIONS

     Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to ERISA or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested (any of the foregoing a "PLAN"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("PLAN INVESTORS"), should review carefully with their legal advisors whether the purchase or holding of the Bonds could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the Bonds to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "PLAN ASSET REGULATIONS").

PROHIBITED TRANSACTIONS

     GENERAL. Section 406 of ERISA prohibits parties in interest or disqualified persons ("PARTIES IN INTEREST") with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

     PLAN ASSET REGULATION AND THE BONDS. The United States Department of Labor (the "DOL") has issued the Plan Asset Regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Asset Regulations describe the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulations, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulations provide that, if a Plan acquires an "equity interest" in an entity, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions not applicable here apply.

     Under the Plan Asset Regulations, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features". If the Bonds are not treated as equity interests in the Issuer for purposes of the Plan Asset Regulation, a Plan's investment in the Bonds would not cause the assets of the Issuer to be deemed Plan assets. However, the Issuer, an Administrator, the Certificate Trustee, the Indenture Trustee and the Underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Bonds, the purchase of Bonds using Plan assets over which any such parties have investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.

     The Bonds may not be purchased with the assets of a Plan if the Issuer, an Investor, the Certificate Trustee, the Indenture Trustee, the Underwriter or any of their respective affiliates (i) has investment or administrative discretion with respect to such Plan assets; (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (a) will serve as a primary basis for investment decisions with respect to such Plan assets and (b) will be based on the particular investment needs for such Plan; or (iii) is an employer maintaining or contributing to such Plan.

     If the Bonds are deemed to be equity interests in the Issuer, the Issuer could be considered to hold Plan assets by reason of a Plan's investment in the Bonds. In such an event, the Administrators and other persons exercising management or discretionary control over the assets of the Issuer may be deemed to be fiduciaries with respect to investing Plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the Issuer's assets. There can be no assurance that any statutory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the Issuer by a Plan.

     The Residual Bonds are expected to have "substantial equity characteristics." Accordingly, no Residual Bond may be acquired by a Plan or Plan Investor. Although the matter is not entirely clear, the Class AX Bonds may have "substantial equity characteristics." Consequently, no transfer of the Class AX Bonds will be permitted to be made to any person unless the proposed transferee delivers to the Indenture Trustee either (i) a certificate from such transferee to the effect that such transferee is not a Plan Investor or, in the case of an insurance company, is either not a Plan Investor or is eligible for an exemption from the applicable prohibited transaction provisions of ERISA and the Code, or (ii) an opinion of counsel satisfactory to the Indenture Trustee and the Issuer to the effect that the purchase and holding of such Bonds will not constitute or result in a prohibited transaction under ERISA or the Code and will not subject the Administrators, the Certificate Trustee, the Indenture Trustee, the Issuer or their respective affiliates to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture (a "BENEFIT PLAN OPINION").

     In addition, without regard to whether the Bonds are considered to be equity interests in the Issuer, certain affiliates of the Issuer or the Administrators might be considered or might become Parties in Interest with respect to a Plan. In either case, the acquisition or holding of Bonds by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE-91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers". Each purchaser or transferee of a Class A Bond that is a Plan Investor shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions or another exemption have been satisfied.

     The sale of Bonds to a Plan is in no respect a representation by the Issuer or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

     ANY PLAN INVESTOR PROPOSING TO INVEST IN THE BONDS SHOULD CONSULT WITH ITS COUNSEL TO CONFIRM THAT SUCH INVESTMENT WILL NOT RESULT IN A PROHIBITED TRANSACTION THAT IS NOT SUBJECT TO AN EXEMPTION AND WILL SATISFY THE OTHER REQUIREMENTS OF ERISA AND THE CODE APPLICABLE TO PLANS.

                                   THE ISSUER

     The Issuer has issued the following collateralized mortgage obligations, each separately secured by conventional mortgage pass-through certificates evidencing interests in pools of loans on single-family residential properties and having the following characteristics:



                                                                         APPROXIMATE                 CERTIFICATE PASS-THROUGH RATE
                                                                          AGGREGATE                  -----------------------------
                                                  ORIGINAL BOND          MORTGAGE LOAN
    SERIES       DATE OF ISSUANCE                PRINCIPAL AMOUNT       PRINCIPAL AMOUNT                MINIMUM           MAXIMUM
    ------       ----------------                ----------------       ----------------                -------          --------

1991-VII        December 24, 1991                  $350,000,000           $352,884,063                  7.968%           11.468%
1991-VIII       December 23, 1991                   125,000,000            125,285,552                  8.0405           10.0405
1992-I          January 28, 1992                    350,000,000            354,001,696                  7.8229            9.9529
1992-II         February 28, 1992                   350,000,000            353,452,616                  7.4755           12.4155
1992-III        March 30, 1992                      125,000,000            125,986,205                  7.4233            9.9233
1992-IV         March 30, 1992                      350,000,000            352,475,163                  7.7306           10.6056
1992-V          April 30, 1992                      275,000,000            277,014,666                  7.5906            9.7156
1992-VI         May 29, 1992                        200,000,000            202,157,049                  7.1377           11.1377
1992-VII        May 29, 1992                        200,000,000            202,066,510                  7.6896           10.5946
1992-VIII       June 30, 1992                       200,000,000            201,006,064                  7.2664           10.1414
1992-IX         June 29, 1992                       200,000,000            201,038,619                  4.9438            6.4438
1992-X          June 30, 1992                       200,781,630            200,781,630                  7.2476(1)        10.2776(1)
1992-XI         July 30, 1992                       350,755,266            350,755,266                  8.0233(2)         9.3983(2)
1992-XII        August 28, 1992                     200,174,762            200,459,562                  7.2306           10.1056
1992-XIII       August 28, 1992                     200,000,000            200,447,240                  7.4192           10.4492
1992-XIV        September 30, 1992                  200,000,000            200,099,994                  3.8950            5.8950
1992-XV         September 30, 1992                  150,000,000            151,067,670                  6.5571            9.2121
1993-I          January 29, 1993                    200,000,000            199,941,150                  8.0000            8.0000

   (1) Net Certificate Pass-Through Rate, which is the Certificate Pass-Through Rate less 0.04% for administration expenses.

   (2) Net Certificate Pass-Through Rate, which is the Certificate Pass-Through Rate less 0.03% for administration expenses.

     The Issuer has not engaged in any other business to date. For the purpose of calculating the rates of earnings to fixed charges set forth below, earnings consist of income before fixed charges and income taxes, and fixed charges consist of interest, amortization of bond discounts and amortization of bond issuance costs.

The Issuer's ratio of earnings to fixed charges for the twelve months ended December 31, 1997 was 1:1.

LITIGATION

     Between July 23, 1998 and September 22, 1998, CMC, the parent of the Issuer, and certain of the senior officers of CMC were sued in twenty-three different lawsuits, each of which alleges violations of the federal securities laws. Twenty of the lawsuits were filed in the United States District Court for the Northern District of Texas. The other lawsuit was filed in the United States District Court for the Eastern District of New York, but has been transferred to the Northern District of Texas. In all but one of the lawsuits, the individual defendants were Ronn K. Lytle, Christopher T. Gilson, Julie A. Moore, Andrew F. Jacobs and William H. Rudluff. In the other, the individual defendants included only Messrs. Lytle and Jacobs and Ms. Moore. Each of the actions is filed as a purported class action but the persons on behalf of whom the lawsuits are allegedly filed and the alleged class period vary somewhat among the various actions.

The earliest starting date for the alleged class period is January 28, 1997, the date on which CMC issued a press release announcing is operating results for fiscal year 1996, and the latest concluding date for the alleged class period is July 24, 1998, the date on which CMC announced its operating results for the second quarter of fiscal 1998 and also announced that it was eliminating for a period of time the common stock dividend.

     In substance, each of the lawsuits alleges that CMC caused the market price for is securities to be artificially inflated during the alleged class periods as a result of CMC having issued false and misleading statements concerning CMC's business, operations, and financial condition and omitting to discuss material adverse information regarding the same matters. Each of the complaints seeks monetary damages in unspecified amounts. CMC intends to defend vigorously the claims asserted against it. However, no prediction can be made at this stage of the possible outcome of such lawsuits or of the ultimate effect on the financial condition of CMC, and thus on CMC's ability to perform its obligations as Administrator, if one or more of such lawsuits resulted in judgment against CMC or the other defendants.


                                  UNDERWRITING

     Greenwich Capital Markets, Inc. (the "UNDERWRITER") has agreed, subject to the terms and conditions of the Underwriting Agreement to purchase from the Issuer the entire principal amount of the Class A Bonds.

     The Issuer has been advised by the Underwriter that it proposes to offer the Class A Bonds from time to time for sale in one or more negotiated transactions or otherwise, at prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Bonds to or through certain dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of such Bonds for whom they may act as agent. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Bonds may be deemed to be underwriters, and any amounts or commissions received by them and any profit on the resale of such Bonds positioned by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended (the "ACT").

     The CMC and the Issuer, jointly, and severally, will indemnify the Underwriter against certain liabilities, including liabilities under the Act, and may also contribute to payments the Underwriter may be required to make in respect thereof.



                                  LEGAL MATTERS

     Certain legal matters in respect of the Offered Bonds will be passed upon for the Issuer by Andrews & Kurth L.L.P., Dallas, Texas and for the Underwriter by Brown & Wood LLP, Washington, D.C.


                                  BOND RATINGS

     It is a condition to the issuance of the Class A Bonds, the Class AX Bonds and the Class R Bonds that they be rated "AAAr" by S&P and "AAA" by DCR.

     The ratings assigned by S&P and DCR to collateralized mortgage obligations address the likelihood of the receipt by Bondholders of all payments to which such Bondholders are entitled. Such ratings address the structural and legal aspects associated with the Bonds, including the nature of the underlying mortgage loans. Such ratings of collateralized mortgage obligations do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Bondholders might suffer a lower than anticipated yield or that the holders of the Bonds may not fully recoup their initial investment. The ratings of the Bonds should be evaluated independently from similar ratings on other types of securities.

     In the case of ratings by S&P, the letter "r" is attached to highlight derivative, hybrid and certain other obligations that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

     The Ratings assigned by S&P and DCR to the Class AX Bonds do not address whether investors will recoup their initial investment. Further, the ratings on the Class R Bonds only address the return of the class principal balance and interest thereon at the stated rate.

     The Issuer has not requested a rating on the Bonds by any rating agency other than S&P and DCR. However, there can be no assurance as to whether any other rating agency will rate the Bonds, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Bonds by another rating agency, if assigned at all, may be lower than the rating assigned to the Bonds by S&P and DCR. A security rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time by S&P or by DCR.

                             INDEX OF DEFINED TERMS

                                                                         Page

"Accrued Bond Interest"..................................................S-16
"Act"             .......................................................S-60
"Additional Interest Distribution Amounts"...............................S-56
"Bankruptcy Account".....................................................S-54
"Bankruptcy Account Requisite Amount"....................................S-55
"Basis Risk Shortfall"...................................................S-16
"Beneficial Owners".......................................................S-6
"Benefit Plan Opinion"...................................................S-57
"Bond Interest Payment Amount"............................................S-7
"Bond Interest Rate".....................................................S-16
"Bondholders"     .......................................................S-27
"Bonds"           ...................................................S-1, S-6
"Book Entry Bonds"...................................................S-1, S-6
"Book Entry Termination"............................................S-6, S-25
"Cap Agreement"   .......................................................S-56
"CCC"             .......................................................S-27
"Certificate Account"....................................................S-28
"Certificate Trustee"....................................................S-26
"Certificates"    ........................................................S-2
"Class A Bond Interest Rate".............................................S-16
"Class AX Bond Interest Rate"............................................S-16
"Class R Bond Interest Rate".............................................S-16
"Class Notional Balance".................................................S-20
"Clearing Agency" ..................................................S-6, S-25
"Clearing Agency Participants"...........................................S-25
"Certificate Distribution"................................................S-8
"Class Current Principal Balance"........................................S-20
"Closing Date"    ........................................................S-7
"CMC"             ........................................................S-7
"CMT Adjustment Date"....................................................S-30
"CMT Gross Margin".......................................................S-30
"CMT Index"       ..................................................S-2, S-30
"CMT Loans"       ........................................................S-2
"CMT Lifetime Mortgage Interest Rate Cap"................................S-31
"CMT Minimum Mortgage Interest Rate".....................................S-31
"CMT Mortgage Interest Rate Adjustment Cap"..............................S-31
"CMT Mortgage Rate"......................................................S-30
"Code"            .......................................................S-11
"Commission"      ........................................................S-4
"Compensating Interest"..................................................S-17
"CPR"             .......................................................S-20
"Current CMT Index"......................................................S-30
"Current LIBOR Index"....................................................S-29
"Current Principal Balance"..............................................S-20
"Custodial Account"......................................................S-42
"Cut-off Date"    ........................................................S-7
"DCR"             ..................................................S-1, S-12
"Deficient Valuation.......................................................31
"Definitive Bonds"........................................................S-6
"DOL"             .......................................................S-57
"DTC"             ........................................................S-1
"Due Period"      ........................................................S-7
"Financial Guaranty Insurance Policy".....................................S-2
"FNMA LIBOR Loan" .......................................................S-29


"FNMC"            ........................................................S-7
"Fraudulent Mortgage Loans"..............................................S-41
"FSA"             ........................................................S-2
"GE"              ........................................................S-7
"GEMICO"          ........................................................S-2
"GEMICO Certificates"....................................................S-46
"GEMICO Insured Loans"...................................................S-46
"GEMICO Mortgage Loans"..................................................S-46
"GEMICO Pool Policy".....................................................S-46
"Gross WAC"       .......................................................S-18
"Indenture"       ........................................................S-7
"Indenture Trustee".......................................................S-7
"Initial Call Date"......................................................S-11
"Insurance Proceeds".....................................................S-42
"Interest Accrual Period"...........................................S-7, S-16
"Interest Shortfall".....................................................S-16
"Issuer"          ........................................................S-6
"LIBOR Adjustment Date"..................................................S-29
"LIBOR Determination Date"...............................................S-17
"LIBOR Gross Margin".....................................................S-29
"LIBOR Index"     ........................................................S-2
"LIBOR Lifetime Mortgage Interest Rate Cap"..............................S-29
"LIBOR Loans"     ........................................................S-2
"LIBOR Minimum Mortgage Interest Rate"...................................S-29
"LIBOR Mortgage Interest Rate Adjustment Cap"............................S-29
"LIBOR Mortgage Rate"....................................................S-29
"Liquidation Date".........................................................31
"Liquidation Proceeds"...................................................S-42
"Margin"          .......................................................S-16
"Modeling Assumptions"...................................................S-20
"Monthly Advance" .......................................................S-42
"Mortgage Loan"   ........................................................S-8
"Mortgage Loans"  ........................................................S-2
"Mortgage Notes"  .......................................................S-29
"Mortgage Pool"   ..................................................S-2, S-27
"Mortgage Pool Insurance Policy"..........................................S-2
"Mortgage Rate"   .......................................................S-16
"Mortgaged Properties".............................................S-14, S-29
"Mortgagors"      .......................................................S-42
"Net Interest Shortfall".................................................S-18
"Net Mortgage Rate"......................................................S-16
"Net WAC"         .......................................................S-16
"Nonrecoverable Advance"...........................................S-29, S-43
"Non-Covered Loss".......................................................S-51
"Notional Principal Contract Regulations"................................S-56
"One-Month LIBOR" .......................................................S-17
"Optional Redemption Date"...............................................S-11
"Original Principal Amounts"..............................................S-6
"Other GEMICO Mortgage Loans"............................................S-46
"Other Mortgage Loans"....................................................S-2
"Other PMI Mortgage Loans"...............................................S-49
"Other UGIC Mortgage Loans"..............................................S-50
"Parties in Interest"....................................................S-56
"Payment Date"    ...................................................S-2, S-7
"Plan"            .......................................................S-56
"Plan Asset Regulations".................................................S-56
"Plan Investor"   ........................................................S-3
"Plan Investors"  .......................................................S-56

"PMI"             ........................................................S-2
"PMI Certificates".......................................................S-49
"PMI Insured Loans"......................................................S-49
"PMI Mortgage Loans".....................................................S-49
"PMI Pool Policy" .......................................................S-49
"Pool Insured Loans"......................................................S-2
"Pool Insurers"   ........................................................S-2
"Pooling and Administration Agreement"...................................S-26
"Pooling and Administration Agreements"...................................S-2
"Primary Mortgage Insurance Policy"......................................S-44
"Principal Distribution Amount"..........................................S-18
"Principal Prepayment"...................................................S-17
"PTCE"            .......................................................S-57
"Rating Agencies" ..................................................S-1, S-12
"Redemption Price".......................................................S-11
"Reference Banks" .......................................................S-17
"Registration Statement"..................................................S-4
"Regular Interests"...........................................S-3, S-11, S-56
"REITs"           .......................................................S-12
"Relief Act Shortfall"...................................................S-17
"REMIC"           ..................................................S-3, S-11
"Remittance Date" .......................................................S-28
"Remittance Rate" .......................................................S-28
"Reserve Fund"    .................................................S-18, S-19
"Reserve Fund Requirement"...............................................S-21
"Reserve Interest Rate"..................................................S-18
"Reserved Amount" .......................................................S-53
"S&P"             ..................................................S-1, S-12
"Scheduled Principal Balance...............................................31
"Sellers"         .......................................................S-41
"Series 1998-3 REMIC"....................................................S-56
"Servicer"        .......................................................S-28
"Servicing Agreement"....................................................S-28
"Special Hazard Account".................................................S-53
"Special Hazard Account Requisite Amount"................................S-53
"Special Hazard Insurance Policy"........................................S-53
"Sponsor"         .......................................................S-27
"Standard Hazard Insurance Policy".......................................S-44
"Title Insurance Policy".................................................S-44
"Trust Estate"    ........................................................S-2
"Trustee's Fee Rate".....................................................S-18
"UGIC"            ........................................................S-2
"UGIC Certificate".......................................................S-50
"UGIC Insured Loans".....................................................S-50
"UGIC Mortgage Loans"....................................................S-50
"UGIC Pool Policy".......................................................S-50
"Underwriter"     ..................................................S-1, S-60
"Unrecovered Interest Shortfall".........................................S-17
"WSJ LIBOR Loan"  .......................................................S-29
"5/25 Adjustment Date"....................................................S-2
"5/25" Mortgage Loans"....................................................S-2

PROSPECTUS

                                  $773,288,342

                                     (LOGO)

                       CAPSTEAD SECURITIES CORPORATION IV

            COLLATERALIZED MORTGAGE OBLIGATIONS (ISSUABLE IN SERIES)
                             ---------------------

     This Prospectus relates to $773,288,342 aggregate principal amount of Collateralized Mortgage Obligations (the "Bonds"), which may be sold from time to time in one or more Series on terms determined at the time of sale and described in the related Prospectus Supplement or Supplements. Each Series of Bonds will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds. Interest on each Class of Bonds other than a Class of Compound Interest Bonds will be payable on the dates specified in the related Prospectus Supplement. Interest payments on each Class of Compound Interest Bonds will commence only when all Bonds of the related Series having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full, unless the related Prospectus Supplement provides otherwise. Prior to such time, interest on such Class of Compound Interest Bonds will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date. The amount of principal required to be paid on a Series of Bonds on each Payment Date will be applied to the Classes of Bonds of such Series in the manner specified in the related Prospectus Supplement. As more fully described herein, Bonds may constitute a Series of Special Allocation Bonds. Principal payments on each Class of Bonds of a Series will be made on a pro rata basis among all Bonds of such Class unless otherwise provided in the related Prospectus Supplement.

     The Bonds of each Series will be collateralized by Agency Certificates or Non-Agency Certificates, or a combination of such Certificates. "Agency Certificates" are either (i) "fully modified pass-through" mortgage-backed certificates ("GNMA Certificates") guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA"), (ii) Guaranteed Mortgage Pass-Through Certificates ("FNMA Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA"), or (iii) Mortgage Participation Certificates ("FHLMC Certificates") issued and guaranteed as to timely payment of interest and ultimate collection (and to the extent specified in the related Prospectus Supplement, timely payment) of principal by the Federal Home Loan Mortgage Corporation ("FHLMC"). "Non-Agency Certificates" are private pass-through certificates or participation certificates which are neither issued nor guaranteed by any agency or instrumentality of the United States and which evidence undivided interests in Agency Certificates or pools of whole mortgage loans secured by single family or multi-family residences. The Non-Agency Certificates pledged to secure any Series of Bonds may be guaranteed as to payment of principal and interest by a third party insurer or guarantor, to the extent provided in the related Prospectus Supplement. The GNMA Certificates will be backed by the full faith and credit of the United States. The FNMA Certificates, the FHLMC Certificates and the Non-Agency Certificates will not be backed, directly or indirectly, by the full faith and credit of the United States.

     Distributions on the Certificates pledged as collateral for a Series of Bonds, together with the reinvestment earnings thereon at the assumed reinvestment rate for such Series specified in the related Prospectus Supplement (the "Assumed Reinvestment Rate") and, if applicable, the cash available to be withdrawn from any Reserve Fund established for such Series, will be sufficient to make timely payments of interest on the Bonds of such Series and to retire each such Class of Bonds not later than its Stated Maturity. The Bonds may be guaranteed as to payment of principal and interest by a third party insurer or guarantor, to the extent provided in the related Prospectus Supplement. Each Series of Bonds may be redeemable only under the limited circumstances described herein and in the related Prospectus Supplement.

     The Issuer with respect to a Series of Bonds (the "Issuer") will be Capstead Securities Corporation IV. The Issuer will have no significant assets other than those pledged as collateral to secure separately each Series of the Issuer's Bonds. Unless otherwise specified in the Prospectus Supplement, the Bonds are not guaranteed or insured by GNMA, FNMA, FHLMC, or any other governmental organization or any other person or entity.

     The Issuer may elect to treat one or more segregated pools of assets securing any Series of Bonds as a "real estate mortgage investment conduit" ("REMIC"). See "Certain Federal Income Tax Consequences" herein. The Bonds of such Series ("REMIC Bonds") will include one or more Classes of regular interests in such REMIC ("REMIC Regular Bonds") and may include one Class of residual interests in such REMIC ("Residual Bonds").

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus may not be used to consummate sales of the Bonds unless accompanied by a Prospectus Supplement.
                             ---------------------

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 28, 1998.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Bonds to be offered hereunder will, among other things, set forth with respect to such Series of
Bonds: (i) information regarding the issuance of such Series; (ii) the aggregate principal amount, the interest rate or the method by which such interest rate may be determined, and the authorized denominations of each Class of such Bonds;
(iii) the identification and characteristics of the collateral securing such Bonds, including, if applicable, the amount of the Reserve Fund or Funds for such Series; (iv) the order of the application of principal payments to the Classes of such Bonds and the allocation of principal to be so applied; (v) the circumstances, if any, under which the Bonds of such Series are subject to special redemption or optional redemption; (vi) any minimum principal payment requirements and the terms of any related minimum principal payment agreement with respect to such Series; (vii) the Stated Maturity of each Class of such Bonds and the method used to determine such Stated Maturities; (viii) the method used to calculate the aggregate amount of principal required to be paid on the Bonds of such Series on each Payment Date; (ix) the principal amount of each Class of such Bonds that would be outstanding on specified Payment Dates if the mortgages underlying the Certificates pledged as security for such Bonds were prepaid at various assumed rates; (x) the Payment Dates, record dates, redemption dates, if any, and the Assumed Reinvestment Rate for such Series of Bonds; (xi) whether such Series is participating in the Issuer's Special Hazard and Bankruptcy Account and, if so, the Claim Ceiling for such Series (as defined herein); (xii) if applicable, the Issuer's ratio of earnings to fixed charges;
(xiii) whether such Series constitutes a Series of Special Allocation Bonds;
(xiv) if all or part of the collateral for the Bonds of such Series consists of Non-Agency Certificates, information concerning the Agency Certificates or mortgages evidenced by such Certificates and related servicing and, if applicable, insurance or guaranty arrangements; (xv) whether ownership of Bonds of any Class of such Series will initially be available only in book entry form through a clearing agency and, if so, the duties to be performed by the clearing agency with respect to principal payments and redemptions and the conditions, if any, under which definitive Bonds will be available to beneficial owners; (xvi) the investment rating agencies and ratings required with respect to such Series;
(xvii) the extent, if any, to which deposits, withdrawals or substitutions of Certificates securing the Bonds may be permitted; (xviii) whether the Issuer intends to elect to treat the segregated pool of assets securing such series as a REMIC; and (xix) additional information with respect to the plan of distribution of such Bonds.

                             ---------------------

                             AVAILABLE INFORMATION

     The Issuer was incorporated in Delaware on August 16, 1991. The Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549; and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Issuer has filed with the Commission a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Bonds offered by this Prospectus and the related Prospectus Supplement. This Prospectus and Prospectus Supplement, which form a part of the Registration Statement, do not contain all of the information set forth in the Registration Statement, certain parts having been omitted pursuant to the rules and regulations of the Commission. The Registration Statement will be available for inspection and copying as set forth above.

     The Issuer does not plan to send any financial reports to holders of Bonds. The Indenture Trustee, however, will include with each payment on Bonds of a Series a statement containing certain information concerning the Bonds.

     The Issuer's principal executive offices are located at 2711 N. Haskell Avenue Suite 1000, Dallas, Texas 75204. Its telephone number is (214) 874-2500.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Issuer with the Commission under the Exchange Act are incorporated by reference in this Prospectus: (1) the Issuer's Annual Report on Form 10-K for its fiscal year ended December 31, 1997; and (2) the Issuer's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 1998 and June 30, 1998.

     All documents filed by the Issuer pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Issuer will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any of or all the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into any such document). Requests for such copies should be directed to Attn:
Investor Relations, Capstead Securities Corporation IV, 2711 N. Haskell Avenue, Suite 1000, Dallas, Texas 75204 (214/874-2323).

                                SUMMARY OF TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Bonds contained in the Prospectus Supplement or Supplements to be prepared and delivered in connection with the offering of Bonds of such Series.

Securities Offered......... Collateralized Mortgage Obligations (the "Bonds")
                               collateralized by certificates ("Certificates") evidencing undivided interests in pools of residential mortgage loans. The Certificates will consist of one or more of the following (i) "fully modified pass-through" mortgage-backed certificates ("GNMA Certificates") guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA"), (ii) Guaranteed Mortgage Pass-Through Certificates ("FNMA Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA"), (iii) Mortgage Participation Certificates ("FHLMC Certificates") issued and guaranteed as to timely payment of interest and ultimate collection (and to the extent specified in the related Prospectus Supplement, timely payment) of principal by the Federal Home Loan Mortgage Corporation ("FHLMC"),
                               (iv) pass-through certificates or participation certificates ("Non-Agency Certificates") which are neither issued nor guaranteed by an agency or instrumentality of the United States and which evidence undivided interests in Agency Certificates or pools of mortgage loans secured by single family (one- to four-units) or multi-family residences, or (v) a combination of such Certificates. The Non-Agency Certificates pledged to secure any Series of Bonds may be guaranteed as to payment of principal and interest by a third-party insurer or guarantor, to the extent provided in the related Prospectus Supplement. GNMA Certificates, FNMA Certificates and FHLMC Certificates are referred to collectively in this Prospectus as "Agency Certificates".

                            The Bonds will be issued from time to time in Series
                               pursuant to an Indenture (an "Indenture") between the Issuer (as defined below) and the trustee for such Series (the "Indenture Trustee"), as supplemented by one or more supplemental indentures between the Issuer and the Indenture Trustee authorizing such Series (each a "Series Supplement"). Each Series will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds ("Compound Interest Bonds").

                            The Bonds of a Class may differ from Bonds of other
                               Classes of the same Series in the amounts allocated to and the priority of principal payments, maturity date and interest rate or in such other manner as specified in the related Prospectus Supplement. The Bonds of each Class of each Series will be issued either in definitive, fully registered form or book entry form in the authorized denominations specified in the related Prospectus Supplement. The Bonds may be insured or guaranteed as to payment of principal and interest by a third-party insurer or guarantor, to the extent provided in the related Prospectus Supplement. The Bonds will represent obligations solely of the Issuer and will not be insured or guaranteed by any affiliate of the Issuer or by any other person or entity.

Issuer..................... Capstead Securities Corporation IV (the "Issuer") is
                               a limited purpose finance corporation wholly owned by Capstead Mortgage Corporation. Neither Capstead Mortgage Corporation nor any other affiliate of the Issuer will guarantee, or otherwise be obli-gated to pay, the Bonds of any Series. Although the Bonds are recourse obligations of the Issuer (except as otherwise specified in the related Prospectus Supplement with respect to Bonds for which a REMIC election is made), its assets, other than those pledged as collateral for the Bonds and any other bonds issued by it, are not expected to be significant. Except to the extent specified otherwise in the related Prospectus Supplement, the assets pledged to collateralize the Bonds of any Series will be used only to collateralize the Bonds of such Series. The Issuer was incorporated in the State of Delaware on August 16, 1991. The Issuer's principal executive offices are located at 2711 N. Haskell Avenue, Dallas, Texas 75204; telephone number
                               (214) 874-2500. See "The Issuer".

Interest Payments.......... Each Class of Bonds of a Series will bear interest at the respective rate described for such Class in the related Prospectus Supplement. Interest on any Class of Floating Interest Rate Bonds (See "Description of the Bonds -- Payments of Interest") will be calculated and paid in accordance with provisions set forth in the related Prospectus Supplement, which provisions will include, among other things:

                               (a) the interest rate ("Floating Interest Rate") for the initial Interest Accrual Period (as defined below) on the Floating Interest Rate Bonds;

                               (b) the formula or index by which the Floating Interest Rate will be determined for subsequent Interest Accrual Periods;

                               (c) the intervals at which the Floating Interest Rate will be recalculated and the period over which the newly calculated Floating Interest Rate will be applicable; and

                               (d) any minimum or maximum Floating Interest Rate or the method by which same may be calculated.

                            Interest on each Class of Bonds will accrue over the
                               respective periods and be paid on the respective dates for such Class as specified in the related Prospectus Supplement (each such period an "Interest Accrual Period" and each such date a "Payment Date"). Unless otherwise specified in the Prospectus Supplement for a Series, payments of interest on each Class of Compound Interest Bonds will commence only when all Bonds of such Series having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full. Upon maturity or earlier redemption of the Bonds of any Series, interest will be paid to the date specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the timing of interest payment in respect of a Class of Special Allocation Bonds may be modified. Unless interest is accrued to the Payment Date or the maturity date, as the case may be, for any Class of Bonds, the effective yield to the holder of such Bonds will be reduced to a level below the yield that would apply if interest were paid to the respective Payment Dates and maturity date of such Class of Bonds. See "Description of the Bonds -- Payments of Interest" herein.

                            Interest payments will be paid by check mailed by
                               the Indenture Trustee or paying agent, if any, appointed by the Issuer for such purpose, to holders of definitive Bonds at their respective addresses appearing on the register on the applicable record date specified in the Prospectus Supplement. Beneficial owners of Bonds held in book entry form ("Book Entry Bonds") will receive interest payments according to procedures described under "Description of the Bonds -- Book Entry Registration" herein and the related Prospectus Supplement for any Series of Bonds having one or more Classes of Book Entry Bonds.

Principal Payments......... Unless the Prospectus Supplement relating to a
                               Series of Bonds provides otherwise, principal payments on each Series of Bonds will be made on each Payment Date (each Payment Date on which principal is payable being a "Principal Payment Date") in an aggregate amount equal to the sum of
                               (i) the amount of interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period; (ii) an amount (the "Basic Principal Payment"), determined on the basis of the Bond Values (as defined below) of the Certificates securing such Series in a specified period (a "Due Period") ending subsequent to the previous Principal Payment Date; and (iii) the percentage, if any, of the Spread (as defined below) specified in such Prospectus Supplement. The Prospectus Supplement for each Series of Bonds will specify the manner in which the amount of such aggregate principal payment will be determined. See "Description of the
                               Bonds -- Payments of Principal."

                            The Bond Value for a Certificate represents the
                               principal amount of Bonds of a Series that, based on certain assumptions, can be supported by the distributions on such Certificate, regardless of any prepayments on such Certificate, together with (depending on the type of Certificate and the method used to determine its Bond Value) the reinvestment income thereon at the Assumed Reinvestment Rate and/or, if applicable, the cash available to be withdrawn from any related Reserve Fund (as defined below). The Prospectus Supplement for a Series of Bonds will specify the method or methods (and related assumptions) used to determine the Bond Values of the Certificates pledged to secure such Series of Bonds.

                            Unless otherwise specified in the related Prospectus
                               Supplement, the "Spread" for a Series of Bonds as of any Payment Date is the excess, if any, of the sum of all amounts available on such Payment Date from certain items of collateral, as described in the following sentence, over the sum of all amounts due on such Payment Date for payments of principal and interest on such Bonds. Amounts available on any Payment Date from certain items of collateral may include, to the extent described in the related Prospectus Supplement,
                               (i) all distributions received on the
                               Certificates securing such Series of Bonds in the Due Period prior to such Payment Date for such Series of Bonds, (ii) the reinvestment income thereon, and (iii) if applicable, the amount of cash, if any, initially deposited to the Collection Account (as defined below) or withdrawn from any related Reserve Fund in the Due Period prior to such Payment Date and reinvestment income thereon. Amounts due for payment on such Series of Bonds on any Payment Date may include, to the extent described in the related Prospectus Supplement, (i) all interest payable on the Bonds of such Series on such Payment Date, (ii) the Basic Principal Payment for such Series of Bonds for such Principal Payment Date, including, if applicable, the amount (the "Scheduled Amortization Amount") to be paid on any Class of Scheduled Amortization Bonds (the "Scheduled Amortization Bonds"), (iii) interest, if any, accrued but not then payable on any Compound Interest Bonds of such

                               Series in the prior Interest Accrual Period, (iv) the amounts, if any, paid with respect to special redemption on the Bonds of such Series, as described below, during such Due Period and (v) if applicable, an amount allocable to the payment of fees and expenses of the Indenture Trustee, independent accountants and/or other administrative expenses related to the Bonds of such Series. To the extent specified in the related Prospectus Supplement, Spread may be distributed to the Issuer following required payments of principal and interest on each Payment Date. Any Spread distributed to the Issuer will not be available for payment of principal and interest on the Bonds, and such distributions will no longer be subject to the lien of Indenture.

                            Principal payments will be applied in the order and
                               amounts specified in the Prospectus Supplement for each Class of a Series of Bonds. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the priority of principal payments may be reordered. See "Description of the
                               Bonds -- Payments of Principal."

                            The Stated Maturity for each Class of Bonds
                               comprising a Series of Bonds is the date on which all the Bonds of such Class will be fully paid, assuming (i) timely receipt of scheduled payments (with no prepayments) on the Certificates securing such Bonds, (ii) all such scheduled payments are reinvested on receipt at the Assumed Reinvestment Rate specified in the related Prospectus Supplement, and (iii) no portion of the Spread is applied to the payment of principal on the Bonds, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement. The Assumed Reinvestment Rate for a Series of Bonds will be specified in the related Prospectus Supplement, but in no event will it be more than the highest rate permitted by the nationally recognized statistical rating agency or agencies requested to rate such Series of Bonds or a rate insured by means of a surety bond or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement. The rate of prepayments on the Certificates securing any Series of Bonds will depend on the characteristics of the underlying mortgages loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to the actual prepayment experience of the Certificates. See "Description of the Bonds -- Maturity of the Bonds."

Redemption of Bonds........ To the extent provided in the related Prospectus
                               Supplement, the Bonds of any Class of each Series may be subject to redemption as follows:

  A. Redemption at Request
     of Bondholders........ To the extent permitted by a Prospectus Supplement and Series Supplement for a Series of Bonds, redemptions of one or more Classes of Bonds of such Series may be made pursuant to the request of Bondholders. See "Description of the Bonds -- Redemption at Request of Bondholders."

  B. Special Redemption.... The Bonds of each Series may be subject to special redemption under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, Bonds of a Series will be subject to special redemption, in whole or in part, on a specified date in each month other than a month including a Principal Payment Date (each a "Special Redemption Date"), at 100% of the principal amount of the Bonds so redeemed, plus accrued interest to the date designated in the Prospectus Supplement for a Series of Bonds, if, as a result of substantial principal payments on the underlying mortgages and/or low reinvestment yields, the Indenture Trustee determines, based on the assumptions specified in the Indenture, that the future debt service requirements on any portion of the Bonds cannot be met. Any such redemption will not exceed the principal amount of Bonds of such Series that would otherwise be required to be paid on the next Principal Payment Date. Unless otherwise specified in the related Prospectus Supplement, Bonds of a Series subject to special redemption will be redeemable in the same priority and manner as payments of principal are made on a Principal Payment Date. See "Description of the Bonds -- Special Redemption."

  C. Redemption at the
     Option of the
  Issuer................... The Bonds of any Class or Classes of a Series may be
                               subject to redemption at the option of the Issuer under the circumstances provided in the related Prospectus Supplement at the redemption price set forth in such Prospectus Supplement. See "Description of the Bonds -- Optional Redemption."

  D. Optional Floating
  Interest
     Rate Bond
  Redemption............... Unless specified otherwise in the Prospectus
                               Supplement for a Series of Bonds, the Issuer, at its option, may use all or a portion of the Spread to redeem any Class of Floating Interest Rate Bonds of such Series, in whole or in part (an "Optional Floating Interest Rate Bond Redemption"), on any Payment Date on such Class of Floating Interest Rate Bonds (a "Floating Interest Rate Payment Date"), at 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the date designated in the Prospectus Supplement for a Series of Bonds, if the Floating Interest Rate at which interest on such Floating Interest Rate Bonds accrues during the period specified in the related Prospectus Supplement preceding such Floating Rate Interest Payment Date (a "Floating Interest Rate Period") is equal or, pursuant to the related Prospectus Supplement, deemed to be equal to the Maximum Floating Interest Rate at which interest may accrue on such Floating Interest Rate Bonds, as set forth in the related Prospectus Supplement (the "Maximum Floating Interest Rate"). If any such Optional Floating Interest Rate Bond Redemption occurs, the rate of principal payments on the Bonds of Classes with later Stated Maturities will not be affected thereby, unless otherwise provided in the related Prospectus Supplement. If so provided in a Prospectus Supplement, after a redemption in full of a Class of Floating Interest Rate Bonds in which any Optional Floating Interest Rate Bond Redemption has occurred, there may be a period of time, such period to include one or more Principal Payment Dates, after the Class of Floating Interest Rate Bonds has been fully redeemed and before principal payments on the Bonds of another Class are to commence (a "Time-Out Period"). A Time-Out Period shall extend for the length of time required such that principal payments on the Bonds of other Classes shall commence on that Principal Payment Date on which they would otherwise have commenced if there had been no Optional Floating Interest Rate Bond Redemption in that Series. See "Description of the Bonds -- Optional Floating Interest Rate Bond Redemption."

Security for the Bonds..... Except to the extent specified otherwise in the related Prospectus Supplement, each Series of Bonds will be separately secured by collateral ("Collateral") consisting of the following:

  A. Certificates.......... The Certificates securing a Series of Bonds may consist of (i) GNMA Certificates, (ii) FNMA
                               Certificates, (iii) FHLMC Certificates, (iv)
                               Non-Agency Certificates, or (v) a combination of such Certificates. Any GNMA Certificates will be backed by the full faith and credit of the United States. Any FNMA and FHLMC Certificates will not be backed, directly or indirectly, by the full faith and credit of the United States. Unless otherwise stated in the Prospectus Supplement, Non-Agency Certificates will not be backed, directly or indirectly, by any agency or instrumentality of the United States. However, Non-Agency Certificates pledged to secure any Series of Bonds or the Agency Certificates or mortgage loans underlying any Non-Agency Certificate (the "Mortgage Loans") may, be insured, guaranteed or otherwise backed in the manner described in the related Prospectus Supplement. Any Agency Certificate and any Non-Agency Certificate securing the Bonds of any Series will evidence an interest in a pool of Mortgage Loans secured by single-family (one- to four-units) or multi-family residences. The Prospectus Supplement for each Series will specify (i) the aggregate approximate amount of the Collateral securing such Series that consists of GNMA, FNMA and FHLMC Certificates, of Certificates backed by level payment and graduated payment mortgages, and, if known to the Issuer, of Certificates that are backed by mortgages insured or guaranteed by a governmental entity and (ii) the aggregate approximate amount of the Collateral securing such Series that consists of Non-Agency Certificates, including the principal characteristics of the underlying Mortgage Loans and any insurance, guarantees or other backing for such Mortgage Loans, Certificates or both. The Certificates securing each Series of Bonds will be registered in the name of the Indenture Trustee or its nominee or in the name of a financial intermediary or its nominee acting on behalf of the Indenture Trustee and will be held by the Indenture Trustee as Collateral only for the specified Series of Bonds. If so provided in the Prospectus Supplement or Series Supplement for a Series of Bonds, the Issuer may deposit cash on the closing date for such Series, to secure such Series, in lieu of any Certificates to secure such Series which are not delivered on such closing date. See "Security for the Bonds -- Certificates Collateralizing the Bonds."

  B. Collection Account.... All distributions on the Certificates pledged as security for a Series of Bonds will be remitted directly to a collection account (the "Collection Account") to be established with the Indenture Trustee on the closing date for the sale of such Series of Bonds and, together with the reinvestment earnings thereon, the amount of cash, if any, initially deposited therein by the Issuer, and, if applicable, the cash withdrawn from any related Reserve Fund, will be available for application to the payment of principal of, and interest on, such Series of Bonds on the next Payment Date. Unless specified otherwise in the Prospectus Supplement for a Series of Bonds, any funds remaining in a Collection Account immediately following a Payment Date after deducting certain Indenture Trustee fees and administrative expenses will be either deposited in a related Reserve Fund if the Prospectus Supplement for such Series of Bonds so provides or, if not so required, will be promptly paid over to the Issuer upon satisfaction of certain conditions contained in the Indenture and will be free from the lien of the Indenture. See "Security for the Bonds -- Collection Account."

  C. Reserve Funds......... Cash, a letter of credit, surety bonds, Eligible
                               Investments or a combination thereof in the aggregate amount, if any, specified in the Prospectus Supplement for any Series of Bonds will be deposited in one or more accounts to be established by the Indenture Trustee (the "Reserve Funds") on the closing date for the sale of such Series of Bonds if such cash, letters of credit, surety bonds or Eligible Investments are required to make timely payments of principal of, and interest on, such Series of Bonds or are otherwise required to obtain the rating specified in the Prospectus Supplement by the nationally recognized statistical rating agency or agencies requested by the Issuer to rate such Series of Bonds, or if the Issuer determines to so minimize the likelihood of a special redemption of such Bonds. Following each Payment Date, amounts may be withdrawn from any related Reserve Fund and remitted to the Issuer free from the lien of the Indenture under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Reserve Fund securing a Series of Bonds will be set forth in the related Prospectus Supplement. See "Security for the Bonds -- Reserve Funds."

  D. Minimum Principal
     Payment Agreement..... If provided in the Prospectus Supplement with respect to a Series of Bonds, the Issuer will enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable the Issuer to make principal payments on the Bonds of such Series at a minimum rate set forth in the Prospectus Supplement relating to such Series. See "Security for the Bonds -- Minimum Principal Payment Agreement."

  E. Deposits, Substitution
     and Withdrawal........ If and to the extent provided in the related
                               Prospectus Supplement for a Series of Bonds, the Issuer may deposit or withdraw Certificates or substitute new Certificates for Certificates previously pledged as Collateral for a Series, in each case under the conditions described in the Indenture. See "Security for the Bonds -- Deposits, Substitution and Withdrawal of Certificates."

Book Entry Registration.... If the Prospectus Supplement for a Series so
                               provides, Bonds of one or more Classes of such Series may be issued in book entry form in which case a single certificate will be issued in the name of a clearing agency (a "Clearing Agency") registered with the Securities and Exchange Commission, or its nominee. Transfers and pledges of Book Entry Bonds may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency Participants") or their nominees. Transfers and pledges by purchasers and beneficial owners of Book Entry Bonds ("Beneficial Owners") other than Clearing Agency Participants may be effected only through Clearing Agency Participants. Beneficial Owners will receive payments of principal and interest, and, if applicable, may tender Bonds for redemption to the Indenture Trustee, only through the Clearing Agency and Clearing Agency Participants. Except as otherwise specified in this Prospectus or a related Prospectus Supplement, the terms "Bondholders" and "holders" shall be deemed to include Beneficial Owners. See "Special Considerations -- Book Entry Registration" and "Description of the
                               Bonds -- Book Entry Registration."

Federal Income Tax
  Considerations........... The Bonds, other than Residual Bonds (if any), of each Series ("Regular Bonds") will be taxable obligations under the Internal Revenue Code of 1986 (the "Code"), and interest paid or accrued, including original issue discount with respect to any Compound Interest Bonds or Regular Bonds of any other Class issued with original issue discount, will be taxable to Bondholders. The Issuer may elect to treat the Issuer or the segregated pool of assets securing any Series of Bonds as a REMIC. REMIC Bonds generally will be treated as "qualifying real property loans" for thrift institutions taxed as "mutual savings banks" or "domestic building and loan associations" and as "real estate assets" for real estate investment trusts. Bonds for which a REMIC election is not made ("Non-REMIC Bonds") will not be so characterized. Payments on Regular Bonds held by foreign persons will generally be exempt from United States withholding tax, provided that applicable procedures are satisfied or as otherwise specified in the related Prospectus Supplement. Special tax considerations apply to an investment in Residual Bonds. See "Certain Federal Income Tax Consequences."

Legal Investment........... Unless otherwise specified in the Prospectus
                               Supplement, Bonds of each Series offered by this Prospectus and the related Prospectus Supplement will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for certain types of investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such investors. See "Legal Investment".

ERISA Matters.............. An acquisition or holding of Bonds by an employee benefit plan or an individual retirement account with respect to which certain affiliates of the Issuer, certain affiliates of an underwriter or an underwriter of the Bonds is a "party in interest" or "disqualified person" may constitute a "prohibited transaction" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986 (the "Code"). See "ERISA Matters". Under certain circumstances, the acquisition or holding by an employee benefit plan or an individual retirement account of a Bond which is a Residual Bond or which is characterized as an "equity interest" (as defined in Department of Labor regulations) in the Issuer of the related Series of Bonds, or in the collateral securing such Series of Bonds, could be deemed to give rise to one or more "prohibited transactions." Any employee benefit plan or an individual retirement account proposing to invest in the Bonds should consult with its counsel. Under certain circumstances, certain employee benefit plans and other persons may be prohibited from investing in one or more Classes, or in an entire Series, of Bonds.

Use of Proceeds............ The Issuer will use substantially all of the net proceeds from the issuance of each Series of Bonds either to pay certain indebtedness incurred in connection with the acquisition of, or to acquire, the Certificates or the underlying Mortgage Loans, as applicable, which are pledged as collateral for such Series of Bonds and, subsequently, may distribute all or a portion of any remaining net proceeds to Capstead Mortgage Corporation. See "Use of Proceeds."

                             SPECIAL CONSIDERATIONS

     Investors should consider, among other things, the following factors in connection with the purchase of Bonds.

     LIMITED LIQUIDITY. There will be no market for the Bonds of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Bondholders with liquidity of investment or will continue for the life of the Bonds of such Series. The market value of the Bonds will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Bonds by a Bondholder in any market that may develop may be at a discount from the Bonds' par value or such Bondholder's purchase price. Unless otherwise specified in the Prospectus Supplement for a Series of Bonds, Bondholders have no right to request redemption of Bonds, and the Bonds are subject to redemption by the Issuer only under the limited circumstances described in each such Prospectus Supplement.

     LIMITED ASSETS. The Issuer does not have, nor is it expected in the future to have, any significant assets other than assets pledged to secure separately each outstanding Series of Bonds and bonds similar to the Bonds. Consequently, holders of Bonds of each Series must rely upon distributions on the Certificates securing such Series of Bonds, together with the reinvestment income thereon, and, if applicable, the cash to be withdrawn from the related Reserve Funds, for the payment of principal of, and interest on, that Series of Bonds. In addition, immediately after each required payment of principal of, and interest on, a Series of Bonds has been paid in full, any balance remaining in the related Collection Account, if not required to be deposited in a related Reserve Fund, will be promptly remitted to the Issuer and will no longer be subject to the lien of the Indenture. In addition, certain amounts remaining in related Reserve Funds may likewise be remitted to the Issuer following a Payment Date. If the Collateral securing a Series of Bonds is insufficient to make payments on such Bonds, it is unlikely that any other assets of the Issuer will be available for payment of the deficiency. In the event of a sale of the Collateral securing any Series of Bonds as provided in the Indenture following an Event of Default, the Bonds of such Series will be payable pro rata, unless specified otherwise in the Prospectus Supplement for any Series of Special Allocation Bonds. Because payments of principal may, if so provided in the related Prospectus Supplement, be applied to Classes of outstanding Bonds of a Series in the order of their respective Stated Maturities(except in the case of Scheduled Amortization Bonds as described herein), a deficiency that arises after Bonds of any such Series having earlier Stated Maturities have been fully or partially repaid will have a disproportionately greater effect on the Bonds of Classes having later Stated Maturities. The disproportionate effect of any such deficiency is further increased in the case of Classes of Compound Interest Bonds of any Series because, prior to the retirement of all Classes of such Series having Stated Maturities earlier than the Stated Maturity of the Compound Interest Bonds, interest is not payable, unless otherwise provided in the Prospectus Supplement, but is accrued and added to the principal of such Compound Interest Bonds. In addition, due to the priority of payments and the allocation of losses, defaults experienced on the Collateral securing a Series of Special Allocation Bonds may have a disproportionate effect on a specified Class or Classes within such Series. Neither Capstead Mortgage Corporation nor any affiliate of Capstead Mortgage Corporation other than the Issuer is obligated with respect to the Bonds.

     LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT. With respect to each Series of Bonds secured by Non-Agency Certificates, credit enhancement will be provided, to the extent required by the rating agencies requested to rate such Series of Bonds, to cover certain types of losses on the Mortgage Loans pooled to form such Non-Agency Certificates. Credit enhancement will be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, overcollateralization, prioritization as to payments of one or more Classes of such Series, a letter of credit, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, a Reserve Fund, the participation of such Series in the Issuer's Special Hazard and Bankruptcy Account, or any combination thereof. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. The Indenture Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Bonds, if the applicable rating agencies indicate that the then-current rating thereof will not be adversely affected.

     THE SPECIAL HAZARD AND BANKRUPTCY ACCOUNT. The Special Hazard and Bankruptcy Account is a joint trust account available to the holders of each Series of the Issuer's Bonds participating in such Account (each, a "Participating Series"). The Special Hazard and Bankruptcy Account will not be pledged, as a whole, to secure any Participating Series, but, rather, will be pledged to the Indenture Trustee for the benefit of holders of all Participating Series. The amount of cash or other assets on deposit in the Special Hazard and Bankruptcy Account will be determined in accordance with the requirements of the rating agencies requested to rate the Participating Series (the "Requisite Amount of the Special Hazard and Bankruptcy Account"). Each Participating Series will have a limit on the aggregate claims which can be made against the assets in the Special Hazard and Bankruptcy Account (each, a "Claim Ceiling"). The Trustee will make draws from the Special Hazard and Bankruptcy Account to pay special hazard and bankruptcy-related claims with respect to each Participating Series, in the order in which such claims are received by the Trustee from the Administrator. Should the aggregate draws made by the Trustee against the Special Hazard and Bankruptcy Account for the benefit of any Participating Series reach the then applicable Claim Ceiling for such Series, the holders of such Participating Series may have to bear future bankruptcy and special hazard-related losses, even though funds remain in the Special Hazard and Bankruptcy Account for the benefit of holders of other Participating Series. Conversely, there may be no funds available in the Special Hazard and Bankruptcy Account even though the Claim Ceiling has not been reached for any Participating Series, due to payments up to or approaching the respective Claim Ceilings of other Participating Series. This is due to the fact that the Requisite Amount of the Special Hazard and Bankruptcy Account is expected to be less than the sum of the respective Claim Ceilings for all Participating Series.

     Any funds in excess of the Requisite Amount of the Bankruptcy and Special Hazard Account, including reinvestment income, shall be remitted to the Issuer on a monthly basis, free from the lien of the Indenture. The Requisite Amount of the Bankruptcy and Special Hazard Account may be reduced, from time to time, to the extent permitted by the rating agencies requested to rate the Participating Series, as described in the Prospectus Supplement for each Participating Series.

     SPECIAL ALLOCATION BONDS; EVENTS OF DEFAULT. To the extent described in the related Prospectus Supplement, a Series of Bonds may be Special Allocation Bonds in which, upon the occurrence of specified events, the timing and/or priority of principal and/or interest may be modified or reordered to favor one or more Classes of Bonds (the "Priority Bonds") over one or more other Classes of Bonds (the "Non-Priority Bonds"). Under certain circumstances, payments of available cash flow will be made to holders of Priority Bonds prior to the payment to holders of Non-Priority Bonds. Unless specified otherwise in the related Prospectus Supplement, prior to the declaration by the Bondholders that the Bonds are due and payable, the Non-Priority Bonds will not accrue interest on any payment shortfall of principal or interest experienced by such Non-Priority Bonds.

     The Non-Priority Bonds may have limited liquidity. There can be no assurance that a secondary market will develop for the Non-Priority Bonds or, if one does develop, that it will provide the holders of the Non-Priority Bonds with liquidity of investment or that it will remain for the term of the Non-Priority Bonds.

     SALE OF COLLATERAL ON DEFAULT; INTEREST RATE CONSIDERATIONS. Upon an Event of Default with respect to a Series of Bonds, if the Collateral for such Series of Bonds is sold by the Indenture Trustee there is no assurance that the interest rates on the Collateral securing such Series of Bonds will be sufficiently high so that the proceeds of any such sale will be sufficient to pay in full the principal of, and interest on, such Series of Bonds. The rate of prepayment on the Certificates securing a Series of Bonds will directly affect the average life of such Series of Bonds. During periods of generally declining interest rates such prepayments are likely to accelerate, thereby increasing the rate of prepayment on the

Bonds, and Bondholders may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by such Bonds.

     DEPOSITS, SUBSTITUTIONS AND WITHDRAWALS OF COLLATERAL. To the extent provided in the Prospectus Supplement for a Series of Bonds, the Issuer of a Series of Bonds may, subsequent to the closing date for such Series, deposit additional Certificates and withdraw Certificates previously pledged to secure such Series. The effect of deposit or substitution of other Certificates as Collateral for a Series may be to alter the characteristics of the Mortgage Loans underlying the Certificates, which may alter the timing of principal payments on, and the maturity of, the Bonds of such Series. See "Security for the Bonds -- Deposits, Substitution and Withdrawal of Certificates."

     NATURE OF DIRECT OR INDIRECT BACKING FOR BONDS. Only Agency Certificates are guaranteed by any agency or instrumentality of the United States and only the guarantee by GNMA of GNMA Certificates is entitled to the full faith and credit of the United States. The guarantees by FNMA and FHLMC of FNMA Certificates and FHLMC Certificates, respectively, are backed only by the credit of FNMA, a federally chartered, privately owned corporation, or by the credit of FHLMC, a federally chartered corporation controlled by the Federal Home Loan Banks. See "Security for the Bonds -- FNMA" and "Security for the
Bonds -- FHLMC." Although payment of principal of, and interest on, any Agency Certificate securing a Series of Bonds will be guaranteed by either GNMA, FNMA or FHLMC, such guarantee will run only to such Agency Certificate and will not guarantee the payment of principal or interest on the Bonds of such Series. The Prospectus Supplement for a Series of Bonds which is secured in whole or in part by Non-Agency Certificates may describe certain arrangements through which such Bonds, such Certificates, and/or the Mortgage Loans underlying such Certificates are insured, guaranteed or otherwise backed. Any such backing may be subject to contingencies described in the applicable Prospectus Supplement and will be limited to the credit and assets of the particular specified insurer or guarantor and will not be entitled to the full faith and credit of the United States or to any agency or instrumentality thereof.

     INSURANCE CONSIDERATIONS FOR NON-AGENCY CERTIFICATES. Potential investors should be aware that (a) any decline in the value of a property securing a Mortgage Loan underlying a Non-Agency Certificate may result in a loss on such Certificate if the mortgagor on such Mortgage Loan defaults and the loss is not covered by any insurance policy or comparable instrument provided for such Mortgage Loan underlying a Non-Agency Certificate, and (b) any hazard loss not covered by a standard hazard insurance policy or any applicable special hazard insurance policy or comparable instrument covering a defaulted Mortgage Loan underlying a Non-Agency Certificate will result in a loss on such Certificate. Any such loss on a Non-Agency Certificate, if not covered by funds available in the Reserve Fund or Collection Account, also will result in a loss to Bondholders.

     ORIGINAL ISSUE DISCOUNT; RESIDUAL BONDS. All of the Compound Interest Bonds will be, and certain of the other Bonds may be, issued with original issue discount for federal income tax purposes. A holder of a Bond issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Compound Interest Bonds generally will be treated as original issue discount for this purpose. See "Certain Federal Income Tax
Consequences -- Taxation of Regular Bonds -- Original Issue Discount" and "Market Discount."

     An election may be made to treat one or more segregated pools of assets securing any Series of Bonds as a REMIC for federal income tax purposes. Holders of Residual Bonds ("Residual Bondholders") must report on their federal income tax returns their pro rata share of REMIC taxable income or loss. All or a portion of the REMIC taxable income reportable by Residual Bondholders may be treated as such holders' "excess inclusion" subject to special rules for federal income tax purposes. The REMIC taxable income, and possibly the tax liabilities of the Residual Bondholders, may exceed the cash distributions on the Residual Bonds during the corresponding period. Residual Bondholders who are individuals may be subject to limitations on the deductibility of servicing fees on the Collateral and other REMIC administrative expenses. Hence, Residual Bondholders may experience an after-tax return that is significantly lower than would be anticipated based upon the stated interest rate of their Residual Bonds. See "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds."

     FUNDS AVAILABLE FOR REDEMPTIONS AT THE REQUEST OF BONDHOLDERS. With respect to any Series of Bonds for which the related Prospectus Supplement provides for redemptions at the request of Bondholders there can be no assurance that amounts available for such redemption, if any, for such Series of Bonds will be sufficient to permit Bonds to be redeemed within a reasonable time after redemption is requested, for reasons including the following:

          1. Scheduled principal payments on the Mortgage Loans underlying each Certificate pledged with respect to each Series of Bonds will be minimal in the early years and will increase in the later years of such Mortgage Loans. As a result, the scheduled principal payments on the Certificates and the amount thus available to be applied to payments of principal on the Bonds of such Series, including redemptions at the request of Bondholders, will be limited in the early years and will increase during the later years of each such Series. Accordingly, the availability of funds for redemption of Bonds of any Series at the request of Bondholders will depend largely upon the rates of prepayment of the Certificates securing such Series. See "Security for the Bonds."

          2. Prepayments of principal on Certificates are least likely to occur during periods of higher interest rates when it is expected the requests for redemption by Bondholders will be greatest. During periods in which prevailing interest rates are higher than the interest rate paid on a Series of Bonds, greater numbers of Bonds are expected to be tendered for redemption in order to take advantage of the higher interest rates payable on other investments then available. During such periods, there will likely also be a reduction in the rate of prepayments on the Certificates securing a Series of Bonds, thus limiting the funds available to satisfy requested redemption by Bondholders.

          3. Certain Bondholders, such as personal representatives of deceased Bondholders, as specified in the related Prospectus Supplement may have certain priorities as to redemption at the request of Bondholders.

     BOOK ENTRY REGISTRATION. Because transfers and pledges of Book Entry Bonds can be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Bonds may be reduced to the extent that some investors are unwilling to hold Bonds in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Bonds may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Bonds may, in certain cases, experience delay in the receipt of payments of principal and interest since such payments will be forwarded by the Indenture Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Bonds are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Bonds may be impaired.

                                USE OF PROCEEDS

     All or a portion of the Certificates pledged to secure each Series of Bonds offered hereby and by the related Series Supplement may be contributed to the Issuer by Capstead Mortgage Corporation. At the time the Certificates are so contributed, the Issuer may assume the liability of Capstead Mortgage Corporation to pay certain commercial paper or other indebtedness issued by Capstead Mortgage Corporation to acquire the Certificates or Mortgage Loans underlying the Certificates. In this case, substantially all of the net proceeds from the issuance of such Series of Bonds will be used to pay the holder or holders of such commercial paper or other indebtedness. Alternatively, the Certificates may be subject to a lien for the benefit of certain banks which have loaned funds to Capstead Mortgage Corporation, which funds have been used by Capstead Mortgage Corporation to acquire the Certificates or Mortgage Loans underlying the Certificates. In the latter case, the Issuer will take the Certificates to be pledged as collateral for a Series of Bonds subject to the lien of the banks and will use substantially all of the net proceeds from the issuance of such Series of Bonds to pay the banks the amounts secured by such Certificates. The Certificates will be released from any such banks' lien simultaneously with the issuance of such Series of Bonds, and pledged to the Trustee, free and clear of any lien or encumbrance as collateral for such Series of Bonds. In certain cases, Capstead Mortgage Corporation may enter into repurchase transactions with one or more investment banking entities (which may include Underwriters of the Bonds or their affiliates) in respect of the Certificates or Mortgage Loans underlying the Certificates. In connection therewith, all or a portion of the net proceeds from the sale of the Bonds may be applied to acquire the Certificates or Mortgage Loans subject to such repurchase transactions. Subsequently, the Issuer may distribute to Capstead Mortgage Corporation, as the sole holder of its Common Stock, all or a portion of any remaining net proceeds.

     Alternatively, the Issuer may use substantially all of the net proceeds from the sale of a Series of Bonds to purchase the related Certificates securing the Bonds. All or a portion of such Certificates may be acquired by the Issuer from Capstead Mortgage Corporation. Subsequently, the Issuer may distribute to Capstead Mortgage Corporation, as the sole holder of its Common Stock, all or a portion of any remaining net proceeds.

                            DESCRIPTION OF THE BONDS
GENERAL

     The Bonds of each Series will be issued pursuant to the Indenture and the Series Supplement for such Series and will be secured by the Certificates pledged by the Issuer as security for such Series of Bonds as specified in the related Prospectus Supplement. The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that Bonds of any Series may be issued thereunder up to the aggregate principal amount that may be authorized from time to time by the Issuer.

     The following summaries describe certain provisions common to each Series of the Bonds, unless otherwise noted. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus Supplement and the provisions of the Indenture and the Series Supplement relating to each Series of Bonds. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

     The Bonds are issuable in Series. Each Series will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds. A Series of Bonds may constitute a Series of Special Allocation Bonds. Interest will accrue on Compound Interest Bonds but will not be payable until all Bonds having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full, unless the related Prospectus Supplement provides otherwise, in which event such interest payments will commence at the time specified in such Prospectus Supplement. Prior to such time, the amount of interest so accrued will be added to the principal of such Class of Compound Interest Bonds on each Payment Date.

     The Bonds of each Series will be issued as provided in the related Prospectus Supplement either in definitive, fully-registered form or in book entry form, in either case only in the minimum denominations and authorized denominations in excess of such amount specified in the related Prospectus Supplement. The Bonds may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange except that, in the case of any exchange of a mutilated, lost, destroyed or stolen Bond, the Issuer may charge such Bondholder an amount equal to the reasonable expenses incurred in connection therewith. (Indenture, Sections 2.07 and 2.08)

     Payments of principal of, and interest on, each Series of Bonds will be made on the Payment Dates set forth in the Prospectus Supplement relating to such Series. With respect to Bonds that are not Book Entry Bonds, such payments shall be made by check mailed to Bondholders of such Series registered as such on the related record date preceding such Payment Date at the addresses appearing on the Bond Register, except that final payments of principal in retirement of each Bond (other than a Book Entry Bond) will be made only upon presentation and surrender of such Bond at the New York office of the Paying Agent for such Series of Bonds. (Indenture, Sections 2.09 and 3.02) With respect to Book Entry Bonds, such payments will be made as described below under "Book Entry Registration" and in the related Prospectus Supplement.

     The Indenture Trustee will include with each payment on a Bond which includes both interest and principal a statement showing the amount of such payment that constitutes interest and principal, respectively, and the remaining unpaid principal amount of such Bond. Payments on Bonds which include only interest will be accompanied by a statement showing the aggregate unpaid principal amount of the Bonds of each Class of the same Series. On each Payment Date before payments of principal are first made on a particular Class of Compound Interest Bonds of such Series, the Indenture Trustee will furnish to each holder of a Bond of such Class a statement showing the aggregate unpaid principal amount of such Class of Bonds and the new principal balance of such holder's Compound Interest Bond. (Indenture, Section 8.07)

     Except to the extent specified otherwise in the related Prospectus Supplement, the Bonds of each Series will be secured by separate Collateral. Subject to certain assumptions explained more fully elsewhere in this Prospectus and the related Prospectus Supplement, the Certificates deposited as Collateral for each Series will have, on their date of issuance, an aggregate Bond Value that (a) will at least equal the aggregate principal amount of the Bonds of such Series and (b) will produce, together with other Collateral, if any, a cash flow sufficient to amortize each Class of Bonds of the Series through redemption and payment at their respective Stated Maturities and to timely make the interest payments required to be made on the Bonds of the Series while they are outstanding. See "Security for the Bonds."

     One or more Series of Bonds may constitute Series of "Special Allocation Bonds." Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of specified events, the timing and/or priority of payments of principal and/or interest may be modified or reordered. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, losses on the Collateral securing such Series may be disproportionately borne by one or more Classes of such Series, and the proceeds of the sale of such Collateral may be applied to the payment in full of one or more Classes within such Series before the balance, if any, of such proceeds are applied to one or more other Classes within such Series.

PAYMENTS OF INTEREST

     The Bonds of each Class will bear interest on their unpaid principal balances from the date and at the rate per annum specified or described in the related Prospectus Supplement. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, except to the extent specified otherwise in the related Prospectus Supplement. Interest on Bonds other than Compound Interest Bonds will be payable on the Payment Dates specified in the related Prospectus Supplement. Payments of interest on each Class of Compound Interest Bonds will commence only when all Bonds of such Series having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full, unless the related Prospectus Supplement provides otherwise, in which event such interest payments will commence at the time specified in such Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Bonds will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date. Such Class of Compound Interest Bonds will thereafter accrue interest on the outstanding principal amount thereof as so adjusted.

     One or more Classes of Bonds of a Series may bear interest at a floating rate ("Floating Interest Rate Bonds"). The interest rate of a Class of Floating Interest Rate Bonds is a variable rate which may have an interest rate maximum (the "Maximum Floating Interest Rate") or an interest rate minimum (the "Minimum Floating Interest Rate") or both, subject to general market conditions. For each Class of Floating Interest Rate Bonds, the related Prospectus Supplement will set forth the interest rate ("Floating Interest Rate") for the initial Interest Accrual Period on the Floating Interest Rate Bonds, the intervals at which the Floating Interest Rate will be recalculated, and the periods (each such period, a "Floating Interest Rate Period") over which the initial Floating Interest Rate and each successively calculated Floating Interest Rate shall apply and the formula or index by which the Floating Interest Rate for each succeeding Floating Interest Rate Period will be determined. The interest payment dates on Floating Interest Rate Bonds will be set forth in the related Prospectus Supplement and may not be the same date or frequency as the Payment Dates for the other Bonds of such Series. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the timing of interest payments in respect of a Class of Special Allocation Bonds may be modified.

PAYMENTS OF PRINCIPAL

     On each Principal Payment Date for a Series of Bonds, the Issuer will be obligated to make principal payments in the manner described below and in the related Prospectus Supplement to the holders of the Bonds of such Series for which principal is then due. The Prospectus Supplement will specify the manner in which principal payments will be applied among the Classes of Bonds of that Series. Principal payments on a Class of Bonds will be allocated pro rata among the Bonds of that Class unless otherwise provided in its related Prospectus Supplement. In any event, each Class of Bonds will be fully paid no later than the Stated Maturity for such Class of Bonds specified in such Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the priority of principal payments may be reordered.

     Unless the related Prospectus Supplement provides otherwise, the total amount of each principal payment required to be made on the Bonds of a Series on a Principal Payment Date will be equal to the sum of (i) the amount of interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period; (ii) an amount determined on the basis of the Bond Values (as defined below) of the Certificates securing such Series in a specified period (a "Due Period") corresponding to such Principal Payment Date (the "Basic Principal Payment"); and (iii) the percentage, if any, of the Spread (as defined below) specified in such Prospectus Supplement. The Prospectus Supplement for each Series of Bonds will specify the manner in which the amount of such aggregate principal payment will be determined. The aggregate amount of principal payments required to be made on a Series of Bonds on any Principal Payment Date will be reduced by the principal amount of such Bonds of such Series redeemed pursuant to any special redemption occurring subsequent to the preceding Principal Payment Date. See "Description of the Bonds -- Special Redemption."

     The "Bond Value" for a Certificate represents the principal amount of Bonds of a Series that, based on certain assumptions and regardless of any prepayments on such Certificate, can be supported by the distributions on such Certificate, together with (depending on the type of Certificate and the method used to determine its Bond Value) the reinvestment income thereon at the Assumed Reinvestment Rate and/or, if applicable, the cash available to be withdrawn from any related Reserve Fund. For convenience of calculation, Certificates that are backed by the same pool of mortgage loans may be aggregated into one or more groups (a "Bond Value Group") each of which will be assigned an aggregate Bond Value. Unless the related Prospectus Supplement provides otherwise, the aggregate Bond Value of such a Bond Value Group consisting of Certificates will be calculated as if the underlying Mortgage Loans constituted a single mortgage loan having such of the payment characteristics of the Mortgage Loans underlying the Certificates included in such Bond Value Group as would result in the lowest Bond Value being assigned to the Certificates included in such Bond Value Group. There are a number of alternative means of determining the Bond Value of a Certificate, including determinations based on the discounted present value of the remaining scheduled distributions on such Certificate and determinations based on the relationship of the interest rate borne by such Certificate and by the related Bonds. The Prospectus Supplement for a Series of Bonds will specify the method or methods (and related assumptions) used to determine the Bond Values of the Bond Value Groups securing such Series of Bonds. In any event, the aggregate of the Bond Values of all the Bond Value Groups securing a Series of Bonds will always be at least equal to the outstanding principal amount of the Bonds of such Series.

     The Assumed Reinvestment Rate for a Series of Bonds will be specified in the related Prospectus Supplement, but in no event will it be more than the highest rate permitted by the nationally recognized statistical rating agency or agencies rating such Series of Bonds or a rate insured by means of a surety bond or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

     Unless otherwise specified in the related Prospectus Supplement, the Spread for each Series of Bonds as of any Principal Payment Date is the excess, if any, of the sum of (i) the distributions received on the Certificates securing such Series of Bonds in the Due Period prior to such Principal Payment Date, (ii) the reinvestment income thereon, and (iii) if applicable, the amount of cash initially deposited to the Collection Account or withdrawn from any related Reserve Fund prior to such Principal Payment Date and reinvestment income thereon, over the sum of (i) all interest payable on the Bonds of such Series on such Principal Payment Date, (ii) the Basic Principal Payment required to be made on such Series of Bonds for such Principal Payment Date, (iii) interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period, (iv) the amounts, if any, paid with respect to special redemptions of the Bonds of such Series, as described below, during such Due Period and (v) if applicable, an amount allocable to the payment of fees and expenses of the Indenture Trustee, independent accountants and/or other administrative expenses related to the Bonds of such Series.

MATURITY OF THE BONDS

     All of the Mortgage Loans underlying any GNMA Certificates securing a Series of Bonds will consist of mortgage loans insured by the Federal Housing Administration ("FHA Loans") or guaranteed by the Farmers Home Administration ("FmHA Loans") or partially insured or guaranteed by the Veterans' Administration ("VA Loans"). The Mortgage Loans underlying any FNMA, FHLMC or Non-Agency Certificates securing a Series of Bonds will consist of conventional (that is, neither insured nor guaranteed by any government agency) mortgage loans ("Conventional Loans") and may consist of FHA, FmHA or VA Loans. Each Certificate will provide by its terms for monthly payments of principal and interest in the amounts described in "Security for the Bonds" and in the related Prospectus Supplement.

     Since the aggregate amount of the principal payment required to be made on a Series of Bonds on a Principal Payment Date will depend on the amount of the principal receipts received on the related Certificates in the preceding Due Period, the prepayment experience on the Mortgage Loans will affect the average life of each Class of Bonds and the extent to which such Class is paid prior to its Stated Maturity. The Stated Maturity for each Class of Bonds is the date on which the principal thereof will be fully paid, assuming (i) timely receipt of scheduled payments (with no prepayments) on the Certificates securing such Bonds, (ii) such scheduled payments are reinvested on receipt at the Assumed Reinvestment Rate for such Series and (iii) no portion of the Spread is applied to the payment of principal on the Bonds, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement.

     The Prospectus Supplement for each Series of Bonds may contain a table setting forth the projected weighted average life of each Class of Bonds of such Series and the percentage of the original principal amount of each Class of Bonds of such Series that would be outstanding on specified Principal Payment Dates for such Series based on the assumption that prepayments on the Mortgage Loans underlying the related Certificates are made at rates corresponding to various percentages of the prepayment model, and on such other assumptions, as may be specified in such Prospectus Supplement.

REDEMPTION AT THE REQUEST OF BONDHOLDERS

     To the extent permitted by the Prospectus Supplement and Series Supplement for a Series of Bonds, one or more Classes of Bonds of such Series may be subject to redemption at the request of Bondholders. Any such requested redemptions with respect to a Series will be conducted on the terms and conditions in the related Prospectus Supplement.

SPECIAL REDEMPTION

     The Bonds of each Series may be subject to special redemption under the circumstances and in the manner described below. The Prospectus Supplement for each Series of Bonds will specify the circumstances under which the Bonds of such Series are so redeemable. Unless otherwise specified in the related Prospectus Supplement, the Issuer will be required to redeem, on a specified day of any month other than a month including a Principal Payment Date (each, a "Special Redemption Date"), outstanding Bonds of a Series in the amount described below if, as a result of principal payments on the Mortgage Loans underlying the Certificates pledged as security for such Series of Bonds and/or low yields then available for reinvestment of distributions on such Certificates, the Indenture Trustee determines, based on the assumptions specified in the Indenture, that the future debt service on any portion of the Bonds cannot be met. (Indenture, Section 10.01) The amount of Bonds required to be so redeemed will not exceed the principal amount of Bonds of such Series that would otherwise be required to be paid on the next Principal Payment Date.

     Unless otherwise specified in the related Prospectus Supplement, all payments of principal pursuant to any special redemption will be made in the same priority and manner as payments of principal on Principal Payment Dates. Unless otherwise provided in the related Prospectus Supplement, Bonds of the same Class will be redeemed pro rata. Notice of any special redemption will be given by the Issuer or the Indenture Trustee prior to the Special Redemption Date. (Indenture, Section 10.02) The redemption price for any Bond so redeemed will be equal to 100% of the principal amount of such Bond so redeemed, together with accrued interest thereon to the date specified in the related Prospectus Supplement. (Indenture, Sections 10.01 and 10.02)

OPTIONAL REDEMPTION

     The Issuer may, at its option, redeem all, or a portion, of any Class or Classes of Bonds of any Series pursuant to conditions specified in the related Prospectus Supplement, which conditions may include that any such Class or Classes may be redeemed in whole, but not in part, on any Payment Date for such Bonds after a date specified in the related Prospectus Supplement and that any such Class or Classes may be redeemed in whole, but not in part, on any Payment Date after the aggregate principal amount of any such Class has declined below a specified percentage of the original aggregate principal amount of such Class. Notice of such redemption will be given by the Issuer or the Indenture Trustee prior to the redemption date. The redemption price, including accrued interest, for any Bond so redeemed will be specified in the related Prospectus Supplement. (Indenture, Sections 10.01 and 10.02)

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

OPTIONAL FLOATING INTEREST RATE BOND REDEMPTION

     Unless specified otherwise in the related Prospectus Supplement, the Issuer, at its option, may use all or a portion of the Spread to redeem any Class of Floating Interest Rate Bonds, in whole or in part (an "Optional Floating Interest Rate Bond Redemption"), on any Floating Interest Rate Payment Date, at 100% of the principal amount thereof, together with accrued interest and unpaid thereon to the date specified in the related Prospectus Supplement, if the Floating Interest Rate at which interest on such Class of Floating Interest Rate Bonds accrues during the Floating Interest Rate Period applicable to such Floating Interest Rate Payment Date is equal or, pursuant to the related Prospectus Supplement, deemed to be equal to the Maximum Floating Interest Rate set forth in the related Prospectus Supplement. If any such Optional Floating Interest Rate Bond Redemption occurs, the rate of principal payments on the Bonds of Classes with later Stated Maturities will not be thereby affected, unless otherwise provided in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, after a redemption in full of a Class of Floating Interest Rate Bonds in which any Optional Floating Interest Rate Bond Redemption has occurred, there may be a period of time, such period to include one or more Principal Payment Dates, after the Class of Floating Interest Rate Bonds has been fully redeemed and before principal payments on the Bonds of another Class are to commence (a "Time-Out Period"). A Time-Out Period shall extend for the length of time required such that principal payments on the Bonds of other Classes shall commence on that Principal Payment Date on which they would otherwise have commenced if there had been no Optional Floating Interest Rate Bond Redemptions in that Series.

PROCEDURES AND REDEMPTION NOTICES

     With respect to any special or optional redemption of the Bonds, unless a Prospectus Supplement provides otherwise, the Indenture Trustee will mail to the holders of the Bonds to be redeemed a notice setting forth: (a) the Special Redemption Date on which a special redemption is to take place or the Payment Date on which an optional redemption is to take place, (b) the redemption price,
(c) if the Bonds of a Class are not to be redeemed in full, the amount of principal to be paid, that no interest will accrue on such principal amount thereafter and, except as otherwise provided herein and in the Prospectus Supplement with respect to Book Entry Bonds, that payment of the redemption price will be made by check mailed to the registered holders of the Bonds on the relevant record date and (d) in the case of Bonds other than Book Entry Bonds, if the Bonds are to be redeemed in full then the place where such Bonds should be surrendered for payment.

BOOK ENTRY REGISTRATION

     If the Prospectus Supplement for a Series so provides, Bonds of any Class of such Series may be issued in book entry form ("Book Entry Bonds") and held in the form of a single certificate issued in the name of a Clearing Agency ("Clearing Agency") registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Bonds may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency Participants") or their nominees. Clearing Agency Participants may also be Beneficial Owners (as defined below) of Book Entry Bonds.

     Purchasers and other beneficial owners of Book Entry Bonds ("Beneficial Owners") may not hold Book Entry Bonds directly, but may hold, transfer or pledge their ownership interest in the Bonds only through Clearing Agency Participants. Additionally, Beneficial Owners will receive all payments of principal and interest with respect to the Bonds, and, if applicable, may request redemption of Bonds, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered holders of Bonds or be entitled to receive definitive certificates representing their ownership interest in the Bonds except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Special Considerations -- Book Entry Registration."

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

     If Bonds of a Series are issued as Book Entry Bonds, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments of principal and interest with respect to the Bonds of such Series, and to receive and transmit requests for redemption with respect to such Bonds. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Bonds will be similarly required to make book entry transfers and receive and transmit payments and redemption requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered holders of Bonds and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments, transfer their interests, and submit redemption requests.

                             SECURITY FOR THE BONDS
GENERAL

     Each Series of Bonds will be secured by assignments to the Indenture Trustee of Collateral consisting of (i) Certificates, (ii) the distributions thereon, (iii) cash, letters of credit, surety bonds, Eligible Investments or a combination thereof in the aggregate amount, if any, required by the related Prospectus Supplement to be deposited by the Issuer in a related Reserve Fund,
(iv) the amount of cash, if any, specified in such Prospectus Supplement to be initially deposited by the Issuer in the related Collection Account, and (v) the reinvestment income on such distributions and cash. The Prospectus Supplement for a Series may specify that the Bonds of such Series are secured by collateral in addition to the Collateral referred to above. Scheduled distributions on the Certificates securing each Series of Bonds, together with the earnings on the reinvestment of such distributions at the Assumed Reinvestment Rate specified in the related Prospectus Supplement and, if applicable, amounts available to be withdrawn from any related Reserve Fund, will be sufficient to make timely payments of interest on the Bonds of such Series and to retire each Class of Bonds comprising such Series not later than the Stated Maturity of such Class of Bonds specified in the related Prospectus Supplement. See "Description of the Bonds -- Payments of Principal". Unless otherwise specified in the related Prospectus Supplement, the Collateral securing each Series of Bonds will equally and ratably secure the Bonds of each Class of such Series, and the Collateral securing such Series will secure only that Series of Bonds.

GNMA

     The Government National Mortgage Association is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of, and interest on, GNMA Certificates which are based on and backed by a pool of mortgage loans (i) insured by the FHA under the Housing Act,
(ii) guaranteed by the FmHA under Title V of the Housing Act of 1949, or (iii) partially insured or guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guarantees, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

GNMA CERTIFICATES

     Each GNMA Certificate (which may be a GNMA I Certificate or a GNMA II Certificate as referred to by GNMA) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern (the "GNMA Servicer") approved by

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

GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. Each GNMA Certificate will represent a fractional undivided interest in a pool of mortgage loans which may include FHA Loans, FmHA Loans and/or VA Loans, and will provide for the payment by or on behalf of the GNMA Servicer to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the scheduled monthly principal and interest payments on each such mortgage loan, less amounts to cover servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the GNMA Certificate's pass-through rate. In addition, each payment to a GNMA certificate holder will include proportionate pass-through payments of any unscheduled recoveries of principal of the mortgage loans underlying the GNMA Certificate including any prepayments of principal and proceeds in the event of a foreclosure or other disposition of any such mortgage loan.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation will be backed by the full faith and credit of the United States.

     Each such GNMA Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. In general, GNMA requires that at least 90% of the original principal amount of the mortgage pool underlying a GNMA Certificate must consist of mortgage loans with maturities of twenty years or more. However, in certain circumstances, GNMA Certificates may be backed by pools of mortgage loans at least 90% of the original principal amount of which have original maturities of at least 15 years. Each mortgage loan underlying a GNMA Certificate, at the time GNMA issues its guarantee commitment, must be originated no more than 12 months prior to such commitment date.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments of each GNMA Certificate will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the mortgage loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate will be paid to the registered holder by the 15th day of each month in the case of a GNMA I Certificate and will be mailed by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any mortgage loans underlying a GNMA Certificate or any other unscheduled recovery of principal on such mortgage loans will be passed through to the registered holder of such GNMA Certificate and, in turn, a portion of such prepayments or other unscheduled recoveries will be paid to holders of the Bonds, secured thereby, as additional principal payments.

     GNMA will approve the issuance of each GNMA Certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between GNMA and the GNMA Servicer of such GNMA Certificate. Pursuant to the Guarantee Agreement, the GNMA Servicer will service the underlying mortgage loans and be required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by the GNMA Servicer on the mortgage loans underlying the GNMA Certificate are less than the amounts due on such GNMA Certificate.

     If a GNMA Servicer is unable to make payments on a GNMA Certificate as such payments become due, it is required promptly to notify GNMA and request GNMA to make such payments. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by a GNMA Servicer and the GNMA Servicer fails to notify and request GNMA to make such payment, the holder of the GNMA Certificate will have recourse only against GNMA to obtain such payment. In the case of GNMA Certificates issued in definitive form, the Indenture Trustee, as registered holder of the GNMA Certificates pledged to secure a Series of Bonds, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due. In the case of GNMA Certificates issued in book-entry form, The Participants Trust Corporation ("PTC"), or its nominee, will have the right to proceed against GNMA in such event.

     If specified in the related Prospectus Supplement, GNMA Certificates securing a Series of Bonds may be held on deposit at PTC, a newly established, limited purpose trust company organized under the banking law of the State of New York. PTC operates a private sector, industry-owned depository and settlement facility for the book-entry transfer of interests in GNMA Certificates. Distributions of principal of and interest on each GNMA Certificate held through PTC will be credited by PTC to the PTC participant to whose account the GNMA Certificate is credited.

FNMA

     FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities, primarily in exchange for pools of mortgage loans from lenders.

     Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner.

FNMA CERTIFICATES

     Each FNMA Certificate will represent a fractional undivided interest in a pool of mortgage loans which may consist of either FHA Loans, VA Loans or conventional loans or participations therein. Such mortgage loans may be secured by first mortgages or deeds of trust on either one- to four-family or multi-family residential properties. Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The original maturities of substantially all of the conventional loans are expected to be between either 8 to 15 years or 20 to 30 years, and the FHA Loans and VA Loans are expected to be 30 years. Each FNMA Certificate will be issued pursuant to a trust indenture.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such registered holder's proportionate interest in scheduled principal and interest payments, and any principal prepayments, on the mortgage loans in the pool represented by such FNMA Certificate and such registered holder's proportionate interest in the full principal amount of any foreclosed or other liquidated mortgage loan, in each case whether or not such amounts are actually received.

     The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, or entitled to, the full faith and credit of the United States. If FNMA were unable to satisfy such obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying Mortgage Loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Thus, the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between one-half percentage point and two and one-half percentage points greater than the annual interest rate for a FNMA Certificate.

     Regular monthly installment payments on each FNMA Certificate will be comprised of interest due as specified by such FNMA Certificate plus the scheduled principal payments on the mortgage loans underlying such FNMA Certificate due during the period beginning on the second day of the month prior to the month in which the scheduled monthly installment on such FNMA Certificate is due and ending on the first day of such month in which the scheduled monthly installment on such FNMA Certificate is due. Such regular monthly installments on each such FNMA Certificate will be distributed to the holder of record on the 25th day of each month. Any principal prepayments on the mortgage loans underlying any FNMA Certificate securing a Series of Bonds or any other early recovery of principal on such mortgage loans will be passed through to the holder of record of such FNMA Certificate on the 25th day of the month next following such prepayment or recovery and, in turn, a portion of such amounts will be paid to holders of Bonds, secured thereby, as additional principal payments.

FHLMC

     FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended, (the "FHLMC Act") and is controlled by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily FHLMC Certificates. All mortgage loans purchased by FHLMC must meet certain standards set forth in the FHLMC Act. FHLMC is confined to purchasing, so far as practicable, mortgage loans which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

FHLMC CERTIFICATES

     Each FHLMC Certificate represents an undivided interest in specified first lien, residential mortgage loans, or participations therein, secured by one- to four-family dwellings ("single-family properties") or by properties containing five or more units and designed primarily for residential use ("multi-family properties") which mortgage loans have been purchased by FHLMC and placed in a discrete pool ("FHLMC Certificate Pool"). Each FHLMC Certificate Pool is comprised entirely of conventional loans or of FHA Loans and/or VA Loans. All mortgage loans secured by multifamily properties are conventional loans. All mortgage loans placed in a FHLMC Certificate Pool must have original terms to maturity not exceeding 180 or 360 months, as applicable.

     FHLMC guarantees to each registered holder of FHLMC Certificates the timely payment of interest at the applicable certificate rate on the registered holder's pro rata share of the unpaid

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

principal balance outstanding on the mortgage loans underlying such FHLMC Certificate Pool. FHLMC also guarantees to each registered holder of FHLMC Certificates ultimate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not guarantee the timely payment of scheduled principal, except under certain programs. Pursuant to its guarantee, FHLMC indemnifies each holder of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of ultimate collection of principal at any time after default on an underlying mortgage loan, but not later than thirty days following (i) foreclosure sale,
(ii) payment of the claim by any mortgage insurer or the FHA, or payment of the guaranty by the VA, or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than the earlier of one year after demand has been made upon the mortgagor for accelerated payment of principal or for payment of the principal due on the maturity on a mortgage loan. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC requires servicers to service the mortgage loans in substantially the same manner as for mortgages of the same type which it has purchased but not sold.

     In addition to FHLMC's guarantees of timely payment of interest and ultimate collection of principal, FHLMC guarantees with respect to FHLMC Certificates representing certain qualifying mortgage loans the timely payment by each mortgagor of the monthly principal scheduled to be paid under the amortization schedule applicable to each such mortgage loan ("Scheduled Principal"). Servicers of the mortgage loans comprising these FHLMC Certificates are required to pay Scheduled Principal to FHLMC whether or not received from the mortgagors. FHLMC, in turn, guarantees to pay Scheduled Principal to each registered holder of such FHLMC Certificates whether or not received from the servicers. FHLMC monthly payments of Scheduled Principal are computed based upon the servicer's monthly report to FHLMC of the amount of Scheduled Principal due to be paid on the related mortgage loans. The Prospectus Supplement for each Series of Bonds collateralized by FHLMC Certificates will set forth the nature of FHLMC's guarantee with respect to scheduled principal payments on the mortgage loans in the pools represented by such FHLMC Certificates.

     The obligations of FHLMC under its guarantees are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Requests for registration of ownership of FHLMC Certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, a Federal Reserve Bank which maintains book-entry accounts with respect thereto will make payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a FHLMC Certificate will normally be received by the 15th day of the second month following the month in which the purchaser became recognized as the holder of such FHLMC Certificate. Thereafter, payments will normally be received by the 15th day of each month.

     A FHLMC Certificate may be issued under programs created by FHLMC, including its Cash Program or Guarantor Program. Under FHLMC's Cash Program, the pooled mortgage loans underlying a FHLMC Certificate are purchased for cash from a number of sellers. With respect to FHLMC Certificate Pools formed prior to June 1, 1987, under the Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the interest rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by FHLMC. No mortgage loan is purchased by FHLMC at greater than 100% of its outstanding principal balance. Thus, the range of interest rates on the mortgage loans in a FHLMC Certificate Pool formed prior to June 1987 under the Cash Program will vary since mortgage loans are purchased and identified to a FHLMC Certificate Pool based upon their yield to FHLMC rather than on the interest rates on the mortgage loans. With respect to FHLMC Certificate Pools formed on or after June 1, 1987, the range of interest rates on the mortgage loans and participations in a FHLMC Certificate Pool which is comprised of 15-or 30-year fixed-rate single family mortgage loans bought by FHLMC under the Cash Program will be restricted to one percentage point. In addition, the minimum interest rate on any mortgage loan in a FHLMC Certificate Pool will be greater than or equal to the annual pass-through rate on the related FHLMC Certificate, and the maximum interest rate will not be more than two percentage points above such pass-through rate.

     Under FHLMC's Guarantor Program, the mortgage loans underlying a FHLMC Certificate are purchased from a single seller in exchange for such FHLMC Certificate. The interest rate on a FHLMC Certificate under such program is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. Under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a FHLMC Certificate Pool may not exceed two percentage points. For some FHLMC Certificates issued pursuant to purchase contracts under the Guarantor Program on or after September 1, 1987, the range of the interest rates on the mortgage loans in a FHLMC Certificate Pool will not exceed one percentage point.

NON-AGENCY CERTIFICATES

     Each Non-Agency Certificate will evidence an undivided interest in Agency Certificates or a pool of Mortgage Loans secured by first liens on single-family (one- to four-unit) or multi-family residential properties. Unless otherwise specified in the Prospectus Supplement, the Non-Agency Certificates will have the characteristics described herein. Non-Agency Certificates will be issued pursuant to a Pooling and Administration Agreement among the entity delivering the Mortgage Loans to form such Non-Agency Certificates (the "Owner"), an administrator which will perform the functions of a master servicer (the "Administrator") and a trustee acting under such Pooling and Administration Agreement for the benefit of the holder or holders of the Non-Agency Certificates (the "Certificate Trustee"). The Mortgage Loans backing the Non-Agency Certificates will be serviced by one or more loan servicing institutions (the "Servicers") pursuant to servicing agreements between each Servicer and the Owner (each, a "Servicing Agreement"). All of the Owner's rights, title and interest in the Servicing Agreements with respect to the Mortgage Loans will be assigned to the Certificate Trustee. Pursuant to the Pooling and Administration Agreement, the Owner will be required to instruct the Servicers of the Mortgage Loans covered thereby to deposit with the Certificate Trustee all collections received by such Servicers on the Mortgage Loans (net of a servicing fee to be retained by the Servicers). Monthly distributions of the principal and interest (adjusted to the pass-through rate borne by such Non-Agency Certificate) components of such collections will be made to the Indenture Trustee for the Bonds for deposit into the Collection Account. The Mortgage Loans underlying any such Non-Agency Certificates may be covered by (i) individual policies of primary mortgage insurance insuring against all or a portion of any foreclosure losses on the particular Mortgage Loans covered thereby, (ii) a pool insurance policy insuring against foreclosure losses on all of the Mortgage Loans in the underlying pool up to a specified limit of liability, (iii) a policy of special hazard insurance insuring against losses from causes not covered by standard fire and extended coverage policies of insurance and/or (iv) such other policies of insurance or other forms of support (including, without limitation, obligations to advance delinquent payments and overcollateralization) as shall be specified in the Prospectus Supplement for the Bonds of a Series which are secured by Non-Agency Certificates.

     Any default by any insurer under a policy of insurance covering a Mortgage Loan, any loss or losses in excess of policy limits, any failure by a Servicer or other obligor to make advances in respect of delinquent payments or any loss occasioned by an uninsured cause will adversely affect distributions to the Indenture Trustee for the related Series of Bonds and, as a consequence, may result in there being insufficient funds in the related Collection Account with which to make required payments of principal and interest on the Bonds of such Series.

CERTIFICATES COLLATERALIZING THE BONDS

     All of the Certificates securing a Series of Bonds will be registered in the name of the Indenture Trustee or its nominee or in the name of a financial intermediary or its nominee acting on behalf of the Indenture Trustee and will be backed by Mortgage Loans secured by single-family (one- to four-unit) or multi-family residential properties. Certificates backed by graduated payment Mortgage Loans ("GPM Certificates"), "buydown" Mortgage Loans and adjustable rate Mortgage Loans may be included in the Collateral, as discussed below. If so provided in the Prospectus Supplement for a Series of Bonds, and in accordance with the terms of the related Series Supplement, the Issuer may deposit cash on an interim basis on the closing date for such Series in lieu of Certificates not delivered by such date.

     All of the Mortgage Loans underlying a Certificate will provide for monthly payments of principal and interest on a level debt service basis (that is, equal monthly payments consisting, over the term of such loans, of decreasing amounts of interest and increasing amounts of principal), except for (i) the Mortgage Loans backing any GPM Certificates, (ii) the "buydown" Mortgage Loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrower's monthly payments during the early years of such Mortgage Loan, or (iii) adjustable rate Mortgage Loans backing any Certificates. Payments due the registered holders of Certificates backed by pools containing "buydown" Mortgage Loans will be computed in the same manner as payments derived from non-"buydown" Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment Mortgage Loans underlying a GPM Certificate will provide for graduated interest payments which, during the early years of such Mortgage Loans, will be less than the amount of stated interest on such Mortgage Loans. The interest not so paid will be added to the principal of such graduated payment Mortgage Loans and, together with interest thereon, will be paid in subsequent years. Interest on the adjustable rate Mortgage Loans underlying any Certificate will be subject to adjustment as described in the related Prospectus Supplement. The obligations of GNMA and the GNMA Servicers and of FNMA and FHLMC will be the same irrespective of whether any Agency Certificates securing a Series of Bonds include GPM, "buydown" or adjustable rate Mortgage Loans.

     Each Prospectus Supplement relating to a Series of Bonds may include information, as of the date of such Prospectus Supplement and to the extent then known to the Issuer as to (i) the approximate aggregate principal amount of any Agency Certificates securing such Series, including a breakdown as between GNMA, FNMA and FHLMC, (ii) the approximate aggregate principal amount of the Agency Certificates or of the Mortgage Loans, as the case may be, by type of loan, of the Mortgage Loans evidenced by any Non-Agency Certificates securing such Series, and (iii) the approximate weighted average remaining term to maturity of such Certificates.

RESERVE FUNDS

     Cash, a letter of credit, surety bonds, Eligible Investments or a combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement will be deposited by the Issuer in one or more Reserve Funds established by the Indenture Trustee on the closing date for such Series of Bonds if such cash, letters of credit, surety bonds or Eligible Investments are required to assure timely payment of principal of, and interest on, such Series of Bonds or are otherwise required as a condition to the rating of such Bonds in the category required by the Indenture for such Series by the nationally recognized statistical rating agency or agencies requested to rate the Bonds, or for any

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

other purpose described in the related Prospectus Supplement. After the closing date of a Series, one or more related Reserve Funds may be funded over time through application of all or a portion of the Spread for such Series, to the extent described in the related Prospectus Supplement. The Indenture Trustee will invest any cash in any Reserve Fund in Eligible Investments maturing no later than the dates specified in the related Prospectus Supplement or Indenture. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper carrying the highest rating of the agency or agencies requested to rate the Bonds, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities and guaranteed investment contracts acceptable to each rating agency rating such Series of Bonds. If a letter of credit is deposited with the Indenture Trustee, such letter of credit will be irrevocable, will name the Indenture Trustee, in its capacity as trustee for the Bondholders, as the sole beneficiary and will be issued by a financial institution acceptable to the rating agency or agencies requested to rate such Series of Bonds. Following each Payment Date for such Series of Bonds, amounts may be withdrawn from the related Reserve Fund and remitted to the Issuer free from the lien of the Indenture under the conditions and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such payment to the Issuer will be made pursuant to a statement prepared by the Indenture Trustee. Additional information concerning any Reserve Fund securing a Series of Bonds will be set forth in the related Series Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If provided in the Prospectus Supplement with respect to a Series of Bonds, the Issuer will enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable the Issuer to make principal payments on the Bonds of such Series at a minimum rate set forth in the Prospectus Supplement relating to such Series.

COLLECTION ACCOUNT

     A separate Collection Account will be established by the Indenture Trustee for each Series of Bonds for receipt of (i) all monthly interest and principal distributions on the Certificates securing such Series, (ii) the amount of cash, if any, to be initially deposited therein by the Issuer, (iii) the amount of cash, if any, withdrawn from any related Reserve Fund, and (iv) the reinvestment income thereon. The Indenture Trustee will invest the funds in the Collection Account in Eligible Investments maturing no later than the business day immediately preceding the next Payment Date for the related Series of Bonds. (Indenture, Section 8.02) Unless a Default or Event of Default with respect to a Series of Bonds has occurred and is continuing and unless specified otherwise in the Prospectus Supplement for a Series of Bonds, amounts remaining in the related Collection Account following a Payment Date for such Bonds will be either deposited in a related Reserve Fund if the Prospectus Supplement for such Series of Bonds so provides, or if not so required, will be promptly paid to the Issuer upon satisfaction of certain conditions contained in the Indenture and, upon such payment, will be free from the lien of the Indenture. Unless otherwise provided in the related Prospectus Supplement, any such payment to the Issuer will be made pursuant to a statement approved by the Indenture Trustee. The funds so paid to the Issuer of such Series may be used to pay such Issuer's general operating expenses and to make distributions to the beneficial owners of such Issuer and will not be an asset available to holders of the Bonds in the event of a default on the Bonds.

DEPOSITS, SUBSTITUTION AND WITHDRAWAL OF CERTIFICATES

     Subject to the limitations set forth in the Indenture and to the extent permitted under the related Series Supplement and Prospectus Supplement for a Series of Bonds, the Issuer may deposit or withdraw Certificates or substitute new Certificates for Certificates previously pledged as Collateral for such Series. Following any such deposit, substitution or withdrawal of Certificates, the Collateral

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

securing such Series will have an aggregate Bond Value that is at least equal to the aggregate principal amount of the Bonds of such Series outstanding at the time of substitution.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The discussion under this heading applies only to Mortgage Loans underlying Non-Agency Certificates. The Mortgages will be either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

FORECLOSURE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state laws require that a copy of the notice of sale be posted at designated locations and sent to certain parties having an interest in the real property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the subsequent resale of the property. The lender may also have to make improvements to the property. Depending upon market conditions, the ultimate proceeds of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon a payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgage. In some states, statutes limit or prohibit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender under the deed of trust mortgage. Other statutes in some states require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions in some states limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of a debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modification may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     Federal tax law provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Certain of the Mortgage Loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses has been the subject of legislation and litigation in many states, and in some cases the clauses have been upheld, while in other cases their enforceability has been limited or denied. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") which was enacted on October 15, 1982. The legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. Exempted from its preemption are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were originated or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). Due-on-sale clauses contained in Mortgage Loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage loans originated by such institutions are therefore not deemed to be Window Period Loans. Under the Garn-St Germain Act, the exemption for Window Period Loans ended on October 15, 1985, although the Comptroller of the Currency, the National Credit Union Administration and state legislatures were given the authority to regulate enforcement of due-on-sale clauses in Window Period Loans originated by national banks, federal credit unions and all other types of lenders, respectively.

     With the expiration of the exemption for Window Period Loans, on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "Window Period", which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standard that, out of a total of eleven "window period states", five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans. The Garn-St Germain Act also sets forth nine specific instances in which no mortgage lender covered by the Act (including federal savings and loan associations and federal savings banks) may exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until their maturity.

     Upon foreclosure, some courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provision as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrowers.

ADJUSTABLE RATE LOANS

     The laws of certain states may provide that mortgage notes relating to adjustable rate Mortgage Loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Certificate Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a Mortgage Note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of, or contained in, on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender to homeowners. In the event that title to a mortgaged property securing a Mortgage Loan in a Certificate was acquired by the Certificate Trustee and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related Series of Bonds might realize a loss if such costs were required to be paid by the Certificate Trustee on behalf of the Indenture Trustee as holder of the Certificates securing such Bonds. In addition, the presence of certain environmental contamination, including, but not limited to, lead-based paint, asbestos and leaking underground storage tanks could result in the holders of the related Series of Bonds realizing a loss if associated costs were required to be paid by the Certificate Trustee on behalf of the Indenture Trustee as holder of the Certificates securing such Bonds. The Issuer, Capstead Mortgage Corporation, the Underwriters, the Servicers, and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any mortgaged properties securing the Mortgage Loans, (ii) are not required to make any such assessments or evaluations and
(iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorizes any state to reimpose interest rate limits by adopting a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. As of the date hereof, certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no Mortgage Loan originated after the effective date of such state action will be eligible for inclusion in a mortgage pool underlying a Non-Agency Certificate if such Mortgage Loan will bear interest or provide for discount points or charges in excess of permitted levels.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Relief Act, a borrower who enters active military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state statutes could have an effect, for an indeterminate period of time, on the ability of the Administrator or other Servicers to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the Prospectus Supplement for a Series of Bonds, pursuant to the terms of the Pooling and Administration Agreement governing the Non-Agency Certificates pledged to secure such Series, Capstead Mortgage Corporation will be required to purchase any Mortgage Loan on which the mortgage coupon rate is reduced by the Relief Act or similar state legislation. However, in the event that Capstead Mortgage Corporation is unable to purchase any such Mortgage Loan, any shortfall in interest collections resulting from the application of the Relief Act or similar state legislation could result in losses to the holders of the Bonds. In addition, the Relief Act imposes limitations which would impair the ability of the Administrator or other Servicers to enforce the lien with respect to an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to enforce the lien with respect to the Mortgaged Property in a timely fashion.

                                   THE ISSUER

GENERAL

     The Issuer was incorporated in the State of Delaware on August 16, 1991, and is a limited purpose finance subsidiary of Capstead Mortgage Corporation. The Issuer is a qualified real estate investment trust subsidiary of Capstead Mortgage Corporation under the Internal Revenue Code of 1986. Capstead Mortgage Corporation is a publicly owned real estate investment trust which invests primarily in fixed-rate, long-term mortgage loans secured by single-family residential properties. The Issuer's and Capstead Mortgage Corporation's principal executive offices are located at 2001 Bryan Tower, Dallas, Texas 75201. The Issuer's telephone number is (214) 746-8000.

     The Issuer has not and will not engage in any business or investment activities other than (i) issuing and selling Bonds under the Indenture and purchasing, receiving, owning, holding and pledging as collateral therefor the related Certificates, Mortgage Loans or other mortgage-related securities, (ii) issuing and selling bonds under any other indenture, and receiving, owning, holding and pledging as collateral therefor any of the mortgage-related assets specified in its Certificate of Incorporation, (iii) investing cash balances on an interim basis in high quality short-term securities and (iv) engaging in other activities which are necessary or convenient to accomplish the foregoing and are incidental thereto. Article III of the Issuer's Certificate of Incorporation limits the Issuer's purposes to the above and provides that any Bonds issued must be rated in the highest rating category established by one or more nationally recognized statistical rating agencies. Article VIII of the Issuer's Certificate of Incorporation prohibits the Issuer, without obtaining the prior written consent of the Indenture Trustee, from amending Articles III or VIII of its Certificate of Incorporation, from dissolving or liquidating or from merging or consolidating with any corporation other than a corporation that has a certificate of incorporation containing provisions identical to the provisions of Articles III and VIII of the Issuer's Certificate of Incorporation.

     The Issuer has no intent to file, and Capstead Mortgage Corporation has no intent to cause the filing of, a voluntary application under insolvency laws with respect to the Issuer so long as the Issuer is solvent and does not foresee becoming insolvent.

     Capstead Mortgage Corporation may contribute or sell to the Issuer all or a portion of the Certificates used to secure any Series of Bonds offered hereby and by the related Prospectus Supplement and may contribute or sell to the Issuer additional certificates evidencing Mortgage Loans and other mortgage-related collateral which will be used to secure other Series of Bonds which may be issued by the Issuer.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of certain of the anticipated federal income tax consequences of the purchase, ownership, and disposition of Bonds. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. The discussion reflects the enactment of the Tax Reform Act of 1986 (the "1986 Act"), the Technical and Miscellaneous Revenue Act of 1988 ("TAMRA"), and the Small Business Job Protection Act of 1996 ("SBJPA") and the Revenue Reconciliation Act of 1993, as well as final Treasury regulations concerning REMICs ("Final REMIC Regulations") promulgated by the U.S. Department of the Treasury on December 23, 1992. The discussion below does not purport to address federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local, and other tax consequences to them of the purchase, ownership, and disposition of Bonds. The Prospectus Supplement for each Series of Bonds will discuss any special tax consideration applicable to any Class or Classes of Bonds of such Series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

     For purposes of this discussion, (i) the term "Regular Bonds" includes Non-REMIC Bonds and REMIC Regular Bonds and (ii) the term "REMIC Bonds" includes REMIC Regular Bonds and Residual Bonds.

REMIC BONDS

  General

     With respect to each Series of Bonds, the Issuer may elect to treat one or more segregated pools of assets securing such Series of Bonds (each a "REMIC Pool") as a REMIC within the meaning of Code Section 860D. The tax consequences of purchase, ownership and disposition of the Bonds will depend in large part on whether such an election has been made. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of Bonds for which the Issuer intends to make a REMIC election, Andrews & Kurth L.L.P., counsel to the Issuer, will deliver its opinion generally to the effect that, assuming (i) the proper making of such an election, (ii) compliance with the Indenture and certain other documents, and (iii) continuing compliance with the applicable provisions of the Internal Revenue Code of 1986 (the "Code"), as it may be amended from time to time, and any applicable Treasury regulations adopted thereunder, each REMIC Pool, will qualify to be a REMIC in which the REMIC Regular Bonds and the Residual Bonds (if any) comprise the "regular interests" and "residual interests," respectively. Except as indicated below, for federal income tax purposes, REMIC Regular Bonds are treated as newly originated debt instruments issued by the REMIC on the day of their creation and not as ownership interests in the REMIC or the REMIC's assets. Residual Bonds are not treated as debt instruments for federal income tax purposes. See "Special Tax Considerations Applicable to Residual Bonds" below. The Prospectus Supplement for each such Series of Bonds will indicate whether the Issuer intends to make a REMIC election for that Series.

     In general (i) REMIC Bonds held by a thrift institution taxed as a "domestic building and loan association" will be treated as assets described in Code Section 7701(a)(19)(C); (ii) REMIC Bonds held by a real estate investment trust will be treated as "real estate assets" within the meaning of Code Section 856(c)(4)(A) and (iii) any amount includible in gross income with respect to REMIC Bonds will be interest described in Code Section 856(c)(3)(B) to the extent that the REMIC Bonds are treated as "real estate assets" within the meaning of the Code Section 856(c)(4)(A), in each case, in the same proportion that the assets of the REMIC Pool would be so treated. However, if at all times 95% or more of the assets held by the REMIC Pool are assets qualifying under any of the foregoing Code sections, the REMIC Bonds will be treated entirely as qualifying assets (and the income will be treated entirely as qualifying income). The Agency Certificates will be considered qualifying assets under the foregoing Code sections. The Final REMIC Regulations provide that, for purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Bonds constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Reserve assets will not be considered to be qualifying assets. REMIC Bondholders should be aware that (i) REMIC Bonds held by a real estate investment trust will not constitute "Government securities" within the meaning of Code Section 856(c)(4)(A), and (ii) REMIC Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i). However, REMIC Bonds acquired by another REMIC on its Startup Day (as defined below) in exchange for regular or residual interests in the REMIC will constitute "qualified mortgages" within the meaning of Code Section 860G(a)(3). Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Loans with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related buy-down funds. REMIC Bonds held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

  Qualification as a REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Bonds) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The Final REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

     If a REMIC Pool fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC Pool for federal income tax purposes is uncertain. The REMIC Regular Bonds may continue to be treated as debt instruments for federal income tax purposes, but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (i.e., income from the mortgage loans less interest and original issue discount expense allocable to the REMIC Regular Bonds and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the

REMIC Pool level. On the other hand, the arrangement may be treated as a separate association taxable as a corporation under Treasury regulations and the REMIC Regular Bonds may be treated as stock interests therein, rather than debt instruments. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC would occur absent regulatory relief. However, the Conference Committee Report to the 1986 Act (the "Committee Report") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

NON-REMIC BONDS

     With respect to each Series of Bonds for which the Issuer does not make a REMIC election, no regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Non-REMIC Bonds. Andrews & Kurth L.L.P., as counsel to the Issuer, however, will deliver their opinion that the Non-REMIC Bonds will be treated for federal income tax purposes as indebtedness, and not as an ownership interest in the Collateral, or as an equity interest in the Issuer or in a separate association taxable as a corporation.

     For federal income tax purposes, (i) Non-REMIC Bonds held by a thrift institution taxed as a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (ii) interest on Non-REMIC Bonds held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iii) Non-REMIC Bonds held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(4)(A); and (iv) Non-REMIC Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i).

TAXATION OF REGULAR BONDS

  General

     The discussion under this caption, "Taxation of Regular Bonds," applies only to Regular Bonds and not to Residual Bonds. In general, interest paid or accrued, original issue discount, and market discount on a Bond will be treated as ordinary income to the Bondholder, and principal payments on a Bond will be treated as a return of capital to the extent of the Bondholder's basis in the Bond allocable thereto. A Bondholder must use the accrual method of accounting with regard to REMIC Bonds, regardless of the method of accounting otherwise used by such Bondholder.

  Original Issue Discount

     All Compound Interest Bonds will, and certain of the other Bonds may, be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Bonds issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on a compounding of interest, in advance of receipt of the cash or a portion of the cash attributable to such income. Based in part on Treasury regulations issued on January 27, 1994, as amended on June 14, 1996, under Code Sections 1271 through 1273 and 1275 (the "OID Regulations"), and in part on the provisions of the 1986 Act, the Issuer anticipates that the amount of original issue discount required to be included in a Bondholder's income in any taxable year will be computed in a manner substantially as described below. Bondholders should be aware, however, that the OID Regulations either do not address, or are subject to varying interpretations with regard to, several issues relevant to obligations, such as the Bonds, that are subject to prepayment. The 1986 Act requires that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the mortgages backing the Certificates securing the Bonds in a manner prescribed by regulations not yet issued ("Prepayment Assumption") and provides for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. The Committee Report indicates that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Bonds. The Prospectus Supplement for each Series of such Bonds will specify the Prepayment Assumption determined by the Issuer for the purposes of determining the amount and rate of accrual of original issue discount. No representation is made that the Certificates will prepay at the Prepayment Assumption or at any other rate. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Bonds.

     Under the OID Regulations, each Bond (except to the extent described below with respect to a Regular Bond on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Bondholder or by random lot (a "Retail Class Bond")) will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its stated redemption price at maturity over its issue price. The issue price of a Bond is the price at which a substantial amount of Bonds of that Class are first sold (other than to bond houses, brokers, underwriters or wholesalers). Unless specified otherwise in the Prospectus Supplement, the Issuer will determine original issue discount by including the amount paid by an initial Bondholder for accrued interest that relates to a period prior to the issue date of the Bond in the issue price of a Bond and will include in the stated redemption price at maturity any interest paid on the first Payment Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Payment Date. The stated redemption price at maturity of a Bond always includes the original principal amount of the Bond, but generally will not include payments of stated interest if such interest payments constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer), or that will be constructively received, at least annually at a single fixed rate. Special rules apply for variable rate Bonds as described below. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Payments of interest on Bonds with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Bonds includes all payments of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Payment Date on a Bond is longer than the interval between subsequent Payment Dates (and interest paid on the first Payment Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Bond technically do not constitute qualified stated interest. The OID Regulations provide that in such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Payment Date for each day the Bond was outstanding) is treated as original issue discount assuming the stated interest would otherwise be qualified stated interest. Also in such case the stated redemption price at maturity is treated as equal to the issue price plus the greater of the amount of foregone interest or the excess, if any, of the Bond's stated principal amount over its issue price. The OID Regulations indicate that all interest on a long first period Bond that is issued with non-de minimis original issue discount will be included in the Bond's stated redemption price at maturity.

Bondholders should consult their own tax advisors to determine the issue price and the stated redemption price at maturity of a Bond.

     Under a "de minimis" rule, original issue discount will be considered to be zero, however, if it equals less than 0.25% of the stated redemption price at maturity of the Bond multiplied by its weighted average maturity, computed, for this purpose, as the sum of the amounts determined by multiplying (i) the number of full years (rounding down for partial years) from the issue date until each payment (included in the stated redemption price at maturity) is scheduled to be made by (ii) a fraction, the numerator of which is the amount of each payment included in the stated redemption price at maturity of the Bond and the denominator of which is the Bond's stated redemption price at maturity. Although presently unclear, it appears that the schedule of such payments should be determined in accordance with the Prepayment Assumption. In addition, if the original issue discount is de minimis all stated interest (including stated interest that would otherwise be treated as original issue discount) is treated as qualified stated interest. Unless the holder of a Bond elects to accrue all discount under a constant yield to maturity method, as described below, the holder includes any de minimis original issue discount in income as capital gain recognized on retirement of the Bond pro rata as stated principal payments are received. If a subsequent holder of a Bond issued with de minimis original issue discount purchases the Bond at a premium, the subsequent holder does not include any original issue discount in income. If a subsequent holder purchases such Bond at a discount all discount is reported as market discount, as described below.

     Generally, a Bondholder must include in gross income the sum of the "daily portions," as defined below, of the original issue discount that accrues on the Bond for each day the Bondholder holds the Bond, including the purchase date but excluding the disposition date. In the case of an original Bondholder, the daily portions of original issue discount will be determined for each Bond by calculating the portion of original issue discount that accrues during each successive "accrual period" (or shorter period from the date of original issue). The Issuer will treat an "accrual period" as the interval that ends on the day before a Payment Date and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining payments to be made on the Bond as of the end of that accrual period and (b) the payments made on the Bond during the accrual period that are included in the Bond's stated redemption price at maturity, over (ii) the adjusted issue price of the Bond at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Bonds as of the issue date giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The effect of these rules is to adjust the rate of original issue discount accrual to correspond to the actual prepayment experience. For these purposes, the adjusted issue price of a Bond at the beginning of any accrual period equals the issue price of the Bond, increased by the aggregate amount of original issue discount with respect to the Bond that accrued in all prior such periods and reduced by the amount of payments included in the Bond's stated redemption price at maturity made on the Bond in such prior periods. The original issue discount accruing during an accrual period will be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined using a reasonable method. Under the method described above, the daily portions of original issue discount required to be included in income by a holder of Regular Bonds generally will increase to take into account prepayments on the Regular Bonds as a result of prepayments on Mortgage Loans or that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Loans with respect to a series of Regular Bonds can result in both a change in the priority of principal payments with respect to certain classes of Regular Bonds and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Bonds.

     In the case of a Retail Class Bond, the yield to maturity of such Bond will be determined based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Retail Class Bond in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a payment of the entire principal amount of any Retail Class Bond (or portion thereof), (a) the remaining unaccrued original issue discount allocable to such Bond (or to such portion) will accrue at the time of such payment, and (b) the accrual of original issue discount allocable to each remaining Bond of such Class (or the remaining principal amount of a Retail Class Bond after a payment in reduction of a portion of its principal amount has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the principal amount thereof that was paid.

     A subsequent holder of a Compound Interest Bond or any other Bond issued with original issue discount who purchases the Bond at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on the Bond. In computing the daily portions of original issue discount for a subsequent purchaser (as well as an initial purchaser who purchases a Bond at a price higher than the issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for the Bond exceeds the excess of (i) the sum of its issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original Bondholder who purchased the Bond at its issue price (computed under the preceding paragraphs and without regard to any adjustment under this paragraph) over (ii) the amount of prior payments included in the stated redemption price at maturity of the Bond, and the denominator of which is the sum of the daily portions for the Bond for all days beginning on the date after the purchase date and ending on the date on which such Bond is expected to mature under the Prepayment Assumption. Alternatively, such a subsequent holder may accrue original issue discount by treating the purchase as a purchase at original issuance and applying the constant yield to maturity method.

     The OID Regulations provide that a holder that acquires a Bond on or after April 4, 1994 may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium), currently as it accrues using the constant yield to maturity method. If such an election were made with respect to a Bond with market discount, the Bondholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Bondholder acquires during the year of the election or thereafter. Similarly, a Bondholder that makes this election for a Bond that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Bondholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Bond can not be revoked without the consent of the Internal Revenue Service (the "IRS").

     One or more classes of Bonds may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet four requirements. First, the issue price must not exceed the noncontingent principal payments by more than the lesser of (i) 1.5% of the product of the noncontingent principal payments and the weight average maturity or (ii) 15% of the noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and a single objective rate that is a qualified inverse floating rate, (iii) a single fixed rate and one or more qualified floating rates; or (iv) a single objective rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during the term of the Bond is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Bond). Fourth, the debt instrument must not provide for contingent principal payments. If interest on a Bond is stated at a fixed rate for an initial period of less than 1 year followed by a variable rate that is either a qualified floating rate or an objective rate and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute single qualified floating rate or objective rate. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the Bond's currency denomination. A multiple of a qualified floating rate is not a qualified floating rate unless it is a rate equal to (i) the product of a qualified floating rate as described in the previous sentence and a positive number not greater than 1.35 but greater than 0.65 for instruments issued on or after August 13, 1996, or (ii) a product described in (i) increased or decreased by a fixed rate. A variable rate is not a qualified floating rate if it is subject to a cap, floor or a restriction on the amount of increase or decrease in stated interest rate (governor) unless: (i) the cap, floor or governor is fixed throughout the Bond's term, (ii) the cap or floor is not reasonably expected to cause the yield on the Bond to be significantly less or more, respectively, than the expected yield without the cap or floor, or (iii) the governor is not reasonably expected to cause the yield to be significantly more or less than the expected yield without the governor. For instruments issued on or after August 13, 1996, an objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate in which the variations of such rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Bond's term will be significantly less or greater than the average value of the rate during the final half of the Bond's term.

     If a variable rate Bond provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable in cash or property at least annually (i) all stated interest is qualified stated interest,
(ii) the amount of qualified stated interest and original issue discount, if any, that accrues is determined as if the Bond had a fixed rate equal to (A) in the case of a qualified floating rate or qualified inverse floating rate, the value on the issue date of the qualified floating rate or qualified inverse floating rate or (B) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Bond, and (iii) the qualified stated interest that accrues is adjusted for the interest actually paid. If a variable rate Bond is not described in the previous sentence, the Bond is treated as a fixed rate Bond with a fixed rate substitute or substitutes equal to the value of qualified floating rates or qualified inverse floating rate at the date of issue or, in the case of a Bond having an objective rate at a fixed rate that reflects the yield reasonably expected for the Bond. Qualified stated interest or original issue discount allocable to an accrual period is adjusted to reflect differences in the interest actually accrued or paid compared to the interest accrued or paid at the fixed rate substitute. If a variable rate Bond provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for interest at an initial fixed rate that is not intended to approximate the related floating rate or is fixed for a period of one year or more, original issue discount is determined as described in the previous two sentences except that the Bond is treated as if it provided for a qualified floating rate or qualified inverse floating rate, as applicable, rather than a fixed rate. The substitute rate must be one such that the fair market value of the Bond would be approximately the same as the fair market value of the hypothetical bond.

     Under the OID Regulations a variable rate Bond not qualifying for treatment under the variable rate rules described above is subject to the contingent payment rules. Regulations dealing with contingent payment debt obligations were issued on June 11, 1996 (the "Contingent Debt Regulations"), and are generally effective as of August 13, 1996. The Contingent Debt Regulations by their terms do not apply to REMIC regular interests. However, the following paragraph describes the applicable Contingent Debt Regulations as a method that may be considered reasonable.

     The Contingent Debt Regulations apply a "noncontingent bond method" to a debt instrument that is publicly traded or that is issued for cash or publicly traded property. Under the noncontingent bond method, the issuer is required to determine the comparable yield for the instrument and to construct a projected payment schedule for the Regular Bond consisting of all noncontingent payments and a projected amount for each contingent payment. The issuer is required to determine interest expense, and a holder is required to determine interest income, according to the projected payment schedule formulated by the issuer. Interest generally is accrued under the noncontingent bond method according to generally applicable rules of the OID Regulations as described above. Adjustments in the instrument's issue price and the holder's basis are determined as if the projected payment schedule were the actual payment schedule for the instrument. If the actual amount of a contingent payment differs from the projected amount of the payment, adjustments to interest accrual are generally taken into account at the time the payment is made in order to reflect this difference. Gain or loss recognized by a holder on the sale, exchange, or retirement of the instrument generally will be treated as interest income or ordinary loss to the holder. A loss will be treated as ordinary, however, only up to the amount of the holder's total interest inclusions with respect to the Regular Bond that were not offset by previous adjustments. Any additional loss generally will be a capital loss. Investors are urged to consult their tax advisors as to the proper accrual of original issue discount (including stated interest) on the Bonds, including Bonds which may be subject to the contingent payment rules.

     Although unclear at present, the Issuer intends to treat Bonds bearing an interest rate that is a weighted average of the net interest rates on the Certificates as having qualified stated interest if the underlying mortgage loans underlying the Certificates (the "Mortgage Loans") are adjustable rate mortgage loans. In such case, the applicable index used to compute interest on the Mortgage Loans in effect on the issue date (or possibly the pricing date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. If the Bond interest rate for one or more periods is less than it would be based upon the fully indexed rate, the excess of the interest payments projected at the assumed index over interest projected at such initial rate will be tested under the de minimis rules as described above. Adjustments will be made in each accrual period increasing or decreasing the amount of ordinary income reportable to reflect the actual Bond interest rate on the Bonds. It is possible, however, that the IRS may treat some or all of the interest on Bonds with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may affect the timing of income accruals on such Bonds.

     It is not clear how income should be accrued with respect to REMIC Regular Bonds issued at a significant premium and with respect to REMIC Regular Bonds the payments on which consist primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Premium REMIC Regular Bonds"). One method of income accrual would be to treat the Premium REMIC Regular Bond as a Bond having qualified stated interest purchased at a premium equal to the excess of the price paid by such holder for the Premium REMIC Regular Bond over its stated principal amount. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all bonds held by such holder, as described below. Alternatively, all of the income derived from a Premium REMIC Regular Bond could be reported as original issue discount by treating all future payments under the Prepayment Assumption as fixed payments, in which case the amount and rate of accrual of original issue discount would be computed by treating the Premium REMIC Regular Bond as a Bond which has no qualified stated interest, as described above. Finally, the IRS could assert that the Premium REMIC Regular Bonds should be taxable under the contingent payment rules governing bonds issued with contingent payments.

  Premium

     A Bond purchased at a cost greater than its remaining stated redemption price at maturity is generally considered to be purchased at a premium. Under the 1986 Act, if the Bondholder holds such Bond as a "capital asset" within the meaning of Code Section 1221, the Bondholder may elect to amortize such premium under the constant interest method. The Committee Report indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply in amortizing bond premium on installment obligations such as the Bonds, although it is unclear whether the alternatives to the constant interest method described under "Market Discount" are available. Except as provided in Treasury regulations yet to be issued, such amortizable bond premium is to be applied against (and operate to reduce) the amount of interest payments on the Bonds. This election, once made, applies to all taxable obligations held by the taxpayer at the beginning of the first taxable year to which such election applies and to all taxable debt obligations thereafter acquired and is irrevocable except with the approval of the IRS. Purchasers who pay a premium for their Regular Bonds should consult their tax advisors regarding the election to amortize premium and the method to be employed. The Treasury Department has issued final regulations concerning the amortization of premium but by their terms the regulations do not apply to REMIC Regular Bonds and bonds like the Regular Bonds.

  Sale or Redemption

     If a Bondholder sells or exchanges a Bond, the Bondholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Bond. The adjusted basis of a Bond generally will equal the cost of the Bond to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Bond and reduced by the portion of the basis in the Bond allocable to payments on the Bond previously received by the seller and by any amortized premium.

     Except as provided in this paragraph, under "Original Issue Discount" above and under "Market Discount" below, any such gain or loss will be capital gain or loss provided the Bond is held as a "capital asset" within the meaning of Code
Section 1221. If the holder of a REMIC Bond or Regular Bond is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of such REMIC Bond or Regular Bond will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a Regular Bond that otherwise would be capital gain will be treated as ordinary income (i) if a Regular Bond is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Bondholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction,
(ii) in the case of a noncorporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) in the case of a REMIC Regular Bond, to the extent that the amount actually includible in income with respect to the REMIC Regular Bond by the Bondholder during his holding period is less than the amount that would have been includible in income if the yield on that Bond during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the Bondholder acquired the REMIC Regular Bond. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC Regular Bond that will be recharacterized as ordinary income is limited to the amount of original issue discount (if any) on the REMIC Regular Bond that was not previously includible in income, the applicable Code provision contains no such limitation. In the case of a Regular Bond subject to the Contingent Debt Regulations as described above under "Original Issue Discount," any gain on the sale or exchange of such Bond is treated as interest income.

  Market Discount

     A purchaser of a Bond also may be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the rules set forth in the OID Regulations with respect to original issue discount, "market discount" equals the amount by which the purchaser's basis in the Bond (i) is exceeded by the stated redemption price at maturity of the Bond, or (ii) in the case of a Bond having original issue discount, is exceeded by the sum of the issue price of such Bond plus any original issue discount that would have previously accrued thereon if held by an original Bondholder who purchased the Bond at its issue price, in either case less any prior payment that was included in the stated redemption price at maturity of the Bond. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments includible in the stated redemption price at maturity of such Bond are received, in an amount not exceeding any such payment. The computation of the accrual of market discount on debt instruments the principal of which is payable in more than one installment is to be provided by Treasury regulations and should take into account the Prepayment Assumption. Until such time that the regulations are issued, the Committee Report provides holders may elect to accrue market discount for a Bond either (i) on the basis of a constant interest rate or, (ii) for those Bonds that have original issue discount, in the proportion that the original issue discount accrued for the relevant period bears to the sum of the original issue discount for such period plus the remaining original issue discount as of the end of such period, and, for those Bonds that have no original issue discount, in the proportion that the amount of the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Bond as of the beginning of the accrual period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial payments in reduction of the stated redemption price at maturity of such Bond were received. Such purchaser also will be required to defer the interest deductions (to the extent they exceed the sum of the interest income (including original issue discount) on the Bond for such year) attributable to any indebtedness incurred or continued to purchase or carry the Bond. However, the amount of the net interest expense that must be deferred in a taxable year may not exceed the amount of market discount accrued on the Bond for the days in such year that such purchaser held such Bond. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Bond is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the IRS set forth procedures for taxpayers (1) electing under Section 1278(b) of the Code to include market discount in income currently, (2) electing under rules of Section 1276(b) of the Code to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Section 1278(b) of the Code. Market discount with respect to a Bond will be considered to be zero if the amount allocable to the Bond is less than 0.25% of the remaining stated redemption price at maturity of such Bond times the weighted average maturity of the Bond (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules, as well as the advisability of making any of the elections discussed above.

  Taxation of Certain Foreign Investors

     Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Bonds to a Bondholder who is a nonresident alien individual, foreign corporation or other non-United States person ("foreign person") not engaged in a trade or business within the

United States, will not be subject to federal income or withholding tax if (i) such Bondholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer (which may include the beneficial owners of the Issuer), (ii) such Bondholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer, and (iii) such Bondholder complies with applicable identification and certification requirements. If such identification and certification requirements are not satisfied and the interest on the Bonds is not effectively connected with the conduct of a trade or business within the United States by such foreign person, a 30 percent withholding tax will apply, unless reduced or eliminated pursuant to an applicable tax treaty. Payments on REMIC Regular Bonds may subject a foreign person to U.S. federal income and withholding tax where such foreign person also owns, actually or constructively, Residual Bonds which are residual interests in the same REMIC, notwithstanding compliance with the certification requirements discussed above.

     If a tax is withheld by the withholding agent, the Bondholder would be entitled to a refund of such tax if such Bondholder can prove it is a foreign person and it is not a 10 percent shareholder of the Issuer or a controlled foreign corporation related to the Issuer. A Bondholder may be required to file a U.S. federal income tax return to obtain a refund. Foreign investors should consult their tax advisors regarding the potential imposition of the 30 percent withholding tax.

     Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective Bondholders who are foreign persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

BACK-UP WITHHOLDING AND INFORMATION REPORTING

     Payments of interest, original issue discount, or other reportable payments (including, under certain circumstances, principal payments) made on the Bonds, and proceeds from the sale, including redemption, of the Bonds to or through certain brokers, including the Indenture Trustee, may be subject to a "back-up" withholding tax of 31% of reportable payments unless a Bondholder complies with certain reporting and/or certification procedures. Any amount so withheld from payments on the Bonds would be refunded or allowed as a credit against a Bondholder's federal income tax.

     To the extent required by law, reports of accrued interest, in the case of each Series of Bonds for which a REMIC election is made, and interest paid for each other Series of Bonds and original issue discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Bonds or beneficial owners who own Bonds through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Bonds (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Bonds. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Bonds must also be furnished.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL BONDS

  Allocation of the Income of the REMIC

     Generally, the REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and with respect to certain contributions to the REMIC after the Startup Day (see "Taxes on Prohibited Transactions, Foreclosure Income and Certain Contributions" below). Instead, each original Residual Bondholder will report on its federal income tax return, as ordinary income, its share of the REMIC's taxable income for each day during the taxable year on which such

Residual Bondholder owns any Residual Bonds. The REMIC's taxable income for each day will be determined by allocating the REMIC's taxable income for each calendar quarter ratably to each day in the quarter. Such a Residual Bondholder's share of the REMIC's taxable income for each day will be based on the portion of the outstanding Residual Bonds that such Residual Bondholder owns on that day. The REMIC's taxable income will be determined under an accrual method and will be taxable to the Residual Bondholders without regard to the timing or amounts of cash distributions by the REMIC. As residual interests, the Residual Bonds will be subject to tax rules, described below, that differ from those that would apply if the Residual Bonds were treated for federal income tax purposes as direct ownership interests in the Certificates, or as debt instruments issued by the REMIC. Under certain REMIC structures, a Residual Bondholder may be required to include taxable income from the Residual Bond in excess of the cash distributed with respect to one or more taxable years. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain tax accounting methods by the REMIC, variations in the prepayment rate of the Mortgage Loans underlying the Certificates and certain other factors. Consequently, Residual Bondholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or have unrelated deductions against which to offset such income. Additionally, as noted in the subsequent paragraph, a purchaser of a Residual Bond may not be entitled to an adjustment in the amount of income allocable to the Residual Bond for the difference between the adjusted basis that the Residual Bond would have had in the hands of an original Residual Bondholder and the purchase price unless Treasury regulations are issued that permit such an adjustment. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Bond to a Residual Bondholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Bond and the impact of such tax treatment on the after-tax yield of a Residual Bond.

     A subsequent Residual Bondholder also will report on its federal income tax return amounts representing a daily share of the REMIC's taxable income for each day that such Residual Bondholder owns such Residual Bond. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Bondholder, as described above. The initial adjusted basis of a subsequent Residual Bondholder or a Residual Bondholder who purchases a Residual Bond at other than the issue price (defined below under "Excess Inclusions") may be greater than such Residual Bondholder's allocable share of the REMIC's basis in its assets, calculated as described below under "Taxable Income of the REMIC Attributable to Residual Bonds." Consequently such Residual Bondholder's basis may not be fully recovered by amortization of premium or reduction of market discount income with respect to the Mortgage Loans underlying the Certificates, and such Residual Bondholder may, therefore, have unrecovered basis on the termination of the REMIC. Such loss may be ordinary loss or capital loss. See "Sales of Residual Bonds," below. The legislative history of the 1986 Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Bond that purchased such Residual Bond at a price greater than (or less than) the adjusted basis (as defined below in "Sales of Residual Bonds") such Residual Bond would have in the hands of an original Residual Bondholder. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The Final REMIC Regulations do not provide for an adjustment.

  Taxable Income of the REMIC Attributable to Residual Bonds

     REMIC taxable income generally means the REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the REMIC Regular Bonds, servicing fees and other administrative expenses of the REMIC and amortization or deduction of any premium with respect to the Mortgage Loans.

Special rules apply in certain cases for non-interest expenses as described below in "Non-Interest Expenses of the REMIC."

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Bonds and the Residual Bonds. Such aggregate basis will be allocated among the portion of the Mortgage Loans underlying the Certificates deemed to be owned by the REMIC and other assets of the REMIC in proportion to their respective fair market values. The issue price of the Residual Bonds and the REMIC Regular Bonds, in each case, will be the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of such Residual Bonds or REMIC Regular Bonds are sold. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or original issue discount) will be includible in the income of the REMIC as it accrues, in advance of the receipt of cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Bonds. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan may be allocated among the principal payments thereon and should be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for accrued interest including original issue discount on the REMIC Regular Bonds, regardless of whether the original issue discount on the REMIC Regular Bonds is considered to be de minimis. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above (see "Certain Federal Income Tax Consequences -- Taxation of Regular Bonds -- Original Issue Discount") for inclusion of original issue discount on the REMIC Regular Bonds (except that the adjustments for a subsequent holder of the REMIC Regular Bonds will not apply).

     A Residual Bondholder will not be permitted to amortize the cost of its Residual Bonds as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Bonds will be added to the issue price of the REMIC Regular Bonds in determining the REMIC's initial basis in its assets. Such recovery of basis by the REMIC will have the effect of amortization of the issue price of the Residual Bonds over their life. Possible adjustments to income of a subsequent holder of a Residual Bond to reflect any difference between the actual cost of such Residual Bond to such holder and the adjusted basis such Residual Bond would have in the hands of an original Residual Bondholder are further discussed in "Allocation of the Income of the REMIC" above.

  Net Losses of the REMIC

     The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Bondholders in the same manner as taxable income of the REMIC. The net loss allocable to any Residual Bond will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Bond. Any net loss that is not currently deductible by reason of this limitation may be used by such Residual Bondholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Bondholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

  Excess Inclusions

     A portion of the income allocable to a Residual Bond (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot be offset by any unrelated losses or loss carryovers of a Residual Bondholder, (ii) will, as described under "Tax-Exempt Investors" below, be treated as "unrelated business taxable income" within the meaning of Code
Section 512 if the Residual Bondholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Bondholder that is a foreign investor, as further discussed in "Foreign Investors" below. Members of an affiliated group are treated as one corporation for purposes of applying the limitations on offset of excess inclusion income.

     Except as discussed in the following paragraph with respect to excess inclusions from Residual Bonds without "significant value," for any Residual Bondholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Bondholder for that calendar quarter from its Residual Bond, over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Bondholder holds such Residual Bond. For this purpose, the daily accruals with respect to a Residual Bond are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Bond at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Bond is issued. For this purpose, the "adjusted issue price" of a Residual Bond at the beginning of any calendar quarter equals the issue price of the Residual Bond (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Bond before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Bond will be treated as an excess inclusion if the Residual Bonds in the aggregate are considered not to have "significant value." The Treasury Department has not yet provided regulations in this respect and the Final REMIC Regulations have not adopted this rule. The SBJPA has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Bonds that have significant value within the meaning of the Final REMIC Regulations effective for taxable years beginning after December 31, 1995, except with respect to Residual Bonds continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Bondholder. First, alternative minimum taxable income for a Residual Bondholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Bondholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Bondholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

     Under Treasury regulations to be promulgated, a portion of the dividends paid by a real estate investment trust (a "REIT") which owns a Residual Bond are to be designated as excess inclusions in an amount corresponding to the Residual Bond's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Bond will be subject to the limitations on excess inclusions described above. The Final REMIC Regulations do not provide guidance on this issue.

     There is imposed a tax at the highest corporate rate with respect to the present value of the total anticipated excess inclusion income on the transfer of any residual interest, such as a Residual Bond, to a Disqualified Organization (as defined below). Such tax is generally imposed on the transferor of the residual interest, except that where such transfer is through an agent for a Disqualified Organization, the tax is instead imposed on such agent. However, a transferor of a residual interest is in no event liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Furthermore, the Treasury Department may waive the tax on transfers if the Disqualified Organization promptly disposes of the residual interest and the transferor (or agent) pays the tax on the excess inclusion income for the period during which the Disqualified Organization held the residual interest. A Disqualified Organization means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a farmer's cooperative described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code and not subject to the tax imposed by Section 511 of the Code; (iii) any rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code; or (iv) any other person whose holding of the residual interests of the REMIC may cause the REMIC to incur a liability for any tax imposed under the Code that would not otherwise be imposed but for the purchase or transfer of the residual interests to such person. For purposes of clause (i) of the previous sentence, a corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof, if (i) all of the activities of such corporation are subject to the tax imposed by Chapter 1 of the Code, and (ii) a majority of the board of directors of such corporation is not selected by the United States or any State or political subdivision thereof (except that this clause (ii) shall not apply to the Federal Home Loan Mortgage Corporation).

     In addition to the tax on transfers, a partnership, trust, estate, regulated investment company, real estate investment trust, common trust fund, or cooperative (a "Pass-Through Entity") that holds a residual interest is subject to tax at the highest corporate rate on the allocable portion of excess inclusion income of a Disqualified Organization that owns an equity interest in such an entity. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Bond, the Pass-Through Entity does not have actual knowledge that such affidavit is false. The Indenture and/or the agreements governing the Trusts with respect to a Series will provide for reasonable arrangements designed to ensure that Residual Bonds are not held by Disqualified Organizations and for the furnishing of information to residual holders to compute the foregoing taxes.

     The Taxpayer Relief Act of 1997 provides, for taxable years beginning after December 31, 1997, that if an "electing large partnership" holds a Residual Bond, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860(E)(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity that does not know such affidavits are false, is not available to an electing large partnership. An "electing large partnership" is a partnership that had 100 or more partners during the preceding taxable year and that has filed an election with the IRS to be so treated.

  Mark to Market Rules

     A REMIC residual interest acquired after January 3, 1995 cannot be marked-to-market.

  Payments

     Any payment made on a Residual Bond to a Residual Bondholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Bondholder's adjusted basis in such

Residual Bond. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Bond.

  Sales of Residual Bonds

     If a Residual Bond is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Residual Bond (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a Residual Bond generally equals the cost of such Residual Bond to such Residual Bondholder, increased by the taxable income of the REMIC that was included in the income of such Residual Bondholder with respect to such Residual Bond, and decreased (but not below zero) first by the distributions received thereon by such Residual Bondholder, and second by the net losses that have been allowed as deductions to such Residual Bondholder with respect to such Residual Bond. In general, any such gain or loss will be capital gain or loss provided the Residual Bond is held as a capital asset. However, Residual Bonds will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Bond by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Bond reacquires such Residual Bond, or acquires any other Residual Bond, any residual interest in another REMIC or comparable interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Bondholder on the sale will not be deductible, but, instead, will increase such Residual Bondholder's adjusted basis in the newly acquired asset.

  Taxes on Prohibited Transactions, Foreclosure Income and Certain Contributions

     The REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from "prohibited transactions." Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC or
(d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on Regular Bonds as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Bonds is outstanding). The Final REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan. Final REMIC Regulations also provide that the modification of mortgage loans underlying Certificates will not be treated as a modification of the Certificates, provided that the trust including the Certificates was not created to avoid prohibited transaction rules.

     The REMIC must pay a tax at the highest corporate rate on its net income from foreclosure property. In general, net income from foreclosure property means gain from the disposition of foreclosure property that is considered held for sale to customers in the ordinary course of a trade or business (i.e.,"dealer property") and other income from foreclosure property that is not real property rents, interest from mortgages, gains from non-dealer property or real property tax refunds, less the related expenses. In the usual circumstances it is not expected that the REMIC will have significant net income from foreclosure property.

     The REMIC will also be subject to a tax equal to 100 percent of any amount contributed to the REMIC after the Startup Day, except for cash contributions made (i) to facilitate a clean-up call or qualified liquidation, (ii) in the nature of a guarantee, (iii) within 3 months after the Startup Day, or (iv) by a holder of a residual interest in the REMIC to a qualified reserve fund.

     In the event that the REMIC is subject to the tax on prohibited transactions, foreclosure income or non-exempt contributions, such tax would be borne by the Residual Bondholders to the extent of distributions remaining on the Residual Bonds.

  Termination

     The REMIC will terminate shortly following the retirement of the Certificates. If a Residual Bondholder's adjusted basis in its Residual Bond exceeds the amount of cash distributed to such Residual Bondholder in final liquidation of its interest, then, although the matter is not entirely free from doubt, it would appear that the Residual Bondholder is entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

  Administrative Matters

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and the Residual Bondholders will be treated as the partners thereof. The REMIC will file an annual federal income tax return on Form 1066 and must maintain its books on a calendar year basis.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. The Final REMIC Regulations generally require that Schedule Q be furnished by the REMIC to each Residual Bondholder within one month of the close of each calendar quarter in which the REMIC is in existence. Under proposed REMIC regulations this date generally would be extended to the forty-first day after the close of each calendar quarter. If a Residual Bond is held by a nominee, the nominee must furnish Schedule Q to the person for whom it is nominee within 30 days after receiving the information.

     Treasury regulations provide that a holder of a Residual Bond is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Bonds for the entire calendar year. Otherwise each holder of a Residual Bond is required to treat items on its return consistently with their treatment on the REMIC's return, unless the holder of a Residual Bond either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Bond as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

  Foreign Investors

     Payments to Residual Bondholders who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Under temporary Treasury Regulations, such income (to the extent that it is not excess inclusion income) may qualify for exemption from United States withholding tax as "portfolio interest" provided that (i) the Certificates which constitute the assets of the REMIC would be eligible for such exemption and (ii) the conditions described under "Taxation of Regular
Bonds -- Taxation of Certain Foreign Investors" are met, but only to the extent that the Mortgage Loans underlying the Certificates, that are "pass-through certificates," were issued after July 18, 1984. Generally, uncertificated regular interests in another REMIC will not constitute assets eligible for such exemption. To the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Residual Bondholder will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the REMIC Residual Bond is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Bonds that do not have significant value. See "Excess Inclusions" above and "Restrictions on Transfer of a Residual Bond" below.

  Restrictions on Transfer of a Residual Bond

     The Residual Bonds will be subject to certain restrictions on transfer for federal income tax purposes. First, Residual Bonds may not be transferred to a Disqualified Organization, as described in "Excess Inclusions." The Indenture with respect to a series of REMIC Bonds will provide that neither legal title nor beneficial interest in a Residual Bond may be transferred or registered unless (i) the proposed transferee provides to the Issuer and the Indenture Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Bonds on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Issuer and the Indenture Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Indenture will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Bond with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Bondholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the Indenture required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.

     Second, the Final REMIC Regulations provide that the transfer of a residual interest that has tax avoidance potential is disregarded for all federal income tax purposes if the transferee is a foreign person. This rule does not apply to income from a residual interest that is effectively connected to the residual holder's United States trade or business (in which case the residual holder is treated like a U.S. person). A proposed transfer has tax avoidance potential unless at the time the residual interest is transferred the transferor reasonably expects that, for each excess inclusion, (i) the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. In order to prevent a foreign person from transferring a residual interest of the type described in this paragraph to a U.S. person shortly before any tax is due, the Final REMIC Regulations provide that if the transfer has the effect of allowing the foreign person to avoid tax on accrued excess inclusions, the transfer is disregarded. The foreign person continues to be treated as owner of the residual interest for withholding tax purposes. To the extent provided in the Prospectus Supplement, the Issuer may restrict the transfer of a Residual Bond to a foreign person.

     The Final REMIC Regulations would also disregard certain transfers of residual interests, such that the transferor would continue to be treated as the owner of the residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the Final REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions must be determined based on (i) events that have occurred up to the time of the transfer and (ii) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6) of the Code, or that would have been adopted under the section had the regular interests of the REMIC been issued with original issue discount. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the Final REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of the residual interest as they become due. The Indenture will require the transferee of a Residual Bond to state as part of the affidavit described above with respect to Disqualified Organizations that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic Residual Bond, it may incur tax liabilities in excess of any cash flows generated by the Residual Bond, and (iv) intends to pay any and all taxes associated with holding the Residual Bond as they become due. The transferor must have no reason to believe that such statement is untrue.

     If a Residual Bond has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The Final REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Issuer does not intend to treat a class of Residual Bonds as having a value of less than zero for purposes of determining the bases of the assets in the related REMIC Pool. The federal income tax consequences of any consideration paid to a transferee on a transfer of a Residual Bond are unclear; any transferee receiving such consideration should consult its tax advisors.

  Tax-Exempt Investors

     A qualified pension fund or other entity that is exempt from federal income taxation (a "Tax-Exempt Investor") under Code Section 501 nonetheless will be subject to tax on its income that is "unrelated business taxable income" ("UBTI") within the meaning of Code Section 512. Net income attributable to a Residual Bond beneficially owned by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax, to the extent that any such income is considered an excess inclusion. See "Excess Inclusions" above.

  REMIC Expenses; Single Class REMICs

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Bonds. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Bonds and the holders of the Residual Bonds on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Bond or REMIC Regular Bond on that day. In the case of a holder of a REMIC Regular Bond who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder of a REMIC Regular Bond, exceed 2% of such holder's adjusted gross income. In addition, for taxable years beginning after

December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC Regular Bond to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Bonds.

                                LEGAL INVESTMENT

     The Bonds constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and as such are legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, in all States which enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage related securities," the Bonds will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in any securities or require the sale or other disposition of any securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Louisiana, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia each enacted legislation overriding the exemption afforded by SMMEA prior to the October 4, 1991 deadline.

     Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Bonds. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Bonds. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC and the OTS with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Classes of Bonds), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Bonds or to purchase Bonds representing more than a specified percentage of the investors' assets.

     Investors should consult their own legal advisors in determining whether and to what extent the Bonds constitute legal investments for such investors.

                                 ERISA MATTERS

     Under certain circumstances, certain affiliates of the Issuer, certain affiliates of any underwriter or any underwriter of the Bonds may be or may become a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Code with respect to an individual retirement account or an employee benefit plan subject to such statutes (a "Plan"). In that case the acquisition or holding of Bonds by or on behalf of such a Plan may constitute a "prohibited transaction" within the meaning of ERISA and the Code. However, certain administrative exemptions from the prohibited transaction rules could be applicable depending in part on the type and circumstances of the Plan fiduciary making the decision to acquire a Bond. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; or PTCE 84-14, regarding transactions effected by a "qualified professional asset manager". Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA), and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.

     Under regulations of the U.S. Department of Labor concerning the definition of the term "plan assets" for purposes of ERISA (the "Regulations"), the purchase by a Plan of certain types of Bonds, such as a Bond which is or is intended to be a Residual Bond or a Bond which might be characterized as an "equity interest" (as defined in the Regulations) in the Issuer of the related Series of Bonds, or in the collateral securing such Series of Bonds, could result in findings of ERISA prohibited transactions in the operation of the Issuer, other direct or indirect prohibited transactions or improper delegation of investment management responsibility by the Plan fiduciary choosing to invest in such Bond. Statutory exemptions, or the ERISA prohibited transaction exemptions referred to in the prior paragraph, or other such administrative exemptions, might or might not be applicable in such circumstances. For these reasons as described in the related Prospectus Supplement, certain Plans and other persons may be prohibited from investing in one or more Classes, or in an entire Series, of Bonds.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential Plan investors consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Bonds.

                                 THE INDENTURE

     The following summaries describe certain provisions of the Indenture not described elsewhere in this Prospectus. The summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

MODIFICATION OF INDENTURE

     Unless otherwise specified in the related Prospectus Supplement, with the consent of the holders of not less than two-thirds of the then aggregate principal amount of outstanding Bonds of each Series issued under an Indenture to be affected, the Indenture Trustee and the Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such Series or modify (except as provided below) in any manner the rights of the holders of the Bonds of such Series.

     Without the consent of the holder of each outstanding Bond of such Series affected thereby, however, no supplemental indenture shall (a) change the Stated Maturity of the principal of, or any installment of interest on, any Bond of such Series or reduce the principal amount thereof, the interest rate specified thereon (except as provided in the related Series Supplement with respect to any Class of Floating Interest Rate Bonds), the redemption price with respect thereto or the earliest date on which any Bonds of such Series may be redeemed at the option of the Issuer, or change any place of payment where, or the coin or currency in which, any Bond of such Series or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (b) reduce the percentage of the aggregate principal amount of the outstanding Bonds of such Series, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (c) modify the provisions of the Indenture specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of the holders of each outstanding Bond of such Series affected thereby, or the provisions of the Indenture with respect to certain remedies available in an Event of Default (as described below), except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Bond affected thereby, (d) modify or alter the provisions of the Indenture regarding the voting of Bonds held by the Issuer or an affiliate of the Issuer, (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to a lien under the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of such Series of the security afforded by the lien of the Indenture, or (f) modify any of the provisions of the Indenture in such manner as to affect the calculation of the debt service requirement for any Bond or the rights of the holders of Bonds of such Series to the benefits of any provisions for the redemption at the request of Bondholders of Bonds of such Series contained therein. (Indenture, Section 9.02)

     The Issuer and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of Bondholders of such Series, to cure ambiguities or make minor corrections, to provide for the issuance of Bonds in bearer or registered form or for the conversion of any outstanding Bonds to or from bearer form and to do such other things as would not adversely affect the interests of the Bondholders of such Series. (Indenture, Section 9.01)

EVENTS OF DEFAULT

     An Event of Default with respect to any Series of the Bonds is defined in the respective Indenture and Series Supplement under which such Bonds are issued as being: (a) a default in the payment of principal of any Bond of any Series or a default for five days or more in the payment of any interest on any Bond of such Series; (b) a default in the observance of certain negative covenants in the Indenture or in the observance of certain covenants relating to redemptions of bonds of such Series; (c) a default in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the holders of at least 25% in principal amount of the Bonds of such Series then outstanding; (d) any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee or by the holders of at least 25% in principal amount of the Bonds of such Series then outstanding; or (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. (Indenture, Section 5.01)

RIGHTS UPON EVENT OF DEFAULT

     In case an Event of Default should occur and be continuing with respect to a Series of Bonds, the Indenture Trustee or holders of at least 25% in principal amount of the Bonds of such Series then outstanding may declare the principal of such Series of Bonds to be due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the Bonds of such Series then outstanding. (Indenture, Section 5.02)

     An Event of Default with respect to one Series of Bonds will not necessarily be an Event of Default with respect to any other Series of Bonds.

     If, following an Event of Default, unless specified otherwise in the related Series Supplement, a Series of Bonds has been declared to be due and payable, the Indenture Trustee may, in its discretion, (provided that the holders of the Bonds of such Series have not directed the Indenture Trustee to sell the Collateral), refrain from selling the Collateral for such Series and continue to apply all amounts received on the Collateral to payments due on the Bonds of such Series in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. If, however, the Indenture Trustee refrains from selling the Collateral for such Series and collections in respect of such Collateral are determined to be insufficient to make all scheduled payments on the Bonds of such Series, then, unless specified otherwise in the related Series Supplement, payments will be made on the Bonds in the same manner as described in the next sentence with regard to instances in which the Collateral is sold. (Indenture, Section 5.05) In addition, if a Series has been declared due and payable upon an Event of Default, the Indenture Trustee may, in its discretion, sell the Collateral for such Series in which event all Bonds of such Series then outstanding will be payable pro rata (except to the extent provided otherwise in the related Series Supplement), without regard to their respective Stated Maturities, out of the collections on, or the proceeds from the sale of, such Collateral and any overdue installments of interest on the Bonds (except to the extent provided otherwise in the related Series Supplement), will, to the extent permitted by applicable law, bear interest at the highest stated fixed interest rate borne by any Bond of such Series. (Indenture, Section 5.08)

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Bonds, unless such holders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Indenture, Section 6.01) Following an Event of Default, the Trustee shall be entitled to payment of its fees prior to payment of principal and interest on the Bonds. (Indenture, Section 6.07) Subject to such provisions for indemnification and certain limitation contained in the Indenture, the holders of a majority in principal amount of the outstanding Bonds of a Series shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Bonds of such Series; and the holders of a majority in principal amount of the Bonds of a Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Bond affected thereby. (Indenture, Sections 5.13 and 5.14)

LIST OF BONDHOLDERS

     Three or more holders of the Bonds of any Series (each of whom has owned a Bond of such Series for at least six months) may, by written request to the Indenture Trustee, obtain access to the list of all Bondholders maintained by the Indenture Trustee for the purpose of communicating with other Bondholders with respect to their rights under the Indenture. The Indenture Trustee may elect not to afford the requesting Bondholders access to the list of Bondholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Bondholders, to all Bondholders.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

     The Issuer will be required to file annually with the Indenture Trustee a brief certificate as to its compliance with all conditions and covenants under the Indenture. (Indenture, Section 3.09)

INDENTURE TRUSTEE'S ANNUAL REPORT

     Except to the extent provided otherwise in the related Series Supplement, the Indenture Trustee will be required to mail, in each year when required by the Trust Indenture Act of 1939, as amended ("TIA"), to all Bondholders a brief report relating to its eligibility and qualifications to continue as the Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to it in the Indenture Trustees's commercial capacity, the property and funds physically held by the Indenture Trustee as such, any release or substitution of property subject to the lien of the Indenture which has not been previously reported, any additional Series of Bonds not previously reported and any action taken by the Indenture Trustee which materially affects the Bonds and which has not been previously reported. (Indenture, Section 7.03)

SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture will be discharged with respect to the Collateral securing the Bonds of a Series upon the delivery to the Indenture Trustee for cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Bonds of such Series. (Indenture, Section 4.01)

THE INDENTURE TRUSTEE

     The Indenture Trustee for each Series of Bonds will be specified in the respective Prospectus Supplement. Pursuant to the TIA, the Trustee may have a "conflicting interest" if any Event of Default occurs with respect to one or more Classes of Special Allocation Bonds issued under the Indenture. In such event, the Trustee may be required to resign its trusteeship with respect to one or more Classes of such Special Allocation Bonds and a successor Trustee would be appointed for such Classes.

REPORTS BY INDENTURE TRUSTEE TO BONDHOLDERS

     On each Principal Payment Date or Special Redemption Date, the Indenture Trustee will send a report to each Bondholder setting forth the respective amounts of such payment representing interest and principal and the remaining outstanding principal amount of an Individual Bond of each Class (the aggregate principal amount of the Bonds of each Class in the case of holders of Bonds on which payments of interest only are then being made or in the case of a Class of Bonds on which principal payments are applied by lot rather than pro rata) after giving effect to the payments made on such Principal Payment Date or Special Redemption Date. (Indenture, Section 8.07)

LIMITATION ON SUITS

     No holder of a Bond of any Series will have any right to institute any Proceedings with respect to the Indenture unless (1) such holder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to such Series; (2) the holders of at least 25% in principal amount of the Bonds of such Series then outstanding have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee; (3) such holders have offered to the Indenture Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such Proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of at least 50% in principal amount of the Bonds of such Series then outstanding. (Indenture, Section 5.09)

                              PLAN OF DISTRIBUTION

     The Issuer may sell the Bonds offered hereby through any one or more underwriters or groups of underwriters (the "Underwriters"). The Prospectus Supplement with respect to each Series of Bonds will set forth the terms of the offering of such Series of Bonds and each Class within such Series, including the name or names of the Underwriters, the proceeds to and their intended use by the Issuer, and if applicable, either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Bonds will be determined.

     The obligations of the Underwriters will be subject to certain conditions precedent, and such Underwriters will be obligated to purchase all of the Series of Bonds described in the Prospectus Supplement with respect to such Series if any such Bonds are purchased. The Bonds may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If the Bonds of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and the purchasers of the Bonds of such Series.

     The place and time of delivery for the Series of Bonds in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

     The legality of the Bonds will be passed upon for the Issuer by Andrews & Kurth L.L.P., Dallas, Texas. Andrews & Kurth L.L.P., has also delivered its opinion to the Issuer as to certain federal income tax consequences with respect to the Bonds.

                                    EXPERTS

     The financial statements of Capstead Securities Corporation IV, for the period ended December 31, 1991, appearing in Capstead Securities Corporation IV's Annual Report on Form 10-K have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission.

     Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's Information Statement and most recent Supplement thereto and any quarterly report made available by FHLMC can be obtained by writing or calling FHLMC's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (800-336-FMPC). The Issuer did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any Supplement thereto or any such quarterly report.

     Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7585). The Issuer did not participate in the preparation of FNMA's Prospectus or any such report, financial statement or other financial information.

                        INDEX OF SIGNIFICANT DEFINITIONS

TERM                                                          PAGE
Agency Certificates.........................................    4
Assumed Reinvestment Rate...................................    7
Basic Principal Payment.....................................    6
Beneficial Owners...........................................   10
Bond Value..................................................    6
Bond Value Group............................................   18
Bonds.......................................................    4
Book Entry Bonds............................................    6
Certificates................................................    4
Claim Ceiling...............................................   13
Clearing Agency.............................................   10
Clearing Agency Participants................................   10
Code........................................................   11
Collateral..................................................    9
Collection Account..........................................    9
Compound Interest Bonds.....................................    4
Due Period..................................................    6
Eligible Investments........................................   29
Event of Default............................................   56
FHLMC Certificates..........................................    4
Floating Interest Rate......................................    5
Floating Interest Rate Bonds................................   18
FNMA Certificates...........................................    4
GNMA Certificates...........................................    4
Indenture...................................................    4
Indenture Trustee...........................................    4
Interest Accrual Period.....................................    5
Issuer......................................................    4
Mortgage Loans..............................................    9
Non-Agency Certificates.....................................    4
Non-Priority Bonds..........................................   13
Optional Floating Interest Rate Bond Redemption.............    8
Payment Date................................................    5
Principal Payment Date......................................    6
Priority Bonds..............................................   13
REMIC.......................................................    1
Requisite Amount of the Special Hazard and Bankruptcy
  Account...................................................   13
Reserve Funds...............................................   10
Scheduled Amortization Bonds................................    6
SMMEA.......................................................   11
Special Allocation Bonds....................................   17
Special Hazard and Bankruptcy Account.......................   13
Special Redemption Date.....................................    8
Servicers...................................................   27
Spread......................................................    6
Stated Maturity.............................................   19
TIA.........................................................   58
Time-Out Period.............................................    8

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    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER, CAPSTEAD MORTGAGE CORPORATION OR BY THE UNDERWRITER. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER OR CAPSTEAD MORTGAGE CORPORATION SINCE SUCH DATE.

                             ---------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                               PAGE
                                               ----
Available Information........................   S-4
Incorporation of Certain Documents by
  Reference..................................   S-4
Forward-Looking Statements...................   S-5
Reports to Bondholders.......................   S-5
Summary of Terms.............................   S-6
Risk Factors.................................  S-15
Description of the Bonds.....................  S-17
Certain Prepayment and Yield
  Considerations.............................  S-25
Description of Book Entry Procedures.........  S-28
Description of the Certificates..............  S-29
Description of the Mortgage Loans and the
  Mortgaged Properties.......................  S-31
Pooling, Administration and Servicing........  S-47
Description of Insurance, Special Hazard
  Accounts and Bankruptcy Accounts...........  S-52
Federal Income Tax Consequences..............  S-63
ERISA Considerations.........................  S-64
The Issuer...................................  S-66
Underwriting.................................  S-67
Legal Matters................................  S-67
Bond Ratings.................................  S-67
Index of Defined Terms.......................  S-69
                    PROSPECTUS
Prospectus Supplement........................     2
Available Information........................     2
Incorporation of Certain Documents by
  Reference..................................     3
Summary of Terms.............................     4
Special Considerations.......................    12
Use of Proceeds..............................    15
Description of the Bonds.....................    16
Security for the Bonds.......................    22
Certain Legal Aspects of Mortgage Loans......    30
The Issuer...................................    34
Certain Federal Income Tax Consequences......    35
Legal Investment.............................    54
ERISA Matters................................    55
The Indenture................................    55
Plan of Distribution.........................    59
Legal Matters................................    59
Experts......................................    59
Additional Information.......................    60
Index of Significant Definitions.............    61

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                              CAPSTEAD SECURITIES
                                 CORPORATION IV

                                  $345,831,963
                                 (APPROXIMATE)

                      COLLATERALIZED MORTGAGE OBLIGATIONS
                                 SERIES 1998-3
                             ---------------------

                             PROSPECTUS SUPPLEMENT
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                             GREENWICH CAPITAL LOGO
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